Consolidated Financial Statements as of December 31, 2021
Together with independent auditors’ report

CONSOLIDATED FINANCIAL STATEMENTS AS OF DECEMBER 31, 2021

TABLE OF CONTENTS

Independent Auditors’ Report on Consolidated Financial Statements
Cover
Consolidated Statement of Financial Position
Consolidated Statement of Income
Consolidated Statement of Other Comprehensive Income – Not used
Consolidated Statement of Changes in Shareholders’ Equity
Consolidated Statement of Cash Flows
Notes to the Consolidated Financial Statements
1. General Information and purpose of these consolidated financial statements
2. Economic context
3. Accounting standards policies and basis for preparation
4. Areas of higher professional judgment and significant accounting estimates
5. Statement of cash flows
6. Financial Instruments
7. Loans and other financing arrangements
8. Derivative instruments
9. Other financial assets and liabilities
10. Transfer of financial assets
11. Other non-financial assets and liabilities
12. Income tax
13. Negotiable obligations issued
14. Provisions
15. Capital Stock
16. Interest income and adjustments / fee and commission income
17. Interest expense and adjustments
18. Net income from financial instruments measured at fair value through profit or loss
19. Exchange rate differences on gold and foreign currency
20. Other operating income / (expenses)
21. Expenses by function and nature
22. Employee benefits
23. Segment reporting
24. Off-balance sheet accounts

25. Transactions and balances with related parties
26. Financial risk factors
27. Capital management
28. Additional information required by the Argentine Central Bank
29. Subsequent events
Schedule A – Consolidated Detail of Govermment and Corporate Securities
Schedule B – Consolidated Classification of Loans and Other Financing Arrangements by Status and Guarantees Received
Schedule C – Consolidated Concentration of Loans and Other Financing Arrangements
Schedule D – Consolidated Breakdown of Loans and Other Financing Arrangements by Maturity Dates
Schedule E – Not used
Schedule F – Consolidated Changes in Property, Plant and Equipment and Investment Property.
Schedule G – Consolidated Changes in Intangible Assets.
Schedule H – Consolidated of Deposits
Schedule I – Consolidated Breakdown of Financial Liabilities by Remaining Contractual Term
Schedule J – Not used
Schedule K – Not used
Schedule L – Not used
Schedule M – Not used
Schedule N – Not used
Schedule O – Not used
Schedule P –Categories of Consolidated Financial Assets and Liabilities
Schedule Q – Consolidated Breakdown of Statements of Income
Schedule R – Consolidated Allowance for Expected Credit Losses

Independent Auditor's Report

To the Shareholders and Board of Directors of
Banco Hipotecario S.A.

Opinion
We have audited the consolidated financial statements of Banco Hipotecario S.A. and its subsidiaries, which comprise the consolidated statement of financial position as of December 31, 2021, and the related consolidated financial statements of income, changes in shareholders’ equity, and cash flows for the year then ended, and the related notes to the consolidated financial statements.
In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of Banco Hipotecario S.A. and its subsidiaries as of December 31, 2021, and the results of their operations and their cash flows for the years then ended in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (IFRS).

Basis for Opinion
We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor's Responsibilities for the Audit of the Consolidated Financial Statements section of our report. We are required to be independent of Banco Hipotecario S.A. and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of  Management for the Consolidated Financial Statements
Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with IFRS, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.
In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about Banco Hipotecario S.A.'s ability to continue as a going concern for at least 12 months from December 31, 2021.

Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements
Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor's report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.
In performing an audit in accordance with GAAS, we:

●
Exercise professional judgment and maintain professional skepticism throughout the audit.
●
Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risk. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.
●
Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Banco Hipotecario S.A.'s internal control. Accordingly, no such opinion is expressed.
●
Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.
●
Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about Banco Hipotecario S.A.'s ability to continue as a going concern for a reasonable period of time. We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control–related matters that we identified during the audit.

Abelovich, Polano & Asociados S.R.L.
________________________
/s/ José Daniel Abelovich
Partner

Buenos Aires, Argentina
June 29, 2022

BANCO HIPOTECARIO S.A.

Registered office:	Reconquista 151 – City of Buenos Aires – Argentine Republic
Main activity:	Banking
Taxpayer’s Identification Number (CUIT):	30-50001107– 2
By-laws’ date of registration with the Public Registry of Commerce:	September 28, 1997
Date of registration of the latest amendment to the by-laws:	January 23, 2019 (No. 1643 of Stock Corporations Book 93)
Expiration date of the by-laws:	99 years from the date of incorporation (September 28, 1997)

Capital structure as of 12/31/2021
Shares
Number	Type	Nominal value	No. of votes per share	Class	Subscribed	Paid-in

					(In thousands of ARS)
664,376,845	Common	1	1	A	664,377	664,377
57,009,279	registered shares	1	1	B	57,009	57,009
75,000,000		1	1	C	75,000	75,000
703,613,876		1	3	D	703,614	703,614
1,500,000,000					1,500,000	1,500,000

CONSOLIDATED STATEMENT OF FINANCIAL POSITION

As of December 31, 2021 (Audited) and 2020 (Unaudited)

In thousands of Argentine Pesos, except otherwise indicated

ITEM	NOTES	12/31/2021 (Audited)	12/31/2020 (Unaudited)

ASSETS

Cash and bank deposits (Schedule P)	5 and 6	18,111,369	20,260,577
Debt securities at fair value through profit or loss (Schedules A, P)	6	27,565,985	46,337,359
Derivative instruments (Schedule P)	6 and 8	290,208	11,856
Reverse repurchase transactions (Schedule P)	6	193,209,922	37,570,797
Other financial assets (Schedule P)	6 and 9	4,618,451	3,803,408
Loans and other financing arrangements (Schedules B, C, P)	6 and 7	52,351,832	65,597,077
Other debt securities (Schedules A, B, C, P)	6	25,932,770	6,577,713
Financial assets pledged as collateral (Schedule P)	6 and 28.2	4,749,917	2,424,997
Current income tax assets	12	960,240	517,156
Investments in equity instruments (Schedule P)	6	496,791	396,378
Property, plant and equipment (Schedule F)	11	7,176,358	7,588,978
Intangible assets (Schedule G)	11	383,772	517,264
Deferred income tax assets	12	2,538,965	1,845,422
Other non-financial assets	11	1,546,863	2,395,178
Non-current assets held for sale	11	9,700,731	10,509,076
TOTAL ASSETS		349,634,174	206,353,236

The complete notes and schedules are an integral part of these consolidated financial statements

CONSOLIDATED STATEMENT OF FINANCIAL POSITION (Cont.)

As of December 31, 2021 (Audited) and 2020 (Unaudited)

In thousands of Argentine Pesos, except otherwise indicated

ITEM	NOTES	12/31/2021 (Audited)	12/31/2020 (Unaudited)

LIABILITIES

Deposits (Schedules H, P)	6	289,291,646	134,083,245
Liabilities at fair value through profit or loss (Schedule P)	6	597,075	80,301
Derivative instruments (Schedule P)	6 and 8	17,330	67
Repurchase transactions (Schedule P)	6	28,471	-
Other financial liabilities (Schedule P)	6 and 9	9,998,970	10,524,704
Loans from the BCRA(*) and other financial institutions (Schedule P)	6	286,916	127,670
Negotiable obligations issued (Schedule P)	5, 6 and 13	20,332,960	29,413,488
Current income tax liabilities		424,911	258,010
Provisions	14	383,693	676,730
Other non-financial liabilities	11	6,484,813	5,353,512
TOTAL LIABILITIES		327,846,785	180,517,727

SHAREHOLDERS’ EQUITY
Capital stock	15	1,500,000	1,500,000
Non-capitalized contributions		-	88,676
Inflation adjustment of Capital Stock		24,918,822	76,533,611
Reserves		-	26,575,680
Accumulated deficit		(1,261,999)	(80,803,705)
(Loss) / Income for the year		(3,957,802)	1,262,561

Shareholders’ equity attributable to parents Company’s owners		21,199,021	25,156,823
Shareholders’ equity attributable to non-controlling interests		588,368	678,686

TOTAL SHAREHOLDERS’ EQUITY		21,787,389	25,835,509
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY		349,634,174	206,353,236

(*) Argentine Central Bank

The complete notes and schedules are an integral part of these consolidated financial statements.

CONSOLIDATED STATEMENT OF INCOME

for the fiscal years ended December 31, 2021 (Audited) and 2020 (Unaudited)

In thousands of Argentine Pesos, except otherwise indicated

Item	Note	12/31/2021 (Audited)	12/31/2020 (Unaudited)

Interest income and adjustments (Schedule Q)	16	46,303,115	28,743,904
Interest expense and adjustments (Schedule Q)	17	(46,273,749)	(29,957,560)
Net income (loss) from interest		29,366	(1,213,656)

Fee and commission income (Schedule Q)	16	6,575,934	9,239,840
Fee and commission expense (Schedule Q)		(385,784)	(377,244)
Net fee and commission income		6,190,150	8,862,596

Net income from financial instruments measured at fair value through profit or loss (Schedule Q)	18	15,063,059	15,110,187
Income from derecognition of assets measured at amortized cost		1,775	-
Exchange rate differences on gold and foreign currency	19	(736,014)	(912,417)
Other operating income	20	9,233,626	10,041,796
Loan loss	6.3	(4,820,573)	(2,568,582)
Net operating income		24,961,389	29,319,924

Employee benefits	22	(10,734,657)	(10,301,681)
Administrative expenses	21	(5,482,649)	(6,308,886)
Depreciation and impairment of assets		(1,080,908)	(1,270,463)
Other operating expenses	20	(10,480,655)	(9,302,355)
(Loss) Gain on net monetary position		(1,332,447)	426,929
Operating (loss) income		(4,149,927)	2,563,468

Income tax	12	114,012	(1,203,786)

(LOSS) INCOME FOR THE YEAR		(4,035,915)	1,359,682
(Loss) income for the year attributable to parent Company’s owners		(3,957,802)	1,262,561
(Loss) income for the year attributable to non-controlling interests		(78,113)	97,121

The complete notes and schedules are an integral part of these consolidated financial statements.

CONSOLIDATED STATEMENT OF INCOME (CONT.)

for the fiscal years ended December 31, 2021 (Audited) and 2020 (Unaudited)

In thousands of Argentine Pesos, except otherwise indicated

Earnings per Share	12/31/2021 (Audited)	12/31/2020 (Unaudited)

NUMERATOR
(Loss) income attributable to parent Company’s owners	(3,957,802)	1,262,561

(Loss) income attributable to parent Company’s owners adjusted by dilution effects	(3,957,802)	1,262,561

DENOMINATOR
Weighted - average of ordinary shares outstanding for the year	1,471,352	1,470,414

Diluted weighted - average of ordinary shares outstanding for the year	1,471,352	1,470,414

BASIC (LOSS) EARNINGS PER SHARE	(2.690)	0.859
DILUTED (LOSS) EARNINGS PER SHARE	(2.690)	0.859

The complete notes and schedules are an integral part of these consolidated financial statements.

CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY

for the fiscal years ended December 31, 2021 (Audited) and 2020 (Unaudited)

In thousands of Argentine Pesos, except otherwise indicated

	Capital Stock		Non-capitalized contributions			Reserves
Changes	Outstanding	Treasury shares	Share premium	Share-based payments	Inflation adjustment of Capital Stock	Legal reserve	Share-based payments	Other (*)	Accumulated deficit	Total Shareholders’ equity attributable to parent company´s owners	Total Shareholders’ equity attributable to non-controlling interests	Total Shareholders’ equity
Balances as of 12.31.2020 (Unaudited)	1,470,685	29,315	834	87,842	76,533,611	6,384,405	1,149,902	19,041,373	(79,541,144)	25,156,823	678,686	25,835,509
Absorption of accumulated deficit – Approved by the Shareholders’ Meeting held on 03/30/2021 (**)	-	-	(834)	(87,842)	(51,614,789)	(6,384,405)	(1,149,902)	(19,041,373)	78,279,145	-	-	-
Share-based payments under compensation plan	1,525	(1,525)	-	-	-	-	-	-	-	-	-	-
Distribution of subsidiary dividends	-	-	-	-	-	-	-	-	-	-	(12,205)	(12,205)
Net loss for the year	-	-	-	-	-	-	-	-	(3,957,802)	(3,957,802)	(78,113)	(4,035,915)
Balances as of 12.31.2021 (Audited)	1,472,210	27,790	-	-	24,918,822	-	-	-	(5,219,801)	21,199,021	588,368	21,787,389

The complete notes and schedules are an integral part of these consolidated financial statements.

(*) Optional reserve for future dividend distributions.

(**) See Note 3.4.

CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY (Cont.)

for the fiscal years ended December 31, 2021 (Audited) and 2020 (Unaudited)

In thousands of Argentine Pesos, except otherwise indicated

	Capital Stock		Non-capitalized contributions			Reserves
Changes	Outstanding	Treasury shares	Share premium	Share-based payments	Inflation adjustment of Capital Stock	Legal reserve	Share-based payments	Other (*)	Accumulated deficit	Total Shareholders’ equity attributable to parent Company’s owners	Total Shareholders’ equity attributable to non-controlling interests	Total Shareholders’ equity
Balances as of 12.31.2019 (unaudited)	1,469,931	30,069	834	78,789	76,526,224	5,623,342	1,166,342	15,997,120	(76,998,389)	23,894,262	587,491	24,481,753
Distribution of accumulated results approved by the Shareholders’ Meeting dated 05/06/2020
● Legal reserve	-	-	-	-	-	761,063	-	-	(761,063)	-	-	-
● Other reserves	-	-	-	-	-	-	-	3,044,253	(3,044,253)	-	-	-
Share-based payments under compensation plan	754	(754)	-	9,053	7,387	-	(16,440)	-	-	-	-	-
Distribution of subsidiary dividends	-	-	-	-	-	-	-	-	-	-	(5,926)	(5,926)
Income for the year	-	-	-	-	-	-	-	-	1,262,561	1,262,561	97,121	1,359,682
Balances as of 12.31.2020 (unaudited)	1,470,685	29,315	834	87,842	76,533,611	6,384,405	1,149,902	19,041,373	(79,541,144)	25,156,823	678,686	25,835,509

The complete notes and schedules are an integral part of these consolidated financial statements.

(*) Optional reserve for future dividend distributions.

CONSOLIDATED STATEMENT OF CASH FLOWS

for the fiscal years ended December 31, 2021 (Audited) and 2020 (Unaudited)

In thousands of Argentine Pesos, except otherwise indicated

ITEM	12/31/2021 (Audited)	12/31/2020 (Unaudited)

(Loss) income for the year before income tax	(4,149,927)	2,563,468
Loss (gain) on net monetary position	1,332,447	(426,929)

Adjustments to obtain cash flows from operating activities
Depreciation and impairment of assets	1,080,908	1,270,463
Loan loss, net of reversed allowances	4,688,732	2,262,554
Provisions, net	331,497	280,522
Net interest (income) expense	(29,366)	1,213,656
Net income from financial instruments measured at fair value through profit or loss	(14,998,119)	(15,086,746)
Changes in the fair value of investment property and non-current assets held for sale / net profit from sale of property, plant and equipment/	616,977	95,342
(Net increase) / decrease from operating assets
Debt securities at fair value through profit or loss	24,449,363	(20,271,031)
Derivativeinstruments	(280,748)	(5,487)
Reverse repurchase transactions	(137,971,727)	(24,184,659)
Loans and other financing arrangements
Non-financial public sector	34	9
Financial sector	289,581	(53,445)
Non-financial private sector and foreign residents	11,126,661	11,755,549
Other debt securities	(16,363,764)	268,299
Financial assets pledged as collateral	(2,814,940)	2,471,671
Investments in equity instruments	(180,509)	230,658
Other assets	(1,528,023)	(4,092,365)
Net increase / (decrease) from operating liabilities
Deposits
Non-financial public sector	60,990,033	8,529,013
Financial sector	(435)	856
Non-financial private sector and foreign residents	82,191,664	53,452,944
Liabilities at fair value through profit or loss	533,000	(823,879)
Derivative instruments	(26,008)	14,105
Repurchase transactions	22,467	(1,701,379)
Other liabilities	(700,701)	1,124,127
Income tax paid	(114,403)	(132,850)
Total cash flows generated by operating activities	8,494,694	18,754,466

The complete notes and schedules are an integral part of these consolidated financial statements.

CONSOLIDATED STATEMENT OF CASH FLOWS (Cont.)

for the fiscal years ended December 31, 2021 (Audited) and 2020 (Unaudited)

In thousands of Argentine Pesos, except otherwise indicated

ITEM	12/31/2021 (Audited)	12/31/2020 (Unaudited)
Cash flows from investing activities
Payments
Purchase of property, plant and equipment, intangible assets and other assets	(299,093)	(293,225)
Collections
Sale of property, plant and equipment and other assets	27,553	388,189

Total cash flows (used in) / generated by investing activities	(271,540)	94,964
Cash flows from financing activities
Payments
Dividends	(12,205)	(5,926)
Unsubordinated negotiable obligations	(7,508,377)	(41,008,342)
Loans from domestic financial institutions	(5,499,906)	(37,666,620)
Other payments related to financing activities	(650,723)	(832,906)
Collections
Unsubordinated negotiable obligations	1,210,000	7,733,949
Loans to domestic financial institutions	4,893,400	37,660,962
Total cash flows used in financing activities	(7,567,811)	(34,118,883)

Effect of exchange rate variations	1,289,515	7,634,398

Effect of loss on net monetary position of cash	(4,094,066)	(10,081,645)

TOTAL VARIATION IN CASH FLOWS
Net decrease for the year	(2,149,208)	(17,716,700)
Cash at beginning of year	20,260,577	37,977,277
Cash at year end	18,111,369	20,260,577

The complete notes and schedules are an integral part of these consolidated financial statements,

Notes to the consolidated financial statements as of December 31, 2021 (Audited) and December 31, 2020 (Unaudited) In thousands of Argentine Pesos, except otherwise indicated

1. GENERAL INFORMATION AND PURPOSE OF THESE CONSOLIDATED FINANCIAL STATEMENTS

Banco Hipotecario SA (hereinafter, the “Bank”) is a financial institution subject to the Financial Institutions Law No. 21526.

The Bank is the result of the privatization of the then Banco Hipotecario Nacional (an institution established in 1886), pursuant to Law No. 24855 passed on July 2, 1997 and enacted by the National Executive Branch (PEN) through Decree No. 677 dated July 22, 1997, and regulatory Decree No. 924/97, whereby Banco Hipotecario Nacional was declared "subject to privatization" under the terms of Law No. 23696 and transformed into a corporation ("sociedad anónima"). The new entity arising from this transformation does business under the name of "Banco Hipotecario Sociedad Anónima", and as a commercial bank in accordance with Law No. 21526. The Bank provides retail and corporate banking services. In addition, through its subsidiaries, it provides life and personal accident insurance.

These consolidated financial statements as of and for the year ended December 31, 2021 include the Bank and its subsidiaries, that is, companies and structured entities controlled by the Bank (collectively, the “Group”).

The companies controlled by the Bank include:

●
BACS Banco de Crédito y Securitización S.A. (BACS): an investment bank engaged in designing financial solutions for businesses, including securitizations and credit portfolio management. The Bank owns a 62.28% stake in BACS' capital stock and votes.

●
BHN Sociedad de Inversión S.A.: the holding entity of BHN Vida S.A. and BHN SegurosGenerales S.A. The Bank directly and indirectly owns a 100% stake in BHN Sociedad de Inversión S.A.’s capital stock and votes.

The structured entities controlled by the Bank include:

●
CHA Financial Trusts Series IX to XIV

Purpose of these financial statements

One of the Group’s main shareholders is IRSA Inversiones y Representaciones (“IRSA”), a Company which shares are publicly offered and listed on the New York Stock Exchange (NYSE).These consolidated financial statements have been prepared to satisfy IRSA’s reporting requirements under the applicable standards issues bySecurities and Exchange Commission (SEC).

The accounting standards and basis of preparation followed in the preparation of these consolidated financial statements are described in note 3.

2. ECONOMIC CONTEXT

The Group operates amidst a challenging economic environment, whose main variables have shown substantial volatility as a consequence of political and economic events, including substantial depreciation of the local currency, persistently rising inflation, higher-than-usual country risk levels, and declining economic activity, as a result of the recession that began in previous years and was deepened during the mandatory lockdown described below.

Notes to the consolidated financial statements as of December 31, 2021 (Audited) and December 31, 2020 (Unaudited) In thousands of Argentine Pesos, except otherwise indicated

Against this backdrop, on December 21, 2019, the “Social Solidarity and Production Reactivation Law within the framework of the Public Emergency” (the “Economic Emergency Law”) was passed into law by the Argentine Congress, declaring Argentina in economic, financial, administrative, social security, energy, public health and social emergency until December 31, 2020, extended by Decree No. 1042/2020 until December 31, 2021 and subsequently extended until December 31, 2022 under Decree No. 12/2022 dated January 11, 2022.

The Economic Emergency Law also suspended until December 31, 2021 the reduction of the income tax rate and the 2017 Fiscal Covenant, which established a gradual decrease in turnover tax until December 31, 2020 (See Note 12).

In particular, and concerning financial assets, the following measures were taken as regards the extension of maturities and/or restructuring of government securities:

  ●
On August 28, 2019, the Argentine Government enacted Decree No. 598/2019, extending the maturity of short-term securities (Letes, Lecap, Lecer, and Lelink). Furthermore, by means of Decree No. 49/2019, issued on December 19, 2019, the Argentine Government extended the maturity of US-Dollar denominated Treasury Bills until August 31, 2020.
  ●
Decree No. 141/2020 dated February 11, 2020 rolled over the repayment of Argentina's dual currency bonds due in 2020 (“Bonos de la Nación Argentina en Moneda Dual Vencimiento 2020”) to September 30, 2020, while interrupting the accrual of interest on such instruments.
  ●
Decree No. 346/2020 dated April 5, 2020 required the deferral of principal and interest payments on Argentina's sovereign debt in the form of US Dollar-denominated securities issued under Argentine law until December 31, 2020, or until such other earlier date as the Ministry of Economy may determine from time to time, considering the progress made against and the execution of the process to restore Argentina's public debt sustainability.
  ●
Decree No. 391/2020 dated April 21, 2020 provided for the restructuring of Argentine Government Securities issued under foreign law by means of an exchange offer originally good through May 8. After extending the offer term by means of Resolutions Nos. 221/2020 and 350/2020 issued by the Ministry of Economy, and approving an amendment to the offer dated April 21, 2020 through Decree No. 582/2020 dated July 7, 2020, the results of the restructuring of debt securities issued under foreign law were finally announced on August 31, 2020, achieving 99.01% acceptance of all eligible securities.
  ●
On September 4, 2020, the Ministry of Economy announced the results of the exchange offer of debt securities issued under Argentine law. The local debt exchange offer involved 29 securities (including Letes, Bonar, Par, Discount, Lelink, Dual Bonds, Bontes), whose holders were offered new securities, including US Dollar-denominated and CER-adjusted Argentine peso-denominated bonds. Holders of instruments denominated and payable in US Dollars (such as Letes, Bonars, Par and Discount) could exchange them for new US Dollar-denominated step-up securities under Argentine law, due in 2030, 2035, 2038 and 2041, pursuant to the terms of the offer.
  ●
On November 4, 2020, through Resolution No. 540/2020, the Ministry of Economy established the procedure for eligible securities not included in the restructuring of government securities denominated in foreign currency issued under Argentine law as of September 2020 to participate in the exchange. On July 30, 2021, the results of this restructuring were announced, achieving 99.65% acceptance of all eligible securities.
  ●
On June 16, 2021, a new call for bids of Argentine Treasury Bills (Ledes, Lepase and Lecer) and the conversion of Boncer 2021 (TC21) for a basket of CER securities maturing in 2022 and 2023 was announced.

Notes to the consolidated financial statements as of December 31, 2021 (Audited) and December 31, 2020 (Unaudited) In thousands of Argentine Pesos, except otherwise indicated

  ●
On October 13, 2021, through Resolution No. 646/2021, the Ministry of Economy approved a new procedure for eligible securities not included in the debt restructuring operation under Argentine law, to be carried out in the local market, for those holders that had not adhered to the swaps set forth in Resolutions No. 381 of August 17, 2020 and No. 540 of November 4, 2020. Likewise, the authorization to trade the eligible securities as from December 1, 2021 in the Argentine stock exchanges and markets was cancelled.

As of December 31, 2021, the Group records public sector debt securities affected by these measures in the amount of 5,089,644.

In terms of exchange aspects, on September 1, 2019, the Argentine Government published Executive Decree No. 609/2019 setting forth extraordinary and interim exchange guidelines. Additionally, the Argentine Central Bank (“BCRA”) issued Communication “A” 6770, as amended, whereby, among other measures, it provided that up to and including December 31, 2019, the BCRA's previous consent was required to access the foreign exchange market for the remittance of profits and dividends, payment of services to foreign affiliates, and early payment of financial debts (principal and interest) more than three business days before maturity. Then, on December 30, 2019, the BCRA issued Communication “A” 6856, establishing that the preceding provisions would remain in force on and after December 31, 2019. As of the date of these consolidated financial statements, the BCRA imposed further restrictions to access the exchange market. In this respect, Communication “A” 7405 dated November 25, 2021 provided that, effective December 1, 2021, the cash position established under the rules on “Total net position in foreign currency” may not exceed an amount equal to 0% of the Regulatory Capital (Responsabilidad Patrimonial Computable) for the respective preceding month.

Interest rates have remained steady in recent months as a result of the BCRA's regulation.

Volatility and uncertainty still prevail as of the date of these consolidated financial statements.

The Group's Management permanently monitors the development of the variables affecting its business to define courses of action and identity potential impacts on its financial position. The Group's consolidated financial statements should be read in the light of these circumstances.

2.1 Impact of COVID-19 on the Group's operations

On March 11, 2020, the World Health Organization designated the Coronavirus (COVID-19) outbreak as a pandemic, due to its fast proliferation across more than 150 countries. Most governments took restrictive measures to contain the spread, including, without limitation, social distancing, confinement, lockdowns and restrictions on flow of people, closure of government and private facilities, other than those deemed essential (i.e., health, food, fuel and communication facilities), border closures, and drastic reductions in transportation by air, sea, railroad and land.

As for Argentina, where the Group conducts business, on March 12, 2020, the National Executive Branch issued Decree No. 260/2020, as amended, declaring the country in health emergency in order to cope with the crisis brought about by the COVID-19. Finally, on March 19, 2020, the National Executive Branch issued Decree No. 297/2020, mandating social distancing measures, effective from March 20, 2020 until November 8, 2020, pursuant to successive extensions established by subsequent Decrees published in the Official Gazette. By means of Decree No. 875/2020 dated November 7, 2020, the National Executive Branch established mandatory social distancing measures, subsequently extended until April 9, 2021 for people residing in or moving around urban agglomerations and the districts or provinces, to the extent they comply with all established epidemiological and health criteria therein. Likewise, by means of Decree No. 235/2021, the National Executive Branch established a series of general prevention measures and local and targeted containment measures to mitigate the spread of the virus, which came into force on April 10, 2021 and was extended by subsequent Decrees. In particular, Decree No. 287/21 established intensive and geographically focused prevention measures based on epidemiological and sanitary risk indicators in each area of the country in order to contain the second wave of Covid-19. This measure was extended by Decrees No. 455/2021 and No. 494/2021 until October 1, 2021. On October 1, 2021, Decree No. 678/2021 was published, which establishes new general prevention measures for Covid-19 and guidelines on the performance of the activities with the highest epidemiological and health risk, which were in force up to December 31, 2021 included and were extended until December 31, 2022 under Decree No. 867/2021 dated December 24, 2021.

Notes to the consolidated financial statements as of December 31, 2021 (Audited) and December 31, 2020 (Unaudited) In thousands of Argentine Pesos, except otherwise indicated

The measures adopted by the National Executive Branch originally led to the slowdown or suspension of most non-essential activities carried out by individuals and, as such, had a significant impact on the local economy, due to the disruption or slowdown of supply chains, coupled with rising economic uncertainty, as evidenced by an increase in volatility of asset prices, exchange and interest rates. Then, due to the epidemiological evolution in different regions of the country, the restrictive measures were progressively eased, allowing to gradually resume economic and personal activities.

In an effort to address the challenges brought about by the pandemic, the BCRA took several measures primarily aimed at facilitating credit access by economic players, including, without limitation:

a)
Eased calculation of days in arrears and suspension of certain mandatory reclassification provisions for purposes of the financial system debtors’ classification and allowance assessment, according to the BCRA's rules and regulations gradually in force until May 31, 2021;
b)
Restrictions on positions held by entities in Bills issued by the BCRA (LELIQ);
c)
Credit facilities to micro, small and medium-sized enterprises (MSMEs) at an annual nominal interest rate of 24% to cover working capital requirements or to pay for wages;
d)
Automatic extension of the payment term for credit card outstanding balances during September 2020 to be refinanced in 9 installments, at an interest rate of up to 40% and with a 3-month grace period;
e)
Suspended hikes in the installments of mortgage and pledge loans adjustable by Units of Purchasing Value (Unidad de Valor Adquisitivo, “UVA”) subject to Executive Decrees Nos. 319/2020 and 767/2020 until January 2021. In addition, the Argentine Government established an 18-month convergence period commencing in February 2021 until the amount of contractually agreed-upon installments is reached. The difference between the amount of such contractually agreed-upon installments and the amount resulting from the aforementioned suspension will be payable in installments at the end of the contract;
f)
Suspended hikes in fees and commissions (related to savings accounts, credit cards, checking accounts and safety boxes) from February 19, 2020, for a term of 180 days; and hikes from November 5, 2020 with maximum percentages allowed by the BCRA. Such percentages shall be communicated to the BCRA at least 30 days prior to the date scheduled to notify users, and shall only be applied 60 days after users have been duly notified;
g)
Ceiling rates on credit card financing arrangements and floor rates on time deposits;
h)
New credit facilities at a regulated interest rate of 24%, including a special tranche for the acquisition of Argentine-source capital goods, subject to minimum requirements for companies which had no access to bank loans and healthcare providers;
i)
Implementation of corporate loans at regulated interest rates under the Employment and Production Emergency Assistance Program, to be determined on the basis of the year-on-year changes in the company’s turnover;
j)
As part of the aforementioned program, extension of zero-interest rate credit facilities (with 15% of the rate to be subsidized by the Argentine Productive Development Fund – FONDEP) in pesos to taxpayers under the simplified tax regime and self-employed workers engaged in cultural activities; and A new financing line for MSMEs' productive investments that financial institutions will be required to hold from October 16, 2020 to March 31, 2021 (2020 Quota) and from April 1, 2021 to September 30, 2021 (2021 Quota) and from October 1, 2021 to March 31, 2022 (2021-2022 Quota) for the financing of investment projects, working capital and discount of deferred checks and other documents, and other special cases with maximum rates of up to 30%-35%, and maximum terms of up to 24-36 months, depending on the use of the proceeds.

Notes to the consolidated financial statements as of December 31, 2021 (Audited) and December 31, 2020 (Unaudited) In thousands of Argentine Pesos, except otherwise indicated

k)
For customers who are employers covered by the Productive Recovery Program II (REPRO II), financial institutions shall include unpaid installments relating to maturities as from May 14, 2021 in the month following the end of the loan term, considering only the accrual of compensatory interest at the contractual rate.

In addition, the distribution of dividends by financial institutions was suspended until December 31, 2021. However, Communication “A” 7427 dated December 23, 2021 provided that, effective from January 1, 2022 up to December 31, 2022, financial institutions will be able to distribute dividends for up to 20% of the amount that would have been otherwise distributed if the applicable regulations in force had been applied. Effective from that date, financial institutions that have secured the BCRA’s previous consent will be required to make such distribution in 12 equal, monthly and consecutive instalments.

The events described in this note affect the Group's operations, as well as the calculation of expected losses under IFRS 9 and the valuation of public sector debt securities, by reducing financial margins and restricting its ability to charge fees and commissions on certain activities.

As of December 31, 2021, minimum capital and minimum cash surpass the minimum thresholds established by the BCRA, with no deficiencies in these ratios being expected to occur in the following twelve months.

As of the date of these consolidated financial statements, these events have not had a significant impact on the Group’s financial position, results of operations and/or cash flows. Management is closely monitoring the situation and taking all possible actions to preserve human life and operations. Management does not expect any future significant impact either, to the extent activity remains, at least, at current levels.

3. ACCOUNTING STANDARDS POLICIES AND BASIS FOR PREPARATION

Banco Hipotecario S.A. is a financial institution subject to Financial Institutions Law No. 21526 and, as such, is also required to comply with the regulations established by the BCRA in its capacity as Regulator of Financial Institutions. The Bank is also required to comply with the regulations set by the Argentine Securities Commission (“CNV”), in accordance with Law No. 26831.

These consolidated financial statements were approved by the Board of Directors at a virtual meeting held on June 29, 2022.

3.1. Basis of presentation of financial statements

These consolidated financial statements have been prepared in accordance with the International Financial Reporting Standards (IFRS) issued by the International Accounting Standards Board (IASB) and the interpretations issued by the International Financial Reporting Interpretation Committee (IFRIC). All the IFRSs in force as of the date of preparation of these consolidated financial statements have been applied.

Notes to the consolidated financial statements as of December 31, 2021 (Audited) and December 31, 2020 (Unaudited) In thousands of Argentine Pesos, except otherwise indicated

The BCRA, through Communications “A” 5541 and its amendments, established a convergence plan towards the adoption of IFRS as issued by the IASB, and the interpretations issued by the IFRIC, for the entities under its supervision, effective for fiscal years commencing January 1, 2018, with certain exceptions.

The Group has presented its local financial statements under these rules on March 2, 2022.

The Group’s management has concluded that these consolidated financial statements fairly present its financial position, financial performance and cash flows.

In preparing these consolidated financial statements, the Group is required to make estimates and assessments affecting the reported amounts of assets and liabilities, the disclosure of contingencies, as well as the reported amounts of income and expenses during the year. In this sense, estimates are made, for instance, to calculate the allowance for credit risk, the useful life of property, plant & equipment, depreciation and amortization, the recoverable value of assets, the income tax expense, some labor-related costs, and the provisions for contingencies and labor, civil and commercial lawsuits and the fair value of certain financial instruments. Future actual results may differ from the estimates and assessments made as of the date these consolidated financial statements were prepared.

The areas involving a higher degree of judgment or complexity or the areas in which the assumptions and estimates are material for these consolidated financial statements are described in note 4.

3.2.
Functional and presentation currency and hyperinflation accounting

All of the Group’s entities consider the Argentine Peso (ARS) as functional and presentation currency. All amounts are stated in thousands of ARS, unless otherwise specified.

International Accounting Standard No. 29 “Financial Reporting in Hyperinflationary Economies” (“IAS 29”) requires that the financial statements of an entity whose functional currency is that of a hyperinflationary economy be stated in terms of the current measurement unit at the end of the reporting period.
The standard sets out a number of factors that should be considered to conclude that an economy is hyperinflationary under IAS 29, including a cumulative inflation rate for three consecutive years close to, or in excess of, 100%. Therefore, pursuant to IAS 29, the Argentine peso is considered a currency of a hyperinflationary economy as from July 1, 2018.

The Group followed the guidance issued by Argentine accounting standards setters by which the “general price index” for IAS 29 purposes is determined:

●
For items subsequent to December 2016: Consumer Price Index (CPI) compiled by the Argentine Institute of Statistics and Census (“INDEC”); and
●
For items prior to December 2016: The price index released by the Argentine Federation of Professional Councils of Economic Sciences (FACPCE), based on the Wholesale Domestic Price Index (IPIM, Spanish acronym) compiled by INDEC.

The CPI increased 50.94% and 36.14% during 2021 and 2020.

Notes to the consolidated financial statements as of December 31, 2021 (Audited) and December 31, 2020 (Unaudited) In thousands of Argentine Pesos, except otherwise indicated

Under IAS 29, assets and liabilities that are not stated in the measuring unit current at the end of the reporting period should be adjusted by applying a general price index. The adjusted value of a non-monetary item is written down if it exceeds its recoverable value.

All items of the consolidated statement of income are restated into the measuring unit current at the end of the reporting period. The gain or loss on net monetary position is recognized in the consolidated statement of income.

In applying IAS 29 to the consolidated statement of financial position, the Group has relied on the following methodology and criteria:

●
Non-monetary assets were restated by applying the general price index. The restated amounts were reduced to their recoverable values, by applying the relevant IFRS, where appropriate.
●
Monetary assets were not restated.
●
Assets and liabilities contractually related to changes in prices, such as index-linked securities and loans, were measured based on the relevant contract.
●
Deferred income tax assets and liabilities were recalculated based on the restated amounts.
●
As of January 1, 2019, all shareholders' equity items, other than accumulated deficit, were restated by applying the relevant general price index, as from the date of contribution or origination. In subsequent periods, all shareholders' equity items were restated by applying the relevant general price index as from the beginning of the year or the contribution date, if later.

In applying IAS 29 to the consolidated statements of income and cash flows, the Group has relied on the following methodology and criteria:

●
All items of the consolidated statements of income and cash flows were restated in terms of the measuring unit current at the end of the reporting period.
●
The gain or loss on net monetary position is recognized in the consolidated statement of income.
●
Gains or losses on cash are disclosed in the consolidated statement of cash flows separately from cash flows from operating, investing, and financing activities, as a reconciling item between cash at the beginning of the period and at period-end.

Comparative information was restated in terms of the measuring unit current at December 31, 2021.

3.3. Going Concern

As of the date of issuance of these consolidated financial statements, there are no uncertainties with respect to events or conditions that may raise doubts about the possibility that the Group continues operating normally as a going concern.

3.4. Absorption of accumulated deficit

On March 30, 2021, the Shareholders' Meeting resolved to absorb the accumulated deficit as of December 31, 2020 by using several accounts, including optional reserves, legal reserve, reserve for share-based payments, share premium, share-based payments and a portion of the inflation adjustment of capital stock. It should be noted that the aforementioned accumulated deficit resulted from the retroactive adoption of the expected credit loss model required by IFRS 9, and from the restatement of financial statements for inflation pursuant to IAS 29. The absorption was carried out following the order of precedence established by applicable BCRA's rules.

3.5. Comparative information

Notes to the consolidated financial statements as of December 31, 2021 (Audited) and December 31, 2020 (Unaudited) In thousands of Argentine Pesos, except otherwise indicated

The unaudited information contained in these consolidated financial statements and in their respective notes as of December 31, 2020, is presented for comparative purposes only with the information as of December 31, 2021.

3.6. IFRS issued but not yet effective

Below is a detail of the new standards, amendments and interpretations published but not yet effective. The Group will adopt these standards, if applicable, once they are effective:

Amendments to IAS 37 “Provisions, Contingent Liabilities and Contingent Assets” – Onerous Contracts – Costs of fulfilling a contract: the IASB issued amendments to IAS 37 specifying the costs an entity should include when assessing whether a contract is onerous or loss-making. This amendment applies a “direct cost approach”. Direct costs related to a contract for the provision of goods or services include both incremental costs as well as an allocation of costs that directly relate to fulfilling contracts. The impact of these amendments on entities that have previously applied the incremental cost approach relies in that their provisions will be increased to show the inclusion of costs that directly relate to fulfilling contracts, while entities that have previously recognized contract loss provisions using the guidance of IAS 11 “Construction Contracts” (not effective) shall exclude the allocation of indirect costs from their provisions. This standard is effective from January 1, 2022. The Group considers that the adoption of these amendments will not have a significant impact on its consolidated financial statements.

Annual improvement cycle (2018-2020): the following is a summary of the amendments arising from this cycle:

●
IFRS 1 “First-time Adoption of International Financial Reporting Standards – Subsidiary as a first-time adopter: the amendment allows a subsidiary that elects to apply paragraph D16(a) of IFRS 1 to measure cumulative translation differences using the amounts reported by the parent, based on the parent’s date of transition to IFRS. This amendment also applies to an associate or joint venture that elects to apply paragraph D16(a) of IFRS 1. This amendment is applicable from January 1, 2022.
●
IFRS 9 “Financial Instruments” - Fees in the ’10 per cent’ test for derecognition of financial liabilities: the amendment clarifies the fees that an entity includes when assessing whether the terms of a new or modified financial liability are substantially different from the terms of the original financial liability. These fees include only those paid or received between the borrower and the lender, including fees paid or received by either the borrower or lender on the other’s behalf. This amendment is applicable from January 1, 2022.
●
IFRS 16 “Leases” Illustrative examples - Lease incentives: the amendment removes the example 13 accompanying IFRS 16 on payments from the lessor relating to leasehold improvements. This removes potential confusion regarding the treatment of lease incentives when applying IFRS 16.

The Group considers that the adoption of these amendments will not have a significant impact on its consolidated financial statements.

Amendments to IAS 16 “Property, Plant and Equipment” (PPE): proceeds before intended use. The amendment prevents entities from deducting from the cost of an item of PPE, any proceeds from the sale of these items while bringing that asset to the location and condition necessary for it to be capable of operating in the manner intended by management. Instead, an entity recognizes the proceeds from selling such items, and the costs of producing them in profit or loss. This amendment is applicable from January 1, 2022. The Group considers that the adoption of these amendments will not have a significant impact on its consolidated financial statements.

Notes to the consolidated financial statements as of December 31, 2021 (Audited) and December 31, 2020 (Unaudited) In thousands of Argentine Pesos, except otherwise indicated

Amendments to IFRS 3 “Combinations of Business” – Reference to the Conceptual Framework: the amendments are intended to replace a reference to the previous version of the IASB Conceptual Framework with the references to the current version thereof issued in March 2018, without significantly changing its requirements. The amendment requires entities to apply the criteria of IAS 37 or IFRIC 21, instead of the Conceptual Framework in order to determine whether a present obligation exists at the acquisition date. Furthermore, a new paragraph is added in IFRS 3, which clarifies that contingent assets do not qualify for recognition at the acquisition date. This standard is effective from January 1, 2022. The Group considers that the adoption of these amendments will not have a significant impact on its consolidated financial statements.

Amendment to IAS 1 “Presentation of Financial Statements” – Classification of liabilities as current or non-current: Such amendment: a) clarifies that the classification of liabilities as current or non-current should be based on rights that are in existence at the end of the reporting period; b) clarifies that classification is unaffected by expectations about whether an entity will exercise its right to defer settlement of a liability; and c) makes clear that settlement refers to the transfer to the counterparty of cash, equity instruments and other assets or services. This standard is effective for fiscal years beginning on or after January 1, 2023. The Group considers that the adoption of this amendment will not have a significant impact on its consolidated financial statements

IFRS 17 “Insurance Contracts”: On May 18, 2017, the IASB published IFRS 17 "Insurance Contracts", which replaced IFRS 4. This standard requires a current measurement model where estimates are remeasured in each reporting period. Contracts are measured using the probability-weighted discounted cash flow components, an explicit risk adjustment and a contractual service margin representing the non-cumulative (accrued) gain on the contract that is recognized in the consolidated statement of income during the coverage period. This standard will be effective for fiscal years beginning as from January 1, 2023. The Group is assessing the impact of adopting this new standard.

Amendment to IAS 8 “Accounting Policies, Changes in Accounting Estimates and Errors” – Definition of Accounting Estimates:these amendments clarify the distinction between changes in accounting estimates and changes in accounting policies and correction of errors. They also clarify how an entity uses valuation techniques and inputs to develop accounting estimates. The amendment to this standard clarifies that the effect on an accounting estimate due to a change in an input or a change in a valuation technique are changes in accounting estimates if they do not arise from the correction of a prior period error. This standard is effective from January 1, 2023. The Group considers that the adoption of this amendment will not have a significant impact on its consolidated financial statements

Amendment to IAS 1 “Presentation of Financial Statements” and IFRS Practice Statement 2 “Making Materiality Judgments” – Disclosure of Accounting Policies: These amendments require an entity to disclose its material accounting policies rather than its significant accounting policies. In addition, the amendments include explanations on how an entity can identify a material accounting policy along with examples of when an accounting policy may be material. For this purpose, a guide with explanations and examples has been developed named "the four-step materiality process" described in Practice Statement 2. This standard is effective from January 1, 2023. The Group considers that the adoption of this amendment will not have a significant impact on its consolidated financial statements

Amendment to IAS 1 “Presentation of Financial Statements”, IFRS Practice Statement 2 “Making Materiality Judgments” and IAS 8 “Accounting Policies, Changes in Accounting Estimates and Errors”: The IASB amended IAS 1, which requires to disclose accounting policy information that is “material” rather than significant accounting policies. The accounting policy information is considered to be material or of relative importance if its omission would affect the understanding of users of consolidated financial statements. The Board also amended IFRS Practice Statement 2 on materiality to provide guidance on how to apply the concept of materiality to accounting policy disclosures.

Notes to the consolidated financial statements as of December 31, 2021 (Audited) and December 31, 2020 (Unaudited) In thousands of Argentine Pesos, except otherwise indicated

The amendment to IAS 8 helps to distinguish between changes in accounting policies and changes in accounting estimates. This distinction is important since changes in accounting estimates are applied prospectively to future transactions and other events, whilst changes in accounting policies are generally applied retrospectively to past transactions and other events, as well as to the current period.

These amendments are applicable to annual periods beginning as from January 1, 2023 and early adoption is permitted. The amendments are applied prospectively. The Group considers that the adoption of these amendments will not have a significant impact on its consolidated financial statements

3.7. Consolidation

Subsidiaries are entities (or investees), including structured entities, over which the Group has control because (i) it has the power to direct the investee’s relevant activities substantially affecting its returns, (ii) it has exposure to, or rights in, variable returns by reason of its equity interest in the investee, and (iii) it has the ability to use its power over the investee to affect the amount of the investor's returns. The existence and effect of substantive rights, including potential substantive voting rights, is taken into account when assessing whether the Group has influence on another entity. For a right to be substantive, it must be exercisable by its holder when decisions about the direction of the entity's relevant activities need to be made. The Group may have control over an entity, even if it is entitled to less than a majority of voting rights.

In addition, other investors’ protective rights, such as those related to substantive changes to the investee's activities or only applicable under exceptional circumstances, do not prevent the Group from having power over an investee. Subsidiaries are consolidated since the date control is transferred to the Group and are removed from consolidation since the date on which control ceases.

Notes to the consolidated financial statements as of December 31, 2021 (Audited) and December 31, 2020 (Unaudited) In thousands of Argentine Pesos, except otherwise indicated

The following table shows the Group's controlled entities and subsidiaries that are consolidated:

Company	Principal Line of Business	Closing Date	PERCENTAGE INTEREST
			12/31/2021		12/31/2020
			(Audited)		(Unaudited)
			Direct	Direct and Indirect	Direct	Direct and Indirect
BACS Banco de Crédito y Securitización	Financial Institution.	Dec-31	62.28%	62.28%	62.28%	62.28%
S.A. (a)
BHN Sociedad de Inversión	Investment in companies engaged in the insurance or any other business.	Dec-31	99.99%	100.00%	99.99%	100.00%
S.A. (b)
Financial Trusts CHA Series IX to XIV	Trust Fund	Dec-31	100.00%	100.00%	100.00%	100.00%

All companies are based in Argentina and their local and functional currency is ARS.

(a)
As of December 31, 2021 and 2020, BACS consolidates its financial statements with: BACS Administradora de Activos S.A. S.G.F.C.I. and it owns 0.01% of BHN Sociedad de Inversión Sociedad Anónima.

(b)
BHN Sociedad de Inversión Sociedad Anónima owns a 99.99% interest in BHN Vida S.A. and BHN Seguros Generales S.A.

For purposes of the consolidation, the Group relied on the subsidiaries’ financial statements for the fiscal year ended December 31, 2021, which are consistent with the same period of time of the Bank's financial statements. Such financial statements have been adjusted in order to reflect identical criteria as those applied by the Bank in preparing its consolidated financial statements. These adjustments and reconciliations were subject to management’s monitoring and confirmation mechanisms considering all significant items with differing treatment in the applied standards, mainly including deferred tax, lease reporting and actuarial reserves.

Accounts receivable and payable and gains (losses) from inter-company transactions were eliminated from the consolidated financial statements.

A non-controlling interest is a subsidiary's share of net income (loss) and shareholders’ equity attributable to interests which are not owned by the Bank, either directly or indirectly. The non-controlling interest is disclosed as a separate item of the Group's shareholders’ equity.

3.8. Transactions with the non-controlling interest

The Group considers transactions with the non-controlling interest as if they were transactions with the Group's shareholders. When acquiring a non-controlling interest, the difference between the price paid and the respective interest in the carrying amount of the subsidiary's net assets acquired is recognized in shareholders’ equity. The gains and losses on the disposal of equity interests are also recognized in shareholders’ equity, to the extent control is maintained. The non-controlling interest constitutes an item separate from the Group’s equity and profit or loss.

Notes to the consolidated financial statements as of December 31, 2021 (Audited) and December 31, 2020 (Unaudited) In thousands of Argentine Pesos, except otherwise indicated

3.9. Segment reporting

An operating segment is a component of an entity (a) that engages in business activities from which it may earn revenues and incur expenses (including revenues and expenses relating to transactions with other components of the same entity), (b) whose operating profits or losses are regularly reviewed by Management to make decisions about resources to be allocated to the segment and assess its performance, and (c) for which confidential financial information is available.

Operating segments are reported consistently with the internal reports submitted to:

(i)
Key management personnel, the utmost authority in charge of making operating decisions and allocating resources and assessing the performance of the operating segments; and
(ii)
The Board of Directors, responsible for making the Group's strategic decisions.

3.10. Foreign currency

Transactions in foreign currency are translated into functional currency at the exchange rates prevailing on the transaction or valuation dates when items are measured at closing. Gains and losses in foreign currency on the settlement of these transactions and on the translation of monetary assets and liabilities into foreign currency at the exchange rates prevailing at closing are recognized in the consolidated statement of income under “Exchange rate differences on gold and foreign currency,” except when they are deferred in equity due to transactions that qualify as cash flow hedges, where applicable.

Assets and liabilities in foreign currency are measured at the reference exchange rate of the US Dollar defined by the BCRA at the closing of operations on the last business day of each month.

As of December 31, 2021, and December 31, 2020, balances in US Dollars were translated at the reference exchange rate (ARS 102.75 and ARS 84.145, respectively) established by the BCRA.

Foreign currencies other than US Dollars have been translated to US Dollars at the rates reported by the BCRA.

3.11. Cash and bank deposits

The item Cash and bank deposits includes cash available and unrestricted deposits held in banks.

3.12. Financial instruments

Initial recognition

The Group recognizes a financial asset or liability in its consolidated financial statements, as appropiate, when it becomes a party to the financial instrument contract.

Purchases and sales of financial instruments with delivery of the assets within the term generally set forth by market regulations and conditions, are recognized on the transaction’s trading date on which the Group commits itself to buy or sell the asset.

These financial assets are initially recognized at fair value, plus incremental transaction costs directly attributable.

Where the fair value differs from the transaction cost, the Group recognizes the difference as follows:

  ●
When fair value is consistent with the financial asset or liability market value or is based on a valuation method relying on market values only, the difference between the fair value upon initial recognition and the transaction cost is recognized as profit or loss, as appropiate.

  ●
In other cases, the difference is deferred as a profit or loss only to the extent that there is a change in any factor (including time) that the market participants would consider when determining the price of the asset or liability.

Notes to the consolidated financial statements as of December 31, 2021 (Audited) and December 31, 2020 (Unaudited) In thousands of Argentine Pesos, except otherwise indicated

Financial assets

a - Debt securities

The Group classifies as debt securities such instruments that are considered financial liabilities for the issuer, including loans, government and corporate securities, bonds, and accounts receivable from customers under non-recourse arrangements.

Classification

As set out in IFRS 9, the Group classifies financial assets as subsequently measured at amortized cost, at fair value through other comprehensive income or at fair value through profit or loss, on the basis of:

a)
the Group’s business model to manage financial assets; and

b)
the characteristics of contractual cash flows of the financial asset.

Business model

The business model is the manner in which the Group manages a set of financial assets to achieve a specific business objective. It represents the manner in which the Group manages its financial instruments to generate cash flows.

The Group may follow several business models, whose objective is:

  ●
Holding instruments until maturity in order to obtain contractual cash flows;
  ●
Holding instruments in portfolio to collect contractual cash flows and, in turn, sell them if deemed convenient; or
  ●
Holding instruments for trading.

The Group's business model does not depend on management's intended purposes for an individual instrument. Accordingly, this condition is not a classification approach of instruments on an individual basis. Instead, such classification is determined at a higher level of aggregation.

The Group only reclassifies an instrument if and when and only when, the business model for managing financial assets has changed.

Characteristics of contractual cash flows

The Group assesses whether the return on cash flows from the aggregated instruments does not substantially differ from the contribution it would receive as principal and interest; otherwise, such instruments should be measured at fair value through profit or loss.

Based on the aforementioned, financial assets are classified into three categories:

i.
Financial assets measured at amortized cost:

Financial assets are measured at amortized cost when:

(a)
the financial asset is held within a business model whose objective is to maintain financial assets to collect contractual cash flows; and

(b)
the contractual conditions of the financial asset give rise, on certain specified dates, to cash flows that are solely payment of principal and interest on the principal amount outstanding.

Notes to the consolidated financial statements as of December 31, 2021 (Audited) and December 31, 2020 (Unaudited) In thousands of Argentine Pesos, except otherwise indicated

These financial instruments are initially recognized at fair value plus the incremental and directly attributable transaction costs and are subsequently measured at amortized cost.

The amortized cost of a financial asset is equal to its acquisition cost, net of accumulated amortization plus accrued interest (calculated by applying the effective rate method), net of impairment losses, if any.

ii.
Financial assets at fair value through other comprehensive income:

Financial assets are measured at fair value through other comprehensive income when:

(a)
the financial asset is held within a business model whose objective is achieved by both collecting contractual cash flows and selling financial assets; and

(b)
the contractual conditions of the financial asset give rise, on certain specified dates, to cash flows are solely payment of principal and interest on the principal amount outstanding.

These financial instruments are initially recognized at fair value plus the incremental and directly attributable transaction costs and are subsequently measured at fair value through other comprehensive income. Impairment losses or reversals, interest income, and exchange gains and losses are recognized in profit or loss. The rest of the changes in fair value are included in other comprehensive income under a separate equity component. Upon the sale or disposal of the instrument, the accumulated gains or losses previously recognized in other comprehensive income are reclassified from equity to the consolidated statement of income.

As of December 31, 2021 and 2020 the Group does not have any instruments measured at fair value through other comprehensive income.

iii.
Financial assets at fair value through profit or loss:

Financial assets at fair value through profit or loss include:

  ●
Instruments held for trading;
  ●
Instruments specifically designated at fair value through profit or loss; and
  ●
Instruments whose contractual terms do not represent cash flows but rather principal or interest payments only on the outstanding principal amount.

These financial instruments are initially recognized at fair value and any subsequent change in the fair value is recognized in the consolidated statement of income.

The Group classifies a financial instrument as held for trading if such instrument is acquired for the main purpose of selling or repurchasing it in the short term, or if it is part of a portfolio of financial instruments which are managed jointly and for which there is evidence of short-term profits.

In addition, financial assets may be designated at fair value through profit or loss when, in doing so, the Group eliminates or substantially reduces a measurement or recognition inconsistency.

b - Equity instruments

Equity instruments are those agreements that evidence a residual interest in the assets of an entity after deducting all its liabilities.

Such instruments are measured at fair value through profit or loss, except where management has availed, at the time of their initial recognition, of the irrevocable option to measure them at fair value through other comprehensive income. This method may only be applied when instruments are not held for trading and changes in the fair value are recognized in Other Comprehensive Income (OCI), with no subsequent reclassification to profit or loss. Dividends receivable from such instrument will be recognized in profit or loss only at the time the Group becomes entitled to receive payment.

Notes to the consolidated financial statements as of December 31, 2021 (Audited) and December 31, 2020 (Unaudited) In thousands of Argentine Pesos, except otherwise indicated

Financial assets measured at fair value through profit or loss: The Group may, upon initial recognition, avail of the irrevocable option to designate an asset at fair value through profit or loss, if and only if exercising such option results in improved financial reporting because:


the Group eliminates or substantially reduces measurement or recognition inconsistencies which would otherwise be revealed in valuation;

if financial assets and liabilities are managed and performance is assessed on a fair value basis, according to a documented investment or risk management strategy; or

if a host contract contains one or more embedded derivatives.

Derecognition of financial assets

The Group derecognizes a financial asset only if any of the following conditions is met:

1.
Upon termination of the Group’s interests in the cash flows provided by the financial asset; or
2.
Upon the transfer of the financial asset pursuant to the requirements in Section 3.2.4 of IFRS 9.

The Group derecognizes financial assets that had been transferred only if the following conditions are met:

1.
When the Group has transferred its contractual rights to collect future cash flows;
2.
When the Group retains the contractual rights to collect cash flows, but assumes a repurchase obligation upon satisfaction of the following three requirements:
a.
The Group is not required to pay any amount without receiving cash flows from the transfer of the asset; and
b.
The Group is not allowed to sell the financial asset; and
c.
The Group is required to submit the cash flows it has committed to.

Financial liabilities

Classification

The Group classifies its financial liabilities, other than derivative instruments, guarantees issued and loan commitments as measured at amortized cost.

Derivative financial instruments are measured at fair value through profit or loss;

Financial guarantees are contracts pursuant to which the Group is required to make specified payments to reimburse the holder for a loss incurred when a specific debtor does not complain with its payment obligation in accordance with the contractual terms of a debt securities.

The liability arising from financial guarantees issued is initially recognized at fair value. Such liability is subsequently measured at the higher of the amortized amount and the present value of any expected payment to settle the liability when such payment is deemed probable.

Derecognition of financial liabilities

The Group derecognizes financial liabilities upon settlement; that is, when the financial liability has been settled or paid off, or the contract has expired.

3.13. Derivative instruments

Derivative instruments are carried at fair value.

All derivative instruments are accounted for as assets when fair value is positive and as liabilities when fair value is negative, relative to the agreed-upon price. Changes in the fair value of derivative instruments are recognized in profit or loss.

Notes to the consolidated financial statements as of December 31, 2021 (Audited) and December 31, 2020 (Unaudited) In thousands of Argentine Pesos, except otherwise indicated

In these consolidated financial statements, the Group does not use hedge accounting.

3.14. Repurchase transactions

Reverse Repurchase transactions

According to the derecognition criteria set out in IFRS 9, these transactions are considered as secured borrowings since the risk has not been transferred to the counterparty.

Financing arrangements granted in the form of reverse repurchase transactions are recorded under “Repurchase Transactions” accounts. At the end of each month, accrued interest receivable is charged to “Repurchase Transactions” accounts with offsetting entry in “Interest Income.”

The underlying assets received for reverse repurchases transactionsare recorded under Off-Balance Sheet Items. The assets received which have been sold by the Group are not deducted, but rather derecognized when the repurchase transaction finishes, recording an in-kind liability to reflect the obligation to deliver the security sold.

Repurchase transactions

Financing arrangements received in the form of repurchase transactions are booked under “Repurchase Transactions” accounts.

In these transactions, when the recipient of the underlying asset becomes entitled to sell it or pledge it as a collateral, the asset involved is reclassified to “Financial assets pledged as collateral”.

At the end of each month, accrued interest payable is charged to the “Repurchase Transactions”accounts with offsetting entry in “Interest Expense.”

3.15. Allowances for credit risks

Expected Credit Losses

The Group takes a forward-looking approach in assessing the expected credit losses (“ECL”) associated with financial assets measured at amortized cost or at fair value through other comprehensive income, and the exposure from loan commitments and financial guarantee contracts. Likewise, all the financial assets valued at fair value though profit and loss are excluded from the impairment model.

The Group measures the ECLs from a financial instrument in a manner that reflects:

(a) an unbiased probability-weighted amount which is determined by assessing a range of possible outcomes;

(b) the time value of money; and

(c) reasonable and supportable information that is available without undue cost or effort on the reporting date, about past events, current conditions, and forecasts of future economic conditions.

Grouping of instruments for losses measured on a collective basis

To assess the ECL on a collective basis, the Group make a grouping of exposures based on shared risks characteristics, such that risk exposures within group are homogeneous.

The Group has identified the following categories of debtors:

- Commercial Portfolio: covers all financing except loans for consumption or housing and commercial loans  assimilable to consumption.

Notes to the consolidated financial statements as of December 31, 2021 (Audited) and December 31, 2020 (Unaudited) In thousands of Argentine Pesos, except otherwise indicated

- Securities portfolio:includes public and private issuances of debt securities acquired in the secondary market or through primary bidding and valued for accounting purposes at cost plus yield.
- Consumer Portfolio: includes financing excluded in the previous point.

For its part, the situation assigned to each debtor of the commercial portfolio is determined based on the customer's repayment capacity and, only secondly, based on the liquidation of its assets while, for the consumer portfolio and assimilable consumption, the situation assigned to each debtor is made based on the days of arrears incurred by the same.

Stage classification

To assess the impairment of credit, the Group applies the IFRS 9 impairment model, which classifies financial instruments into three categories impairment based on changes in credit quality since initial recognition, as summarized below:

● Stage 1: comprises financial assets that have not experienced a significant increase in credit risk;
● Stage 2: includes financial assets for which a significant increase in credit risk (“SICR”) has been identified, but that hare not credit-impaired; and,
● Stage 3: comprises financial assets with objective evidence of impairment (default).

The calculation of the allowances for credit risk in each of these three categories is done as follows:

●
ECL within a 12-month period: for financial instruments in “Stage 1”, the Group will measure ECLs at an amount equal to the portion of expected credit losses resulting from possible default events within the 12 months following the date of presentation of financial statements.
●
Lifetime ECL: for financial instruments in “Stage 2” and “Stage 3,” the Group measures the ECLs resulting from possible default events over the remaining life of the financial asset.

A common approach in ECL measurement under IFRS 9 is the use of forward-looking information.

Purchased or originated credit-impaired (POCI) financial assets are financial assets which are credit impaired at initial recognition. ECLs from these financial instruments are always measured over the lifetime of the asset (“Stage 3”).

Financial assets in “Stage 1” and “Stage 2” accrue interest at the effective interest rate on their gross book amount. Financial assets in “Stage 3” accrue interest at the effective interest rate adjusted for credit quality as from the time such assets are moved to that stage.

The following chart summarizes impairment criteria under IFRS 9 (for financial assets other than purchased or originated credit-impaired financial assets):

Changes in credit quality since initial recognition

Stage 1	Stage 2	Stage 3
(initial recognition)	(significant increase in credit risk since initial recognition)	(credit impaired)

ECLs for the 12 months after the reporting date	ECLs during the financial instrument lifetime

Below is a description of the key judgments and assumptions the Group has relied upon for ECL measurement purposes:

Notes to the consolidated financial statements as of December 31, 2021 (Audited) and December 31, 2020 (Unaudited) In thousands of Argentine Pesos, except otherwise indicated

Significant increase in credit risk

In determining whether a financial instrument has experienced a significant increase in credit risk since initial recognition, the Group performs several analyses for retail and corporate banking customers (commercial portfolio).

The analysis also relies on several criteria, depending on the product. For instance, for the most representative products within the retail portfolio—consumer loans and credit cards, a substantial increase in credit risk is deemed to exist if debtor meets one or both of the following conditions:

●
Contractual payments are over 30 days past due, based on the rebuttable presumption of the standard, which has been verified on the basis of the historical behavior of the Group’s portfolio through the analysis of the changes in transactions that have reached this stage, leading to default situations,
●
the product expected loss has increased significantly relative to initial recognition; such increase exceeds the thresholds previously set for the relevant default probabilities.

In order to set such thresholds, a statistical estimate methodology has been implemented on the basis of historical information of the behavior of the Group’s retail loans. This methodology is based on a quantitative analysis of the historical variation of the probability of default (PD) of loans from initial recognition, identifying those combinations of absolute and relative thresholds per product and segment representing a significant increase in the risk, even without considering days past due at the time of observation. Such thresholds have been set in line with the current PD model and the risk segmentation previously defined for these products.

PD Threshold for initial recognition	Minimum increase in PD that is considered significant at the reporting date
Product Credit Cards
<= 0.19%	161 bps
> 0.19% and < 0.6%	510 bps
> 0.6% and < 1.79%	1530 bps
> 1.79% and < 5.23%	4467 bps
> 5.23% and < 5.43%	4638 bps
Product Consumer Loans
<= 3%	1161 bps
> 3% and < 6%	2323 bps
> 6% and < 9%	3484 bps
> 9% and < 12%	4646 bps
> 12% and < 15%	5807 bps
Product Mortgage Loans
<= 1%	1150 bps
> 1% and < 3%	3450 bps
> 3% and < 5%	5750 bps
> 5% and < 7%	8050 bps
> 7% and < 8%	9200 bps

Notes to the consolidated financial statements as of December 31, 2021 (Audited) and December 31, 2020 (Unaudited) In thousands of Argentine Pesos, except otherwise indicated

As regards the commercial portfolio, a significant increase in credit risk is deemed to exist if debtor's contractual payments are over 30 days past due, based on the rebuttable presumption of the standard, which has been verified on the basis of the historical behavior of the Group’s portfolio through the analysis of the changes in transactions that have reached this stage, leading to default situations.With regard to the securities portfolio, the significant increase in risk is determined at the issuer level when at least one of the associated instruments verifies a decrease in its credit rating of at least two notches and/or there is concrete evidence in the market (with a significant fall in associated prices) of an increase in the perception of credit risk.

In line with the requirements of IFRS 9, in applying those thresholds, the risk of default on the transaction at the reporting date is compared against such risk at the date of initial recognition, and both absolute and relative thresholds should be exceeded simultaneously.

Notwithstanding the foregoing, generally, for the retail and wholesale portfolios, the Group considers that a financial instrument has experienced a significant increase in credit risk when contractual payments are over 30 days past due.

Individual and collective assessment basis

ECLs are estimated on an individual as well on a collective basis. In estimating ECLs on an individual basis, the Group seeks to calculate expected losses for significant impaired risks or risks classified in Stage 2. In these cases, credit losses are calculated as the difference between expected future cash flows discounted at the effective interest rate of the transaction and the book value of the instrument.

In estimating ECLs of the retail portfolio, instruments are classified into groups of assets based on their inherent risk characteristics. Exposures within each group are segmented on the basis of similar credit risk characteristics, which are indicative of debtor's payment ability, according to applicable contractual conditions. Credit risk characteristics may include the following factors, among others:

●
Type of transaction,
●
Customer's credit scoring (rating),
●
Time in arrears,
●
Segment based on financial asset aging and/or purchase or origination terms and conditions.

The Group's Decision Management team periodically monitors and reviews that financial instruments are adequately pooled.

In estimating ECLs for the commercial portfolio and securities, each transaction is assessed on an individual basis.

The portfolio is segmented in two categories—SMEs Portfolio and Corporate Portfolio. In turn, each segment has its own Probability of Default ("PD") and Loss Given Default (“LGD”) parameters, which are calculated on a collective basis.

Each customer level is assigned a PD based on that customer's Credit Rating and segment. On the other hand, the LGD parameter is related to the transaction based on the segment and collateral quality.

The correct segmentation of the commercial portfolio financial instruments is monitored and reviewed periodically by the Wholesale Banking Credit Risk team.

Definition of default and impaired credit

Notes to the consolidated financial statements as of December 31, 2021 (Audited) and December 31, 2020 (Unaudited) In thousands of Argentine Pesos, except otherwise indicated

For financial instruments within the retail portfolio, the Group considers default has occurred when contractual payments are over 90 days past due, except for mortgage loan products, in which case default is deemed to have occurred when contractual payments are over 180 days overdue.

In addition, if a Refinancing is originated on debt associated with Default products, it receives POCI treatment and is assigned to Stage 3, with PD=100% during its entire lifetime, regardless of whether it was in arrears or not.

Below is a description of the grounds on which the Bank rebuts the presumption of default after 90 days' arrears set out under IFRS 9 for mortgage loans.

Mortgage loans have associated arrears dynamics which differs from other financial instruments. This is noticeable by means of a transition analysis between tranches of arrears related to the Group's mortgage loan transactions. The following is a transition matrix specific to this product:

Average transition matrix for Mortgage Loans

Despite the fact that, as from the time a loan enters the +90 days' arrears tranche, the worsening probability seems more likely than the improvement probability, it is only upon the +180 days' arrears tranche that the worsening probability becomes substantially more significant than the improvement probability.

For financial instruments within the commercial portfolio, the Group considers a default has occurred when one or more of the following conditions are met:

● Financial instruments over 90 days past due under their respective contractual terms;
● Escalation of collection proceedings to the Collections department (commencement of recovery efforts); and
● Default on payment (for debt securities within the investment portfolio).

The aforementioned criteria are consistently applied to all financial instruments and are in line with the definition of default used by the Group for credit risk management purposes. Besides, such definition is consistently applied for PD, Exposure at Default (“EAD”) and LGD modelling purposes.

Measurement of expected credit losses (ECL) - Inputs, assumptions and calculation methods explained

ECLs are measured over a 12-month period or during the instrument lifetime, depending on whether a significant increase in credit risk has occurred since initial recognition or if an asset is deemed credit impaired. ECLs are the discounted product of the PD, EAD and LGD, defined as follows:

● PD represents the probability of a debtor's defaulting on a financial liability (as per the foregoing "Definition of default and credit impairment"), whether over the following 12 months or the financial asset remaining life ("Lifetime PD").
● EAD is based on the amounts the Group expects to be overdue at the time of the default, during the subsequent 12 months, or otherwise during the financial asset remaining life ("Lifetime EAD"). For instance, for revolving commitments, the Group includes the current drawn down balance, plus any additional amount expected to be drawn down, up to the current contractual limit at the time of default, if finally occurring.

Notes to the consolidated financial statements as of December 31, 2021 (Audited) and December 31, 2020 (Unaudited) In thousands of Argentine Pesos, except otherwise indicated

● LGD represents the Group's expected loss on any given exposure at default. LGD will vary depending on the type of counterparty, nature and aging of the claim, and also depending on the availability of collateral or other form of credit enhancement. LGD is stated as a percentage of loss per EAD unit, and is calculated over a 12-month base period or throughout the instrument lifetime, where the 12-month LGD is the percentage of loss expected to be incurred, if default occurs within the next 12 months, while lifetime LGD is the percentage of loss expected to be incurred if default occurs during the financial instrument lifetime.

ECLs are determined by forecasting the PD, LGD and EAD for each future month, and for each individual exposure or collective segment. These three components are multiplied and adjusted for the survival probability (i.e., no early payment or no default has occurred on the exposure in a previous month). This formula results in an ECL for each future month, which is then discounted at the reporting date and aggregated. The discount rate used in the ECL calculation is the original effective interest rate or other similar rate.

Lifetime PD is developed by applying a maturity profile to the current 12-month PD. The maturity profile analyzes how defaults occur within a portfolio since initial recognition and throughout the lifetime of the borrowings. The maturity profile is based on observed historical data and is supposed to be the same across all assets within a portfolio and within a credit rating band.

12-month EAD and Lifetime EAD are determined on the basis of the expected payment profile, which varies according to the type of product:

● For non-revolving products, EAD is based on contractual payments owed by borrower during a 12-month period or throughout Lifetime.
● For revolving products, EAD is calculated considering the drawn down balance (used up limit) and adding a "credit conversion factor" to calculate the extent to which borrower's outstanding debt will increase upon default.

12-month LGD and Lifetime LGD are determined on the basis of factors affecting post-default recoveries, with product type and the current days in arrears band remaining constant. LGD is influenced by the entity's collection strategy, including sales and indebtedness cost.

Under the model used for the Commercial Portfolio, the recovery rate is defined on the basis of the collateral/instrument associated with the transaction. In determining the coverage ratio associated with each collateral, recovery ratio schedules have been developed on the basis of collateral quality.

If a customer identified as a "relevant exposure" under the Risk Management Policy is moved to stages 2 or 3, LGD could be calculated individually, relying on information available to the Group at the time of the analysis, which allows it to estimate the expected recovery on such exposure.

The Group includes forward-looking economic information in the calculation of 12-month PD and Lifetime PD.

Forward-looking information considered in expected credit loss models

The Group’s ECL model incorporates macroeconomic forward-looking information to determine the default probabilities. To that effect, the Group carried out certain historical regression analyses and identified the key economic variables affecting credit risk and expected credit losses for each portfolio segment, including:

●
GDP
●
Inflation

Notes to the consolidated financial statements as of December 31, 2021 (Audited) and December 31, 2020 (Unaudited) In thousands of Argentine Pesos, except otherwise indicated

●
BADLAR
●
Monetary policy rate
●
US-Dollar exchange rate

These economic variables and their associated impact on PD vary according to the segment in question. On a monthly basis, the Group's Strategic and Commercial Planning team makes available forecasts of these economic variables ("baseline economic scenario"), which depict the best estimate of how the economy will look like over the next years. The impact of these variables on default probabilities has been determined based on econometric regression models calibrated with the Group’s own information. Models are reviewed and recalibrated, at least, on a monthly basis, or more frequently if performance ceases to be in line with the portfolio behavior. The process involves identifying observable quantitative variables, the absolute, relative or modified extent of which could explain customers' credit behavior; calibrating as many regression models as potential combinations of variables exists and, finally, selecting the model with best predictive power, subject to the fulfillment of minimum statistical requirements ensuring robustness, as well as the economic sense of the stated ratios.

Apart from the aforementioned baseline economic scenario, the Group's Strategic and Commercial Planning team also develops other potential scenarios, together with their respective probabilities of occurrence. The number of scenarios used and their attributes are annually established based on an analysis of the main products to ensure that the linearity effect between the future economic scenario and its associated ECLs is achieved. Scenario weightings are determined by a combination of statistical analyses and expert judgment, taking into account the range of possible outcomes best represented by each selected scenario. Like in any other economic forecast, projections and probabilities of occurrence are subject to a high degree of intrinsic uncertainty. As such, actual results may substantially differ from these forecasts.

As of December 31, 2021, ECLs recognized in the financial statements reflected the effects of 3 potential scenarios, appropriately representing nonlinearities. The Group considers that these forecasts represent its best estimate of possible outcomes, and has assessed non-lineal and asymmetric impacts within the Group’s several portfolios to determine that the chosen scenarios are representative of the range of potential scenarios. Below is a detail of the macroeconomic variables of the scenarios used and their weightings:

Variable	Scenario	∆ 2021	∆ 2022
GDP [1]	Baseline	2.00%	2.00%
	Best case	3.02%	3.02%
	Worst case	-1.06%	-1.06%
Inflation [2]	Baseline	50.81%	43.69%
	Best case	41.93%	36.18%
	Worst case	60.21%	51.57%
BADLAR [3]	Baseline	14.29%	-10.26%
	Best case	3.62%	-13.43%
	Worst case	37.79%	1.13%
Monetary policy rate [4]	Baseline	13.16%	-9.30%
	Best case	6.97%	-12.51%
	Worst case	35.16%	2.20%
Exchange rate [5]	Baseline	53.75%	42.77%
	Best case	45.54%	38.40%
	Worst case	61.95%	46.69%

YoY variation - Based on historical data and forecasts

1 YoY variation GDP methodology
2 CPI Indec General Level National Total
3 Badlar Private banks Monthly Series BCRA
4 Monetary policy rate: LELIQ rate (average in n.a.)
5 Comm. A3500 TCNPM

Notes to the consolidated financial statements as of December 31, 2021 (Audited) and December 31, 2020 (Unaudited) In thousands of Argentine Pesos, except otherwise indicated

	Baseline	Best case	Worst case
Weighting	60%	20%	20%

 Sensitivity analysis

Below is a detail of the changes in ECLs as of December 31, 2021 that would result in reasonably likely changes in the parameters:

ECL by Scenario	Total Portfolio
Favorable impact	9,540,165
Intermediate impact	9,571,121
Significant impact	9,640,469

Coverage ratio	Total Portfolio
Favorable impact	117.0%
Intermediate impact	117.3%
Significant impact	118.2%

Changes to financial assets

Sometimes the Group makes changes to the contractual terms of loans granted to customers due to commercial renegotiations, or for distressed loans, with a view to maximizing recovery.

Such restructuring activities include extended payment term arrangements, grace periods and payment forgiveness. Restructuring policies and practices are based on indicators or criteria which, in management's judgment, indicate that payment will most likely continue. These policies are constantly monitored.

The risk of default of such assets after the change is assessed at the reporting date and compared to the risk under the original terms upon initial recognition. When the change is material, it results in the derecognition of the original asset and in the recognition of a new asset as a “refinanced” asset. The Group monitors the subsequent performance of refinanced assets separately from other assets.

3.16. Financial Assets and Liabilities Offsetting

Financial assets and liabilities are offset by reporting the net amount in the consolidated statement of financial position only when there is a legally enforceable right to offset the recognized amounts and there is an intention to settle on a net basis, or realize the asset and settle the liability simultaneously.

3.17. Leases

At the beginning of the contract, the Group assesses if the contract is, or contains a lease. A contract is or contains a lease if it grants the right to control the use of an identified asset during a period in exchange for a consideration.

The Group acting as lessee

At the initial measurement, the Group recognizes an asset for the right of use and lease liabilities. The asset for the right of use is measured at cost, and includes:

 the amount of the initial measurement of lease liabilities;
 lease payments made before or as of the commencement date, minus lease incentives received;

Notes to the consolidated financial statements as of December 31, 2021 (Audited) and December 31, 2020 (Unaudited) In thousands of Argentine Pesos, except otherwise indicated

 initial direct costs; and
 estimated restoration costs.

At the beginning of the contract, liabilities are measured at present value of lease payments that were not paid as of that date. Lease payments shall be discounted using the interest rate implied in the lease, if that rate can be easily determined. If this rate cannot be easily determined, the Group’s incremental rate for loans shall be used. Lease payments included in the measurement of liabilities include:

 fixed payments (including payments that are in substance fixed), minus any lease incentive receivables;
 variable lease payments which depend on an index or rate;
 amounts the lessee expects to pay as residual value guarantees;
 the price to exercise a purchase option if the lessee is reasonably sure that the option will be exercised; and
 penalty payments for termination of the lease, if the term of the lease reflects that the lessee will exercise an option to terminate the lease.

Afterwards, the Group measures its assets for the right of use at its restated cost (note 3.2), less accumulated depreciation and accumulated impairment (if any). Depreciation is calculated on a straight-line basis, during the term of the useful life and the full term of the lease, whichever is less. Lease liabilities are recorded at amortized cost.

Payments related to short term leases and leases of low-value assets are charged on a straight-line basis as counterparty expenses through profit or loss. Short term leases include contracts for 12 months or less.

The Group acting as lessor

When the Group acts as lessor, it determines whether the contract is a finance or an operating lease at the beginning.

To classify each lease, the Group assesses whether the lease transfers substantially all of the risks and rewards incidental to the ownership of the underlying asset. If so, the lease is classified as a finance lease. Otherwise, it is classified as an operating lease. As part of the assessment, the Group considers certain indicators such as whether the lease term spans for most of the asset useful life. The Group applies the derecognition and impairment requirements set out under IFRS 9 to the net investment in the lease.

The Group recognizes the payments received under an operating lease in the consolidated income statement under the line "Other operating income" on a straight-line basis.

3.18. Property, plant and equipment

These assets are measured at restated cost, following the guidelines in note 3.2., net of accumulated depreciation and/or accumulated impairment losses, if any. The cost includes expenses directly attributable to the acquisition or construction of these items.

Subsequent costs are included in the value of the asset or are recognized as a separate asset, as appropiate, if and only if future economic benefits are expected to flow to the Group and its cost can be measured reasonably. The carrying amount of the asset being replaced is derecognized, and the new asset is depreciated over its remaining useful life at the time of the improvement.

Repair and maintenance expenses are recognized in the consolidated statement of income for the year in which such expenses were incurred.

Notes to the consolidated financial statements as of December 31, 2021 (Audited) and December 31, 2020 (Unaudited) In thousands of Argentine Pesos, except otherwise indicated

Depreciation is calculated on a straight-line basis, using annual rates sufficient to extinguish the value of the assets at the end of their estimated useful life. Land and works in progress are not depreciated.

Below is a detail of the useful life of each of the items under Property, Plant and Equipment:

Item	Useful life (in years)
- Real property	50
- Furniture and fixtures	10
- Machinery and equipment	Machinery: 5 Equipment: 3
- Vehicles	5
- Miscellaneous assets	5

Property, plant and equipment residual values, useful lives and depreciation methods are reviewed and adjusted, as needed, at each year-end or when indicators of impairment exist.

The carrying amount of property, plant and equipment is immediately reduced to its recoverable value when the carrying amount exceeds the estimated recoverable value.

Gains and losses from the disposal of items of property, plant and equipment are calculated by comparing the proceeds from the disposal to the carrying amount of the respective asset and are recognized in the consolidated statement of income.

3.19. Investment property

Investment property correspond to those properties (including land or buildings, or part of a building, or both) held by the Group to either earn rental or for capital appreciation purposes, or both, and that are not for used in the production goods and services or for administrative purposes.

They are measured at fair value, and changes in fair value are recognized in other operating income or expenses, as applicable. Investment properties are not depreciated. Fair value is based on appraisals carried out by independent experts with highly experience in the place and category of the investment properties.

3.20. Intangible assets

(a)
Licenses

Licenses are measured at its restated cost (Note 3.2.), net of accumulated amortization and/or accumulated impairment losses, if any. Amortization is calculated on the basis of the straight-line method during the term of the license, which does not exceed 5 years.

(b)
Software

Development, acquisition and implementation costs, unique and identifiable and directly attributable to the design and testing of software controlled by the Group, are recognized as assets and are measured at its restated cost (Note 3.2), net of accumulated amortization, and they are calculated on a straight-line basis during the estimated useful life, within a term not to exceed five years.

Costs related to the maintenance of software are recognized as expense when they are incurred.

Notes to the consolidated financial statements as of December 31, 2021 (Audited) and December 31, 2020 (Unaudited) In thousands of Argentine Pesos, except otherwise indicated

3.21. Non-current assets held for sale

Non-current assets, or groups of non-current assets (assets with a useful life exceeding one year), classified as held for sale in accordance with the provisions of IFRS 5 “Non-current assets held for sale and discontinued operations” are presented separately from other assets. Non-current assets are classified as held for sale if the book value will be mainly recovered through a sale transaction, rather than continued use, within one year of classification as held for sale and if they meet the following conditions:

1) available for immediate sale in the current conditions;
2) management is committed to a plan to sell and has a program in place to find a buyer and complete the plan;
3) the asset is being actively marketed for sale at a sales price reasonable in relation to its current fair value;
4) the sale is highly probable, within 12 months of classification as held for sale;
5) actions required to complete the plan indicate that it is unlikely that plan will be significantly changed or withdrawn

Non-current assets or disposal groups that are classified as held for sale are measured at the lower of carrying amount and fair value less costs to sell at year-end. The assets in this classification are not depreciated as long as they are classified as held for sale, or so long as they are part of a group of assets for disposal classified as held for sale. However, both interest and other expenses attributable to the liabilities of a group of assets already classified as held for sale will continue to be recognized.

When an item of property, plant and equipment is classified as “non-current assets held for sale”, depreciation ceases.

In the particular case of Edificio del Plata, see note 11.4.

3.22. Impairment of non-financial assets

Non-financial assets with indefinite useful life are not amortized, but they are rather tested for impairment on an annual basis or when there is any indication of impairment, whichever first. While those with a defined useful life are tested for impairment when events or circumstances occur indicating that their carrying amounts may not be recoverable.

For purposes of the impairment test, assets are grouped at the lowest level for which identifiable cash flows are generated (cash-generating units or CGU). If the carrying amount of an asset (or CGU) is higher than its recoverable value, the carrying amount of the asset (or CGU) is written down to its recoverable value and the difference is recognized in profit or loss. Goodwill impairment may not be reversed. For other assets, an impairment loss is reversed only to the extent the carrying amount of the assets does not exceed the value they would otherwise have had if the impairment had not been recognized.

3.23. Trust assets

Assets held by the Group in its capacity as trustee are not reported in the consolidated statement of financial position because the Group is not in control of the trust or the risk and rewards of the underlying assets. Commissions and fees earned on trust activities are disclosed in the caption Fee and commission income.

Notes to the consolidated financial statements as of December 31, 2021 (Audited) and December 31, 2020 (Unaudited) In thousands of Argentine Pesos, except otherwise indicated

3.24. Loans from the BCRA and other financial institutions

The amounts owed to other financial institutions are recorded at the time the principal is disbursed to the Group and are measured at amortized cost. Where the Group repurchases its own debt, such debt is derecognized from its consolidated financial statements and the difference between the residual value of the financial liability and the amount paid is recognized as financial income or expense.

3.25. Provisions and Contingencies

The group recognizes a provision when:

a-
an entity has a present obligation (legal or constructive) as a result of a past event;
b-
it is probable (i.e., more likely than not) that an outflow of resources embodying future economic benefits will be required to settle the obligation; and
c-
a reliable estimate can be made of the obligation amount.

The Group is deemed to have a constructive obligation where the entity has assumed certain responsibilities as a consequence of past practices or public policies, and as a result, the entity has created valid expectations in third parties that it will discharge those responsibilities.

The Group recognizes the following provisions:

For labor, civil and commercial lawsuits: These provisions are calculated on the basis of attorneys’ reports about the status of the proceedings and the estimate about the potential losses the Group may sustain, as well as on the basis of past experience in proceedings of these kinds.

For miscellaneous risks: These provisions are set up to address contingencies that may trigger obligations for the Group. In estimating the provision amounts, the Group evaluates the likelihood of realization taking into consideration the opinion of its legal and professional advisors.

Contingencies (that are not more likely than not) are not recognized.

3.26. Other non-financial liabilities

Miscellaneous accounts payable are recognized when the counterparty has discharged its contractual obligations and are measured at amortized cost.

Liabilities for the customer loyalty program are measured at estimated fair value, considering an expected redemption rate determined on the basis of statistics, considering historical information available.

3.27. Negotiable obligations issued

The negotiable obligations issued by the Group are measured at amortized cost. Where the Group buys back its own negotiable obligations, such negotiable obligations are derecognized from its consolidated financial statements and the difference between the residual value of the financial liability and the amount paid will be recognized in the consolidated statement of income, as income from early debt repayment.

3.28. Capital stock

Shareholders’ equity accounts have been restated following the guidelines detailed in note 3.2., except for the caption "Capital stock", which is carried at nominal value. The restatement adjustment is included in “Inflation adjustment of Capital Stock”.

Ordinary shares are classified in Capital Stock (Oustanding and treasury shares) shareholders’ equity and accounted for at their nominal value.

Notes to the consolidated financial statements as of December 31, 2021 (Audited) and December 31, 2020 (Unaudited) In thousands of Argentine Pesos, except otherwise indicated

3.29. Reserves

According to the regulations set forth by BCRA, 20% of net income for the fiscal year, net of previous years’ adjustments, if any, is required to be appropriated to the legal reserve. However, for the distribution of profits, entities shall comply with the provisions set forth by the BCRA in regulation on the distribution of profits of Financial Institutions as detailed in Note 28.7 “Restrictions on the distribution of profits”.

3.30. Distribution of dividends

The distribution of dividends to the Group's shareholders and its subsidiaries is recognized as a liability in the consolidated financial statements for the fiscal year in which dividends are approved by the Group’s Shareholders’ Meeting, to the extent that the BCRA’s consent is not required for such distribution.

3.31. Revenue recognition

Financial income and expenses are recognized in respect of all debt securities in accordance with the effective rate method, pursuant to which all gains and losses which are an integral part of the transaction effective rate are deferred.

Gains or losses included in the effective rate include expenses or income relating to the origination or acquisition of a financial asset or liability, such as payments received for the analysis of the customer's financial position, negotiation of the instrument terms, preparation and processing of the documents required to complete the transaction, and payments received for the extension of credit facilities expected to be used by the customer.

Fees and commissions earned by the Group on the origination of syndicated loans are not part of the product effective rate, and are recognized in the Consolidated Statement of Income at the time the service is delivered, to the extent that the Group does not retain a portion thereof, or such effective rate is maintained under the same conditions as the other participants. Commissions and fees earned by the Group on negotiations in third parties’ transactions are not part of the effective rate either, and they are recognized at the time the transactions are executed.

The Bank has a customer loyalty program in place under which customers earn points on their credit and debit card purchases which may be subsequently redeemed for products. The Bank recognizes the expense associated with its customer loyalty program as a decrease in commission income, for it considers it as a component of such income. The customer loyalty program obligation is measured at fair value at the end of each reporting period and is recognized under the caption “Other non-financial liabilities.”

The Bank estimates the fair value of the points awarded to customers using statistical techniques. The data used for models include assumptions regarding exchange percentages, the combination of products that would be available for exchange in the future and customer preferences.

3.32. Capitalization of financial costs

Financial costs directly attributable to the acquisition, construction or long-term production of an asset are part of the cost of such asset. Pursuant to IAS 23, financial costs include foreign exchange differences from foreign currency loans as long as they are deemed financial costs adjustments. The other financial costs are recognized in profit or loss for the year in which they are accrued, based on the effective rate method.

The Group first capitalizes such financial costs which, being attributable to qualified assets, would not have been incurred if such qualified assets had not existed. Financial costs are capitalized at the time the following conditions are fulfilled:

a-
The Group incurs in expenses for the qualified asset;
b-
The Group incurs in financial costs; and
c-
The activities required for the asset to be suitable for use or sale, as applicable, are carried out.

Notes to the consolidated financial statements as of December 31, 2021 (Audited) and December 31, 2020 (Unaudited) In thousands of Argentine Pesos, except otherwise indicated

To allocate financial costs to qualified assets, but not specifically financed, the procedure shall be as follows:

a-
debts specifically allocated to financed assets and financial costs already allocated shall be excluded from the total of debts;
b-
a monthly average rate of the financial costs for the debts in the preceding paragraph shall be calculated;
c-
the monthly average amounts for the assets in production, construction, installation or completion, excluding those receiving financial costs for specific financing shall be assessed; and
d-
the capitalization rate stated in paragraph b shall be applied to the accounting measurements of the assets referred to in paragraph c.

3.33. Employee benefits

Short-term employee benefits are recognized in profit or loss when the employee provides the related service. A provision is recognized if the Group has a legal or implied obligation to as a result of past services provided by the employee, to pay an amount that can be reliably estimated.

Obligations related to contributions to defined contribution plans are recognized in profit or loss as the employee provides the related service and are presented as Social security charges.

Employment termination benefits are recognized when the Group can no longer withdraw the offer related to such benefits.

3.34. Income tax and minimum presumed income tax

Income tax

The income tax expense for the year includes current and deferred tax. Income tax is recognized in the consolidated statement of income, except for items required to be recognized directly in other comprehensive income or directly in equity.

The current income tax expense is calculated on the basis of the tax laws enacted as of the balance sheet date in Argentina. The Group periodically assesses the position assumed in tax returns in connection with circumstances in which the tax laws are subject to interpretation.

Deferred income tax recognizes the tax effect of temporary differences arising from the carrying amount of assets and liabilities and their tax base. Deferred tax is determined using tax rates (and laws) enacted as of the balance sheet date and that are expected to be applicable when the deferred tax assets are realized or the deferred tax liabilities are settled.

Deferred tax liabilities are recognized for the tax effect of all taxable temporary differences.

A deferred tax asset is recognized for the tax effect of deductible temporary differences and unrestricted tax loss carryforwards to the extent that it is probable that future taxable profits will be available against which they can be utilized.

The Group recognizes deferred tax liabilities for taxable temporary differences related to investments in subsidiaries and affiliates, except if the following two conditions are met:

(i)
the Group controls when temporary differences will be reversed;
(ii)
there is a probability that said temporary differences will not be reversed at any foreseeable time in the future.

The balances of deferred tax assets and liabilities are offset when a legal right exists to offset current tax assets against current tax liabilities and to the extent that such balances are related to the same tax authority of the Group or its subsidiaries, where tax balances are intended to be, and may be, settled on a net basis.

Minimum presumed income tax

Notes to the consolidated financial statements as of December 31, 2021 (Audited) and December 31, 2020 (Unaudited) In thousands of Argentine Pesos, except otherwise indicated

Until and including fiscal year ended December 31, 2018, the Group determined the minimum presumed income tax at the effective rate of 1% on taxable assets at each fiscal year-end. For entities governed by the Financial Institutions Law, the Minimum Presumed Income Tax Law set forth that they should consider 20% of their taxable assets as taxable base, after deducting non-taxable assets. This tax was supplementary to income tax. The Group’s tax liability was equal to the higher of both taxes. However, if the minimum presumed income tax exceeded income tax in a given fiscal year, such excess could be used as a credit towards the payment of the income tax liability that could be generated in any of the following ten fiscal years. According to section 76 of Law No. 27260, the minimum presumed income tax law was repealed for fiscal years beginning on or after January 1, 2019.

The minimum presumed income tax credit disclosed under the caption “Current Income Tax Assets” is the portion the Group expects to offset against the income tax in excess of minimum presumed income tax to be generated in the following fiscal years.

3.35. Assets and liabilities from insurance contracts

The valuation and registration of the Group's assets and liabilities related to insurance contracts is carried out pursuant to the criteria set forth in IFRS 4 “Insurance contracts”.

Insurance contracts

An insurance contract is a contract under which the Group (the insurer) has accepted insurance risk from another party (the policyholder) by agreeing to compensate the policyholder if a specified uncertain future event (the insured event) adversely affects the policyholder. Once the contract has been classified as an insurance contract, it shall be considered an insurance contract for the remainder of its term, even if the insurance risk is significantly reduced during that period, unless all rights and obligations terminate or expire. Insurance contracts offered by the Group include property insurance providing coverage for fire, combined family insurance, theft and similar risks, property damage, personal accidents, life insurance, among other risks. Total premiums are recognized as income during the term of the contract, which is also the period of coverage and risk. The carrying value of insurance accounts receivable are tested for impairment, provided the events or circumstances indicate that the carrying value may not be recovered. Impairment losses are recorded in the consolidated statement of income.

Reinsurers and coinsurers

The Group mitigates the risk for some of its insurance businesses through active and passive coinsurance or reinsurance in other companies. In the case of coinsurance, the company partners with another company to cover a risk assuming only a percentage of that risk and, therefore, only a percentage of the premium. In passive reinsurance, the risk is transferred to another insurance company on a pro rata basis (as a percentage of the risk) as non-proportional (the excess loss over a certain limit is covered). The assigned reinsurance contracts do not release the Group from its responsibilities to the policyholders, therefore, upon the occurrence of a loss, liabilities are recognized with the insured and assets are recognized with the reinsurer.

Debt to policyholders

Reserves for insurance claims represent debts to policyholders for claims reported to the insurance company and an estimate of the claims already incurred but not reported to the company to date (IBNR). Reported claims are adjusted based on technical reports received from independent appraisers.

Debts with producers

They account for liabilities with agents arising from commissions on insurance operations they originate for the Group's companies. Current account balances with those entities are also included.

Technical commitments

Technical reserves include reserves for future benefits based on their life and accident insurance policies. Reserves for unearned premiums of the aforementioned property insurances are also included.

The Group performs a test for the adequacy of recognized insurance liabilities at the end of the reporting period, using current estimates of future cash flows from its insurance contracts. If the test shows that the carrying amount of its insurance contracts liabilities (less deferred acquisition costs) is not adequate, considering estimated future cash flows, the total amount of the deficiency will be recognized in profit and loss. The Group performs the test for the adequacy of insurance liabilites required by IFRS 4 on an annual basis.

Notes to the consolidated financial statements as of December 31, 2021 (Audited) and December 31, 2020 (Unaudited) In thousands of Argentine Pesos, except otherwise indicated

3.36. Earnings per share

Basic earnings per share are calculated as income (loss) for the year attributable to the Group's ordinary shareholders, divided by average ordinary shares outstanding during the current year.

Diluted earnings per share are calculated by adjusting both income (loss) for the year attributable to shareholders and average ordinary shares outstanding for the effects of the potential conversion into equity instruments of all convertible securities held by the Group at year-end.

During the fiscal years ended December 31, 2021 and 2020, the Group did not maintain dilutive financial instruments; accordingly, basic loss/earnings per share and diluted loss/earnings per share are the same.

4.
AREAS OF HIGHER PROFESSIONAL JUDGMENT AND SIGNIFICANT ACCOUNTING ESTIMATES

For the preparation of these consolidated financial statements, Management applies its professional judgment and makes estimates that affect the accounting policies applied and the reported balances of assets, liabilities, income and expenses. Actual results may differ from these estimates.

The underlying estimates and assumptions are continuously under review. The effect of the review of accounting estimates is recognized prospectively.

4.1. Judgments

Information about judgments made in applying accounting policies that have the most significant impact on the amounts recognized in the consolidated financial statements includes impairment of financial assets. The measurement of expected credit losses requires the use of complex models and significant assumptions about future economic conditions and credit behavior of a customer or group of customers. See note 6.3.

4.2. Assumptions and estimates on uncertainties

The following notes contain information about assumptions and estimates on uncertainties at a significant risk of resulting in a material adjustment to these consolidated financial statements:

●
Note 6 – Financial instruments, concerning the fair value measurement of Level 2 and 3 financial assets.
●
Note 7 – Impairment of financial assets, concerning the measurement of expected credit losses.
●
Notes 11.3 and 11.4 – Investment property and Non-current assets held for sale, concerning the measurement of their respective fair values.
●
Note 12 – Income tax, concerning the availability of future taxable profit against which deferred tax assets could be used.
●
Note 14 – Provisions, particularly concerning the calculation of the provision for lawsuits.

4.3. Fair value measurement

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.
When available, the Group measures the fair value of a financial instrument using the quoted price in an active market. A market is considered active if transactions take place with sufficient frequency and in sufficient volumes to provide pricing information on an ongoing basis.

Notes to the consolidated financial statements as of December 31, 2021 (Audited) and December 31, 2020 (Unaudited) In thousands of Argentine Pesos, except otherwise indicated

If there is no quoted price in an active market, then the Group uses valuation techniques maximizing the use of relevant market inputs and minimizing the use of unobservable inputs. The selection of a valuation technique considers all factors market participants would take into consideration for the purposes of setting the transaction price.

Fair values are categorized into different levels in the fair value hierarchy based on the inputs used in the measurement techniques, as follows:

●
Level 1: quoted prices in active markets (unadjusted) for identical assets or liabilities.
●
Level 2: valuation models using observable market data as significant inputs.
●
Level 3: valuation models using unobservable market data as significant inputs.

5.
STATEMENT OF CASH FLOWS

The table below shows a breakdown of items comprising cash:

	12/31/2021 (Audited)	12/31/2020 (Unaudited)
Cash	4,955,950	4,912,373
BCRA	12,717,141	13,559,581
Others	438,278	1,788,623
Total Cash	18,111,369	20,260,577

Below is the reconciliation of financing activities as of December 31, 2021 and 2020:

		Cash flows
	Balance as of 12/31/2020 (Unaudited)	Collections	Payments	Other non-cash changes	Balance as of 12/31/2021 (Audited)
Negotiable obligations issued	29,413,488	1,210,000	(7,508,377)	(2,782,151)	20,332,960
Loans from the BCRA and other financial institutions	127,670	4,893,400	(5,499,906)	765,752	286,916
Total	29,541,158	6,103,400	(13,008,283)	(2,016,399)	20,619,876

Notes to the consolidated financial statements as of December 31, 2021 (Audited) and December 31, 2020 (Unaudited) In thousands of Argentine Pesos, except otherwise indicated

		Cash flows
	Balance as of 12/31/2019 (Unaudited)	Collections	Payments	Other non-cash changes	Balance as of 12/31/2020 (Unaudited)
Negotiable obligations issued	59,666,569	7,733,949	(41,008,342)	3,021,312	29,413,488
Loans from the BCRA and other financial institutions	312,182	37,660,962	(37,666,620)	(178,854)	127,670
Total	59,978,751	45,394,911	(78,674,962)	2,842,458	29,541,158

6.
FINANCIAL INSTRUMENTS

6.1.
 Repurchase transactions

The “Repurchase transactions” carried in assets or liabilities show the originally agreed-upon amounts plus accrued interest from reverse repurchase and repurchase transactions, respectively. The notional values of securities tied to repurchase transactions are as follows:

Assets	12/31/2021 (Audited)	12/31/2020 (Unaudited)
Reverse repurchase transactions (a)	215,107,114	41,698,429
Repurchase transactions (b)	31,863	-

(a) Recognized in Off-balance sheet accounts.
(b) Recognized under “Financial assets pledged as collateral”. See note 28.2.

Notes to the consolidated financial statements as of December 31, 2021 (Audited) and December 31, 2020 (Unaudited) In thousands of Argentine Pesos, except otherwise indicated

6.2. Fair value of financial instruments

Fair value of financial instruments measured at fair value

The fair value hierarchy of assets and liabilities measured at fair value (“FV”) as of December 31, 2021 and 2020 is detailed below:

Instrument portfolio as of 12/31/2021 (Audited)	Balance	Level 1 FV	Level 2 FV	Level 3 FV
Assets	30,115,316	5,411,170	24,704,146	-
Debt securities at fair value through profit or loss	27,565,985	3,204,762	24,361,223	-
Derivative instruments	290,208	-	290,208	-
Shares in mutual funds	1,762,332	1,762,332	-	-
Investments in equity instruments	496,791	444,076	52,715	-
Liabilities	(614,405)	(597,075)	(17,330)	-
Liabilities at fair value through profit or loss	(597,075)	(597,075)	-	-
Derivative instruments	(17,330)	-	(17,330)	-

Instrument portfolio as of 12/31/2020 (Unaudited)	Balance	Level 1 FV	Level 2 FV	Level 3 FV
Assets	48,774,283	37,268,457	11,505,826	-
Debt securities at fair value through profit or loss	46,337,359	34,915,265	11,422,094	-
Derivative instruments	11,856	-	11,856	-
Shares in mutual funds	1,631,715	1,616,630	15,085	-
Financial assets pledged as collateral	396,975	396,975	-	-
Investments in equity instruments	396,378	339,587	56,791	-
Liabilities	(80,368)	(80,301)	(67)	-
Liabilities at fair value through profit or loss	(80,301)	(80,301)	-	-
Derivative instruments	(67)	-	(67)	-

The Group monitors the availability of market information in order to evaluate the classification of financial instruments at the different fair value levels, as well as the resulting determination of inter-level transfers at the end of each reporting period.

As of December 31, 2021 and 2020, the Group has not recorded any inter-level transfers.

Notes to the consolidated financial statements as of December 31, 2021 (Audited) and December 31, 2020 (Unaudited) In thousands of Argentine Pesos, except otherwise indicated

Fair value of financial instruments not measured at fair value

Below is a detail of the difference between the carrying amount and the fair value of the main assets and liabilities carried at amortized cost.

Instrument portfolio as of 12/31/2021 (Audited)	Balance	Total FV	Level 1 FV	Level 2 FV	Level 3 FV
Assets
Cash and bank deposits	18,111,369	(*)	-	-	-
Reverse repurchase transactions	193,209,922	(*)	-	-	-
Other financial assets	2,856,119	(*)	-	-	-
Loans and other financing arrangements	52,351,832	51,381,350	-	51,381,350	-
Other debt securities	25,932,770	25,667,612	1,052,789	24,614,823	-
Financial assets pledged as collateral	4,749,917	5,483,853	5,483,853	-	-
Liabilities
Deposits	(289,291,646)	(288,171,602)	-	(288,171,602)
Repurchase transactions	(28,471)	(*)	-	-
Other financial liabilities	(9,998,970)	(10,351,868)	-	(10,351,868)
Loans from the BCRA and other financial institutions	(286,916)	(*)	-	-
Negotiable obligations issued	(20,332,960)	(19,022,425)	-	(19,022,425)	-
(*) It is considered that the fair value of instruments is similar to their book value.

Instrument portfolio as of 12/31/2020 (Unaudited)	Balance	Total FV	Level 1 FV	Level 2 FV	Level 3 FV
Assets
Cash and bank deposits	20,260,577	(*)	-	-	-
Reverse repurchase transactions	37,570,797	(*)	-	-	-
Other financial assets	2,171,693	(*)	-	-	-
Loans and other financing arrangements	65,597,077	64,414,155	-	64,414,155	-
Other debt securities	6,577,713	5,307,026	3,597,799	1,709,227	-
Financial assets pledged as collateral	2,028,022	(*)	-	-	-
Liabilities
Deposits	(134,083,245)	(131,096,815)	-	(131,096,815)	-
Other financial liabilities	(10,524,704)	(10,229,119)	-	(10,229,119)	-
Loans from the BCRA and other financial institutions	(127,670)	(*)	-	-	-
Negotiable obligations issued	(29,413,488)	(28,490,777)	-	(28,490,777)	-
(*) It is considered that the fair value of instruments is similar to their book value.

The breakdown of loans and other financing arrangements by maturity dates is detailed in schedule D.
The breakdown of financial liabilities by maturity dates is detailed in Schedule I.

Valuation Techniques

The techniques used by the Entity to measure the fair value of financial instruments subject to IFRS 13 maximize the use of observable and available information at the measurement date, in order to obtain the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, regardless of whether that price is directly observable or was estimated using a different valuation technique.

Notes to the consolidated financial statements as of December 31, 2021 (Audited) and December 31, 2020 (Unaudited) In thousands of Argentine Pesos, except otherwise indicated

When measuring the fair value of a specific asset or liability, an entity takes into account the specific characteristics of the asset or liability being measured that a market participant would take into account when pricing the asset or liability at issuance date, including:

 ●
The conditions and location of the asset or liability
 ●
The principal (or most advantageous) market for the asset or liability
 ●
Any restrictions on the sale and use of the asset or liability

Fair value is not adjusted for transaction costs, for such costs are not an intrinsic characteristic of the asset or liability, but are rather specific to each transaction and the means by which it was completed.

The techniques used to measure the fair value of the securities recognized in the consolidated financial statements as of December 31, 2021 are summarized below:

 ●
Valuation at the market price for identical assets or liabilities observable at the measurement date, or up to 5 previous rounds in a representative market.
 ●
Valuation at the market price of an asset or liability with similar characteristics, observable at the measurement date, or up to 5 previous rounds in a representative market.
 ●
Valuation as per model based on the current value of the asset or liability projected cash flows based on contractual conditions, by reference to implied interest rates or yield curves of assets and liabilities with similar characteristics, observable at the measurement date, or up to 5 previous rounds in a representative market.

Based on the valuation model inputs, fair values will be classified into the following levels:

 ●
Level 1: Fair values estimated on the basis of quoted prices (unadjusted) in active markets that the entity can access at the measurement date, considering that such prices provide the most reliable evidence of fair value. Even if the market's normal daily trading volume is not sufficient to absorb the quantity held and placing orders to sell the position in a single transaction might affect the quoted price.

 ●
Level 2: Fair values estimated on the basis of inputs other than the quoted market prices included in Level 1 that are observable for the asset or liability, either directly or indirectly. Level 2 inputs may include:

●
Quoted prices for similar assets or liabilities in markets that are or are not active.
●
Inputs other than quoted prices that are observable for the asset or liability, for example:


Observable interest rates and yield curves

Implied volatilities

Credit spreads

●
Market-corroborated inputs

The models currently used by the Group are oriented to place reliance on the yield curves of benchmark instruments grouped by currency and issuer's quality, which are used to discount the cash flows from the securities that require Level 2 fair value measurement.

As of December 31, 2021, the Entity has built 2 yield curves: one for peso-denominated sovereign securities and another one for CER-linked sovereign securities (real rate curve). The securities taken as a benchmark proved to have frequent quoted prices in recent months, leading to conclude that they reasonably reflect market participants' expectations.

In addition, the Entity has relied on the monetary policy rate to measure BCRA bills without a benchmark quoted price at the measurement date, and an average rate for privately issued US Dollar-denominated securities to measure privately issued Dollar-linked assets.

Notes to the consolidated financial statements as of December 31, 2021 (Audited) and December 31, 2020 (Unaudited) In thousands of Argentine Pesos, except otherwise indicated

 ● Level 3: Fair values measured based on unobservable inputs in active and representative markets.

6.3. Allowance for expected credit losses

Below is a detail of the changes in the allowances for loan losses during the reporting period:

12/31/2021
Balance at beginning of year	9,397,613
Loan loss	4,820,573
Reversed allowances (Note 20)	(131,841)
Write-offs	(999,795)
Loss on net monetary position	(3,171,622)
Other variations	(55,004)
Balance at year-end (Schedule R)	9,859,924

Maximum exposure to credit risk

Below is a detail of the credit risk exposure of financial instruments in respect of which the Group has recognized expected credit loss allowances. The gross book value of the financial assets included in the table represents the maximum credit risk exposure associated with such assets.

Consumer Portfolio – Total active	Stage 1 12 months	Stage 2 Lifetime	Stage 3 Lifetime	Purchased or originated credit-impaired financial asset	Total
Days in arrears
Mortgage loans
0	9,165,907	131,495	-	-	9,297,402
1 - 30	532,616	17,539	-	-	550,155
31 - 90	-	115,135	-	-	115,135
91+	-	63,253	-	-	63,253
Default	-	-	159,195	-	159,195
Consumer loans
0	2,844,290	2,121	-	597,547	3,443,958
1 – 30	239,868	195,137	-	125,479	560,484
31 – 90	-	102,354	-	61,364	163,718
Default	-	-	313,632	-	313,632
Credit cards
0	20,290,332	142,318	-	-	20,432,650
1 – 30	183,237	191,640	-	-	374,877
31 – 90	-	96,990	-	-	96,990
Default	-	-	234,445	-	234,445
Other
0	30,159,440	368,001	250	-	30,527,691
1 – 30	3,694	1,432	-	-	5,126
31 – 90	-	14,529	-	-	14,529
Default	-	101	8,031	-	8,132
Total financial instruments	63,419,384	1,442,045	715,553	784,390	66,361,372
Allowance for loan losses	(595,710)	(259,308)	(524,290)	(190,607)	(1,569,915)
Financial instruments, net	62,823,674	1,182,737	191,263	593,783	64,791,457

Notes to the consolidated financial statements as of December 31, 2021 (Audited) and December 31, 2020 (Unaudited) In thousands of Argentine Pesos, except otherwise indicated

	12/31/2021
Corporate Portfolio (*) – Total active	Stage 1 12 months	Stage 2 Lifetime	Stage 3 Lifetime	Purchased or originated credit-impaired financial asset	Total
Days in arrears
0	40,698,442	-	215,066	-	40,913,508
1 - 30	37,339	-	9	-	37,348
31 - 90	-	34,511	-	-	34,511
91+	24	-	6,795,126	-	6,795,150
Total financial instruments	40,735,805	34,511	7,010,201	-	47,780,517
Allowance for loan losses	(2,382,636)	(17,233)	(5,819,544)	-	(8,219,413)
Financial instruments, net	38,353,169	17,278	1,190,657	-	39,561,104

(*) It includes overdraft facilities, promissory notes, mortgage loans, pledge loans, finance leases and other,

SMEs Portfolio– Total active	12/31/2021
	Stage 1	Stage 2	Stage 3	Purchased or originated credit-impaired financial assets	Total
	12 months	Lifetime	Lifetime
Days in arrears
0	7,831,690	350	14,663	-	7,846,703
1 – 30	241,383	-	1,627	-	243,01
31 – 90	-	3,005	68	-	3,073
91+	-	-	48,500	-	48,500
Total financial instruments	8,073,073	3,355	64,858	-	8,141,286
Allowance for loan losses	(28,549)	(4)	(42,043)	-	(70,596)
Financial instruments, net	8,044,524	3,351	22,815	-	8,070,690

Collateral and other credit enhancements

Collateral is an instrument by which a borrower (a Group’s customer) or a third party agrees to make a payment, upon default of an assumed obligation. The Group accepts collateral as further assurance of payment when a customer applies for a loan or is granted a product that requires a high credit rating, which the customer does not have.

According to the compiled text of the BCRA's guidelines on "Collateral", the Group's collateral is classified into the following categories:

● Preferred “A” (self-liquidating);
● Preferred “B” (mortgages and pledges);
● Other collateral (sureties and guarantees).

Notes to the consolidated financial statements as of December 31, 2021 (Audited) and December 31, 2020 (Unaudited) In thousands of Argentine Pesos, except otherwise indicated

The Group has a dedicated collateral management area, tasked with reviewing legal compliance and the appropriate delivery of collateral, including wording, signatures and powers, as well as collateral registration in internal systems. The main assets admitted by the Group as collateral include real estate, vehicles, sureties, guarantees, liquid funds, stand-by letters of credit, and reciprocal guarantee companies. Depending on the type of collateral, guarantors may be individuals or legal entities (for mortgages, pledges, sureties, guarantees and liquid funds) and top-tier international financial institutions (for stand-by letters of credit).

The Group monitors collateral related to financial assets deemed credit-impaired, since foreclosure of such collateral is more probable to mitigate potential credit losses.

Below is a detail of the book value and fair value of the Group's collateral as of December 31, 2021:

Impaired credit	Gross exposure	Allowance for loan losses	Book value	Collateral fair value
Overdraft facilities	6,878	5,824	1,054	-
Promissory notes	938	750	188	-
Mortgage loans	290,059	143,522	146,537	927,820
Consumer loans	1,100,446	436,044	664,402	-
Credit cards	234,693	143,686	91,007	-
Finance leases	177	18	159	38
Call loan rate to companies	4,440,377	4,421,421	18,956	-
Prefinancing of exports	1,264,355	1,264,355	-	-
Other	1,237,079	160,865	1,076,214	4,274,763
Total impaired credit	8,575,002	6,576,485	1,998,517	5,202,621

Allowance for credit risk

The allowance for credit risk recognized for the period is affected by several factors, which may be classified into two major groups:

Changes in exposure within each Stage:

●
Due to the origination of new financial instruments, as well as financial instruments derecognized during the year (credit repayment and termination of checking account and card services), resulting in the recognition of increases or decreases in the allowance during the year;
●
Exposure adjustments due to an increase in UVA or in the peso-Dollar exchange rate;
●
Impacts due to the time elapsed as a consequence of present value adjustments;
●
Transfers to and from Stages due to changes in the perceived credit risk of the instruments and the ensuing "increase" (or "decrease") in 12-month and Lifetime expected credit losses (“ECL”).

Changes in the calculation methodology and parameters during the year, resulting from the periodical adjustment of inputs and maintenance of models:

●
Impacts on ECL measurement due to changes in models and assumptions
●
Changes in ECLs attributable to the adjustment to the model main parameters:
o
Probability of Default (“PD”)
o
Loss given default (“LGD”)
o
Exposure at default (“EAD” / Credit conversion factor (“CCF”)
●
Adjustments to the macroeconomic projections used in forward-looking models

The following table shows a summary of the changes observed in the allowances for loan losses under the IFRS approach from December 31, 2019 to December 31, 2020, disaggregating changes in two major groups, namely, recognitions or account balance movements, and changes in the model parameters and/or assumptions.

Notes to the consolidated financial statements as of December 31, 2021 (Audited) and December 31, 2020 (Unaudited) In thousands of Argentine Pesos, except otherwise indicated

	Stage 1	Stage 2	Stage 3
Consumer Portfolio	12-month ECLs	Lifetime ECLs	Lifetime ECLs	Purchased or originated credit impaired financial assets	Total
Allowance for credit risk as of December 31, 2019 (Unaudited)	1,334,252	595,241	1,919,067	26,399	3,874,959
Recognition of financial instruments or account balance movements	(150,320)	(313,690)	(1,098,384)	21,754	(1,540,640)
Changes in PD/LGD/CF or in the model assumptions	167,076	280,210	(28,520)	214,970	633,736
Allowance for credit risk as of December 31, 2020 (Unaudited)	1,351,008	561,761	792,163	263,123	2,968,055

	Stage 1	Stage 2	Stage 3
Corporate Portfolio	12-month ECLs	Lifetime ECLs	Lifetime ECLs	Purchased or originated credit impaired financial assets	Total
Allowance for credit risk as of December 31, 2019 (Unaudited)	147,355	1,631,447	3,223,419	-	5,002,221
Recognition of financial instruments or account balance movements *	89,793	(184)	1,324,290	-	1,413,899
Changes in PD/LGD/CF or in the model assumptions	(10,214)	(821,981)	733,431	-	(98,764)
Allowance for credit risk as of December 31, 2020 (Unaudited)	226,934	809,282	5,281,140	-	6,317,356
*It includes exchange differences related to foreign-currency denominated loans.

Notes to the consolidated financial statements as of December 31, 2021 (Audited) and December 31, 2020 (Unaudited) In thousands of Argentine Pesos, except otherwise indicated

	Stage 1	Stage 2	Stage 3
SMEs Portfolio	12-month ECL	Lifetime ECL	Lifetime ECL	Purchased or originated credit impairedfinancial assets	Total
Allowance for credit risk as of December 31, 2019 (Unaudited)	27,011	3	212,518	-	239,532
Recognition of financial instruments or account balance movements *	53,148	289	(30,914)	-	22,523
Changes in PD/LGD/CF or in the model assumptions	(27,117)	334	(123,070)	-	(149,853)
Allowance for credit risk as of December 31, 2020 (Unaudited)	53,042	626	58,534	-	112,202
*It includes exchange differences related to foreign-currency denominated loans.

The following table shows the changes observed in allowances for loan losses under IFRS approach between December 31, 2021 and 2020.

	Stage 1	Stage 2	Stage 3
Consumer Portfolio	12-month ECLs	Lifetime ECLs	Lifetime ECLs	Purchased or originated credit- impaired financial assets	Total
Allowance for credit risk as of 12/31/2020 (Unaudited)	895,038	372,171	524,814	174,321	1,966,344
Inflation adjustment	455,970	189,590	267,349	88,802	1,001,711
Allowance for credit risk as of 12/31/2020 (Unaudited)	1,351,008	561,761	792,163	263,123	2,968,055
New originated or purchased financial instruments during the year	107,210	25,529	29,686	21,370	183,795
Changes in PDs/LGDs/EADs	(643,763)	(254,297)	(147,940)	(88,572)	(1,134,572)
Changes in the model assumptions and methodology	-	-	-	-	-
Foreign currency difference and other changes	16,272	2,226	4,181	27,337	50,016
Inter-stage transfers
From Stage 1 to Stage 2	-	166,248	-	-	166,248
From Stage 1 to Stage 3	-	-	265,277	-	265,277
From Stage 2 to Stage 1	(55,023)	-	-	-	(55,023)
From Stage 3 to Stage 1	(412)	-	-	-	(412)
From Stage 2 to Stage 3	-	-	126,870	-	126,870
From Stage 3 to Stage 2	-	(544)	-	-	(544)
Net amount recognized in profit or loss *	(119,746)	128,752	545,423	48,937	603,366
Derecognitions	(179,583)	(241,615)	(545,947)	(32,650)	(999,795)
Allowance for credit risk as of 12/31/2021 (Audited)	595,709	259,308	524,290	190,608	1,569,915
* It includes inflation adjustment

Notes to the consolidated financial statements as of December 31, 2021 (Audited) and December 31, 2020 (Unaudited) In thousands of Argentine Pesos, except otherwise indicated

	Stage 1	Stage 2	Stage 3
Corporate Portfolio	12-month ECLs	Lifetime ECLs	Lifetime ECLs	Purchased or originated credit impaired financial assets	Total
Allowance for credit risk as of 12/31/2020 (Unaudited)	150,361	536,155	3,498,796	-	4,185,312
Inflation adjustment	76,573	273,127	1,782,344	-	2,132,044
Allowance for credit risk as of 12/31/2020 (Unaudited)	226,934	809,282	5,281,140	-	6,317,356
New originated or purchased financial instruments during the year	26,336	-	5,526	-	31,862
Changes in PDs/LGDs/EADs	2,113,618	(792,046)	(290,689)	-	1,030,883
Changes in the model assumptions and methodology	14,102	-	-	-	14,102
Foreign currency difference and other changes	1,656	-	823,567	-	825,223
Inter-stage transfers
From Stage 1 to Stage 2	-	-	-	-	-
From Stage 1 to Stage 3	-	-	-	-	-
From Stage 2 to Stage 1	-	-	-	-	-
From Stage 3 to Stage 1	(11)	-	-	-	(11)
From Stage 2 to Stage 3	-	-	-	-	-
From Stage 3 to Stage 2	-	(2)	-	-	(2)
Net amount recognized in profit or loss *	2,232,274	(518,921)	2,320,748	-	4,034,101
Derecognitions	-	-	-	-	-
Allowance for credit risk as of 12/31/2021 (Audited)	2,382,635	17,234	5,819,544	-	8,219,413
*It includes inflation adjustment

	Stage 1	Stage 2	Stage 3
SMEs Portfolio	12-month ECLs	Lifetime ECLs	Lifetime ECLs	Purchased or originated impaired credits	Total
Allowance for credit risk as of 12/31/2020(Unaudited)	35,141	415	38,779	-	74,335
Inflation adjustment	17,901	211	19,755	-	37,867
Allowance for credit risk as of 12/31/2020 (Unaudited)	53,042	626	58,534	-	112,202
New originated or purchased financial instruments during the year	26,373	2	7,178	-	33,553
Changes in PDs/LGDs/EADs	(56,270)	(581)	(28,447)	-	(85,298)
Changes in the model assumptions and methodology	5,753	1	-	-	5,754
Foreign currency difference and other changes	13	-	3,079	-	3,092
Inter-stage transfers
From Stage 1 to Stage 2	(1)	-	-	-	(1)
From Stage 1 to Stage 3	-	-	1,597	-	1,597
From Stage 2 to Stage 1	(361)	-	-	-	(361)
From Stage 3 to Stage 1	-	(11)	-	-	(11)
From Stage 2 to Stage 3	-	-	102	-	102
From Stage 3 to Stage 2	-	(33)	-	-	(33)
Net amount recognized in profit or loss*	(6,592)	(411)	3,264	-	(3,739)
Derecognitions	-	-	-	-	-
Allowance for credit risk as of 12/31/2021 (Audited)	28,549	4	42,043	-	70,596
* It includes inflation adjustment

Notes to the consolidated financial statements as of December 31, 2021 (Audited) and December 31, 2020 (Unaudited) In thousands of Argentine Pesos, except otherwise indicated

Write-off policy

The Group writes off financial assets, in whole or in part, when it has exhausted all practical recovery efforts and has concluded there is no reasonable expectation of recovery. Indicators that there is no reasonable expectation of recovery include (i) ceasing enforcement activity, and (ii) where the Group’s recovery method is foreclosing on collateral and the value of the collateral is such that there is no reasonable expectation of recovery in full.

The Group may write off financial assets which are still subject to enforcement activity. The outstanding contractual amounts of such assets written off during the fiscal period ended December 31, 2021 were equivalent to ARS 999,795. The Group still seeks to recover amounts legally owed to it in full, but which have been partially written off since there is no reasonable expectation of full recovery.

12/31/2021
Balance at beginning of year	8,703,621
Additions due to write-offs for the year	999,795
Deletions due to recoveries	(644,557)
Deletions due to accounting recognition	(93,410)
Monetary restatement and other changes	(2,718,742)
Balance at year-end	6,246,707

7. LOANS AND OTHER FINANCING ARRANGEMENTS

Since January 1, 2020, the Group has adopted the guidelines on impairment of financial assets set forth in paragraph 5.5 of IFRS 9.
Consumer loans fully accounted for in accordance with the regulatory framework set forth by the BCRA are derecognized from the Group’s assets within 30 days.

The following table shows a breakdown of balances of Loans and other financing arrangements:

	12/31/2021 (Audited)	12/31/2020 (Unaudited)
To the non-financial public sector	4	47
Other financial institutions	481,532	460,956
Other loans to local financial institutions	481,564	458,034
Accrued interest, adjustments and exchange differences receivable	202	2,946
Allowance for loan losses (Schedule R)	(234)	(24)
To the non-financial private sector and foreign residents	51,870,296	65,136,074
Overdraft facilities	418,974	215,845
Promissory notes	5,691,366	1,845,957
Mortgage loans	10,504,503	11,962,479
Pledge loans	40,411	58,167
Consumer loans	4,482,804	6,299,401
Credit cards	21,138,962	29,710,267
Finance leases	82,317	25,829
Loans to entity's personnel	478,589	535,326
Unallocated collections	(9,116)	(4,660)
Other	15,484,738	20,954,442
Accrued interest and exchange differences receivable	1,526,310	1,830,669
Documented interest	(574,413)	(121,104)
Allowance for loan losses (Schedule R)	(7,395,149)	(8,176,544)
Total Loans and other financing arrangements	52,351,832	65,597,077

Financing line for MSMEs' productive investments

By means of Communication “A” 7140 dated October 15, 2020, the BCRA established a financing line for productive investments available to micro, small and medium-sized enterprises (MSMEs) to finance capital expenditures and/or the construction of the facilities needed for the production and/or marketing of goods and/or services, financing working capital needs and discounting deferred checks and other instruments, and other special eligible credit facilities allowed by applicable law.

Notes to the consolidated financial statements as of December 31, 2021 (Audited) and December 31, 2020 (Unaudited) In thousands of Argentine Pesos, except otherwise indicated

The facilities should be granted as part of the 2020, 2021 and 2021/2022 Quotas, pursuant to the following conditions:

	2020 Quota	2021 Quota	2021/2022 Quota
Amount to be granted	At least, the equivalent to 7.5% of the monthly average of daily balances of non-financial private sector deposits in ARS in September 2020	At least, the equivalent to 7.5% of the monthly average of daily balances of non-financial private sector deposits in ARS in March 2021	At least, the equivalent to 7.5% of the monthly average of daily balances of non-financial private sector deposits in ARS in September 2021
Calculation of applications	Between 10.16.2020 and 03.31.2021	Between 04.01.2021 and 09.30. 2021	Between 10.01.2021 and 03.31. 2022
Currency	ARS
Minimum term
At the time of disbursement, the credit facilities shall have an average term of 24 months or more, but the total term shall not be of less than 36 months. No minimum term will apply to credit facilities aimed at financing working capital and discount of deferred checks and other instruments.

Maximum interest rate	Capped at an annual nominal fixed rate of 30% for investment projects, and at an annual nominal fixed rate of 35% for other purposes.

As of December 31, 2021, the total amount disbursed by the Bank under the 2021 Quota amounts to 14,287,456 and the simple average of daily balances for financing arrangements effective from October 1, 2021 to December 31, 2021 amounts to 7,869,460.

As per Communication “B” 122238, the total amount to be disbursed by the Bank in respect of the 2021/2022 Quota amounts to 7,834,138.

8. DERIVATIVE INSTRUMENTS

Below is a detail of financial derivative instruments as of December 31, 2021:

1.
US Dollar forward transactions have been carried out, the settlement of which, in general, is made without delivery of the underlying asset but by means of the payment in ARS of currency differences. Transactions closed through MAE call for daily settlement in ARS and those closed through ROFEX are settled the following day (T+1) in ARS. These transactions are mainly performed as hedge for foreign currency positions. These instruments are measured at fair value and presented under “Derivative Instruments” of assets and/or liabilities, as appropiate.
2.
Call options: The Group acquired call options to buy preferred shares measured at fair value, based on the quoted price at the end of the reporting period, in accordance with the characteristics set forth under each contract. These call options are recognized in assets under the line “Derivative instruments.”

The breakdown of the Group’s derivative instruments as of December 31, 2021 and 2020 is as follows:

	12/31/2021 (Audited)	12/31/2020 (Unaudited)

Call options taken	3,809	-
Forward transactions	286,399	11,856
Total assets	290,208	11,856

Forward transactions	(17,330)	(67)
Total liabilities	(17,330)	(67)

9. OTHER FINANCIAL ASSETS AND LIABILITIES

The balances of other financial assets are as follows:

	12/31/2021 (Audited)	12/31/2020 (Unaudited)
Shares in mutual funds	1,762,332	1,616,630
Financial trust participation certificates	-	15,085
Receivables from transactions pending settlement	1,434,114	738,283
Miscellaneous receivables
Funds to be offset	67,385	36,152
Credit card receivables	5,069	1,966
Other	1,349,551	1,395,292
Total other financial assets	4,618,451	3,803,408

Notes to the consolidated financial statements as of December 31, 2021 (Audited) and December 31, 2020 (Unaudited) In thousands of Argentine Pesos, except otherwise indicated

Balances of other financial liabilities are as follows:

	12/31/2021 (Audited)	12/31/2020 (Unaudited)
Credit cards consumptions payable	4,364,563	3,619,560
Payables from transactions pending settlement	807,215	658,454
Liabilities related to the transfer of financial assets not derecognized (See Note 10)	3,618,231	5,322,064
Finance leases	397,136	507,104
Other	811,825	417,522
Total other financial liabilities	9,998,970	10,524,704

10.
TRANSFER OF FINANCIAL ASSETS

The Group has made transfers of financial assets as described in Note 28.3. Upon the initial adoption of IFRS, derecognition criteria for financial assets under IFRS 9 were applied on a prospective basis for transactions occurring after the IFRS transition date (January 1, 2017).

Transfers of financial assets to financial trusts as of December 31, 2021 that do not qualify for derecognition are detailed below. Therefore, the Group continues recognizing transferred assets in full and a financial liability for the consideration it has received:

Issuer	Financial trust	Created on	Initial trust debt amount		Estimated termination of the series
			Type	Amount
(in thousands)
BHSA	CHA UVA Series I	Apr-18	A	8,645 UVA	oct-24
			B	5,763 UVA	Apr-28
			CP	4,802 UVA	may-32

11.
OTHER NON-FINANCIAL ASSETS AND LIABILITIES

11.1 Property, plant and equipment

Changes in property, plant and equipment are included in Schedule F, accompanying these consolidated financial statements. Depreciation and impairment expenses for the period is included under “Depreciation and Impairment of assets” in the consolidated statement of income.

Right of use from leases

Below is a detail of the amounts of leases in which the Group acts as lessee:

(i) Amounts recognized in the consolidated statement of financial position:

Rights of use:

Furniture and fixtures	12/31/2021 (Audited)	12/31/2020 (Unaudited)
Original value at beginning of the year	143,324	143,324
Accumulated depreciation	(130,067)	(120,355)
	13,257	22,969

Notes to the consolidated financial statements as of December 31, 2021 (Audited) and December 31, 2020 (Unaudited) In thousands of Argentine Pesos, except otherwise indicated

Real estate	12/31/2021 (Audited)	12/31/2020 (Unaudited)
Original value at beginning of the year	1,066,766	905,749
Increases for the year	226,259	161,323
Decreases for the year	(14,171)	(306)
Accumulated depreciation	(916,268)	(626,267)
	362,586	440,499

Leases payable:

Furniture and fixtures	12/31/2021 (Audited)	12/31/2020 (Unaudited)
Up to one year	10,672	28,014
From one to five years	7,110	19,747
	17,782	47,761

Real estate	12/31/2021 (Audited)	12/31/2020 (Unaudited)
Up to one year	170,755	215,322
From one to five years	208,599	244,021
	379,354	459,343

(ii) Amounts recognized in the consolidated statement of income:

	12/31/2021 (Audited)	12/31/2020 (Unaudited)
Depreciation of rights of use	299,713	329,199
Interest on lease liabilities	241,295	274,887
Expenses related to short-term leases	56,640	74,864

Notes to the consolidated financial statements as of December 31, 2021 (Audited) and December 31, 2020 (Unaudited) In thousands of Argentine Pesos, except otherwise indicated

11.2 Intangible assets

Changes in intangible assets are included in Schedule G, accompanying these consolidated financial statements.The amortization expense for the period is includedin “Depreciation and Impairment of assets” in the consolidated statements of income.

11.3 Other non-financial assets

The balances of other non-financial assets are as follows:

Other non-financial assets	12/31/2021 (Audited)	12/31/2020 (Unaudited)
Investment property	1,078,299	1,298,047
Tax prepayments	61,186	553,060
Prepaid fees to Directors and Supervisory Committee members	139,794	138,849
Other prepayments	182,510	301,422
Other	85,074	103,800
Total	1,546,863	2,395,178

Investment property

The fair value of all investment property is based on appraisals performed by an independent experts with recognized professional qualification and expertise in the place and category of the investment property (level 3 fair value). Changes in fair value are recognized in profit or loss.

Investment property appraisal was based on the market approach, i.e., considering market prices per constructed square meter of similar pieces of property and the characteristics inherent to the property being appraised, including aging, condition, maintenance, and construction quality.

Significant input data used, detailed by zone and their interrelation with the fair value is as follows:

Main calculation variables, non-observable	Interrelation between main variables and fair value	AMBA (Metropolitan Area of Buenos Aires)	Provinces of Buenos Aires and La Pampa	Rest of the country
Price per square meter (in thousands of ARS)	The higher the price per square meter, the greater the fair value	Between 48 and 84	Between 63 and 259	Between 171 and 240
Aging	The greater the age, the lower the fair value	Between 42 and 61 years	Between 43 and 95 years	Between 31 and 100
State of preservation	The better the state of preservation, the higher the fair value	Good	Between regular and good	Between good and very good

Changes in investment property for the year ended December 31, 2021 are included in Schedule F, accompanying these consolidated financial statements.

The figures included in income/(loss) from Investment Property for the year are as follows :

Notes to the consolidated financial statements as of December 31, 2021 (Audited) and December 31, 2020 (Unaudited) In thousands of Argentine Pesos, except otherwise indicated

	12/31/2021 (Audited)	12/31/2020 (Unaudited)
Rentals	12,540	16,385
Direct expenses from property management	(623)	(826)

Net income from investment property as of December 31, 2021 and 2020 amounts to ARS 11,917 and ARS 15,559, respectively, and is recognized in “Other operating income”, “Administrative expenses” and “Other operating expenses” in the consolidated statement of income.

11.4 Non-current assets held for sale

On April 20, 2016, the Bank purchased the building located at Carlos Pellegrini 211, known as “Edificio del Plata”, through a public auction held by the Government of the City of Buenos Aires, with the purpose of setting up a branch and corporate offices.

On September 28, 2018, the Bank's Board of Directors decided to discontinue the investment in the construction plan of the new corporate headquarters, changing the originally intended purpose of the building known as "Edificio del Plata".

As of December 31, 2021 and 2020, the aforementioned building is classified as “Non-current asset held for sale” (IFRS 5) and is subject to a sales plan prepared by the Department of Comprehensive Development of Housing.

As of December 31, 2021 and 2020, the building was measured at fair value, net of selling expenses. The fair value is determined based on assessments carried out by independent appraisers outsourced to carry out the assessment.Such appraisers act as advisors to the Board of Directors and shall meet the required market knowledge, reputation, independence and professional standards.The book value of the building amounts toARS 9,700,731 and ARS 10,509,076, respectively.

11.5 Other non-financial liabilities

Balances of other non-financial liabilities are as follows:

Other non-financial liabilities	12/31/2021 (Audited)	12/31/2020 (Unaudited)
Miscellaneous payables	2,176,304	1,638,290
Salaries and social security contributions payable	1,763,902	1,487,181
Other taxes payable	1,075,571	590,019
Directors’ and Supervisory Committee members’ fees	306,566	290,713
Tax withholdings and collections payable	700,416	816,236
Personnel expenses	78,000	164,526
Customers’ loyalty programs	45,639	39,812
Termination benefits payable	337,840	325,866
Dividends payable	575	869
Total	6,484,813	5,353,512

Notes to the consolidated financial statements as of December 31, 2021 (Audited) and December 31, 2020 (Unaudited) In thousands of Argentine Pesos, except otherwise indicated

12.
INCOME TAX

The table below shows a breakdown of “Current income tax assets”:

Current income tax assets	12/31/2021 (Audited)	12/31/2020 (Unaudited)
Minimum presumed income tax credit (*)	330,799	499,313
Income tax advances	629,441	17,843
Total	960,240	517,156

(*) Below is a detail of the breakdown and expiration of tax credits:

	Minimum presumed income tax credit
Period	Assessed tax	Tax Expiration Period
2012	897	2022
2015	41	2025
2016	81,835	2026
2017	106,128	2027
2018	138,099	2028
2019	3,799	2029
	330,799

The breakdown of income tax benefit / (expense) is as follows:

	12/31/2021 (Audited)	12/31/2020 (Unaudited)
Current income tax	(579,531)	(1,168,880)
Deferred Income tax	693,543	(34,906)
Total income tax benefit / (expense)	114,012	(1,203,786)

The reconciliation of the effective tax rate is set forth below:

	12/31/2021 (Audited)	12/31/2020 (Unaudited)
(Loss) /Income for the year before income tax	(4,149,927)	2,563,468
Effective tax rate	35%	30%
(Loss)/income for the year at the tax rate	1,452,474	(769,040)
Permanent differences at the tax rate:
- Tierra del Fuego income	(43,018)	(54,944)
- ProCreAr net revenues	261,353	145,727
- Other	(46,432)	57,979
Tax Inflation adjustment	1,082,086	1,144,403
Non-monetary assets inflation adjustment	(1,170,274)	(1,451,219)
Loss on net monetary position	(1,112,177)	(276,692)
Allowance for impairment of net deferred tax asset	(310,000)	-
Total income tax benefit / (expense) for the year	114,012	(1,203,786)

Notes to the consolidated financial statements as of December 31, 2021 (Audited) and December 31, 2020 (Unaudited) In thousands of Argentine Pesos, except otherwise indicated

Deferred income tax assets and liabilities

The table below shows the changes in deferred income tax assets and liabilities:

Deferred tax assets, net	Balance as of 12/31/2019 (Unaudited)	Balance recognized in profit or loss 2020	Balance as of 12/31/2020 (Unaudited)	Balance recognized in profit or loss 2021	Balance as of 12/31/2021 (Audited)
Allowance for loan losses	3,040,459	13,678	3,054,137	706,742	3,760,879
Property, plant and equipment, Investment property and assets held for sale	(3,194,849)	127,001	(3,067,848)	(1,359,246)	(4,427,094)
Foreign-currency valuation	(48,255)	30,569	(17,686)	1,536,626	1,518,940
Provisions	305,582	(129,368)	176,214	67,174	243,388
Valuation of financial instruments	312,119	(460,958)	(148,839)	7,906	(140,933)
Tax inflation adjustment	1,259,139	399,520	1,658,659	(313,871)	1,344,788
Tax losses	184,630	53,059	237,689	34,813	272,502
Other	21,503	(68,407)	(46,904)	13,399	(33,505)
Total deferred income tax assets, net	1,880,328	(34,906)	1,845,422	693,543	2,538,965

Below is a detail of the years of origination and expiration of the recognized tax losses:

Originated in	Balance as of 12/31/2021	Expiration
2021	272,502	2026
Total	272,502

Tax Inflation Adjustment

- Law 27,430 introduced an amendment establishing that the subjects referred to in paragraphs a) to e) of Article 53 of the current Income Tax Act, for the purposes of determining the net taxable earnings, should deduct or incorporate the tax inflation adjustment to the tax income for the fiscal year being settled. Said adjustment would be applicable in the fiscal year where a variation percentage of the consumer price index is verified, greater than one hundred percent (100%), accumulated in the thirty-six (36) months prior to the closing of the fiscal year being settled.
- The positive or negative inflation adjustment, as appropiated, to be calculated, would be charged as follows: for the first and second fiscal years commenced on or after January 1, 2019, one sixth (1/6) had to be charged in that fiscal year, and the remaining five sixths (5/6), in equal parts, in the following five (5) immediate fiscal years. Later, for fiscal years commencing on or after January 1, 2021, the inflation adjustment would be charged in full (100%), with no deferral at all. In this regard, the whole inflation adjustment calculated for this year has to be included in the current fiscal year.

As per the analysis performed by the Group, the assets detailed above are considered to be recoverable and, they are recognized accordingly.

Notes to the consolidated financial statements as of December 31, 2021 (Audited) and December 31, 2020 (Unaudited) In thousands of Argentine Pesos, except otherwise indicated

Income tax rate

Law No. 27,430, as subsequently amended by the Social Solidarity and Production Reactivation Law enacted within the framework of the prevailing Public Emergency (the “Economic Emergency Law”), established the following income tax rates:

●
30% for fiscal years beginning on or after January 1, 2018 and 25% for fiscal years beginning on or after 2022; and
●
dividends distributed to individuals and foreign beneficiaries as from such fiscal years will be taxed at a 7% and 13% rate, respectively.

Then, Law No. 27630 enacted on June 16, 2021 repealed the aforementioned general decrease in rates and introduced a system of tax brackets to become effective for fiscal years beginning on or after January 1, 2021, as follows:

Accumulated net taxable income
From	To	Amount payable	Rate %	Over the excess of
-	5,000	-	25%	-
5,001	50,000	1,250	30%	5,000
50,001	Without cap	14,750	35%	50,000

The amounts included in this system of tax brackets will be adjusted annually commencing on January 1, 2022, based on the changes in the CPI measured in October each year.

Furthermore, dividends on profits generated in fiscal years beginning on or after January 1, 2018 will be taxed at a single rate of 7%.

As a consequence of such changes, the current tax liability as of December 31, 2021 was measured by applying progressive rates on taxable income assessed at such date, while deferred tax balances were measured by using the progressive rate expected to be in force at the time of reversal of the temporary differences.

13. NEGOTIABLE OBLIGATIONS ISSUED

The table below shows the Group's issues of simple, non-convertible negotiable obligations:

	Issued amount (in thousands)	Issue date	Maturity date	Annual interest rate	12/31/2021 (Audited)	12/31/2020 (Unaudited)
Banco Hipotecario S.A. (1)
XLVIII	ARS 6,300,000	11/07/17	11/07/22	Badlar+4.00%	2,798,946	4,191,975
L	UVA 23,239	02/14/18	02/14/22	4.90%	2,280,092	2,053,181
Series I	ARS 3,570,141	02/15/19	02/15/21	Badlar+6.15%	-	5,492,265
Series II	ARS 309,564	02/11/20	08/11/21	Badlar+6.75%	-	621,123
Series III	UVA 60,329	02/11/20	02/11/22	5.00%	5,921,242	5,825,591
Series IV	US$ 78,336	10/14/20	10/14/25	9.75%	6,414,860	9,883,494
Series V	US$ 10,000	10/01/21	04/07/23	0.00%	1,021,339	-
BACS Banco de Crédito y Securitización SA (2)
Series V	ARS 852,881	08/12/20	02/12/22	Badlar + 2.99%	644,533	1,345,859
Series VI	ARS 1,250,000	05/27/21	05/27/22	Badlar + 4.75%	1,251,948	-
TOTAL					20,332,960	29,413,488

Notes to the consolidated financial statements as of December 31, 2021 (Audited) and December 31, 2020 (Unaudited) In thousands of Argentine Pesos, except otherwise indicated

(1)
The Annual Shareholders’ Meeting held on May 23, 2008 approved the creation of a new Global Program for the issuance of negotiable obligations, non-convertible into shares, secured or unsecured, for up to US$ 2,000,000,000 or an equal amount in ARS, which was amended, extended and increased several times by subsequent Annual Shareholders’ Meetings and Board Resolutions. The current amount authorized to be issued under the Global Negotiable Obligations Program is up to US$ 1,000,000,000 (or its equivalent in other currencies).

The Program’s Public Offering was authorized by Resolution No. 16573 dated May 24, 2011; the increase in the Program amount was authorized by Resolution No. 17805 dated September 9, 2015; the extension of the Program and the increase in its amount were authorized by Resolution No. 18145 dated July 28, 2016, and a new increase in the program amount was authorized by Resolution No. 18493 dated February 2, 2017, all of them issued by the CNV.

(2)
On March 26, 2012, BACS’ Annual Shareholders’ Meeting approved the creation of a Global Program for the issuance of simple negotiable obligations, non-convertible into shares, secured or unsecured, or secured by third parties, subordinated or unsubordinated, for an aggregate nominal value of up to US$ 150,000,000 and the subsequent admission to the public offering of negotiable obligations. On January 23, 2014, the CNV authorized the public offering of BACS Banco de Crédito y Securitización S.A.’s negotiable obligations, by way of Resolution No. 17271. On April 13, 2016, the Shareholders’ Meeting approved the extension of the Global Negotiable Obligations Program from US$ 150,000,000 to US$ 300,000,000.

14. PROVISIONS

The Group recognizes the following provisions:

●
For labor, civil and commercial lawsuits: These provisions are calculated on the basis of attorneys’ reports on the status of the proceedings and estimates of potential losses the Group may sustain, as well as on the basis of past experience in proceedings of a similar nature.

●
For miscellaneous risks: These provisions are set up to address contingencies that may trigger obligations for the Group. In estimating the provision amounts, the Group evaluates the likelihood of realization taking into consideration the opinion of its legal and professional advisors. These include potential claims from tax authorities for various taxes and potential administrative penalties from supervisory entities, among others.

●
At the request of the BCRA, Note 28.6 includes all administrative, disciplinary and criminal penalties applied or processes initiated by the BCRA and the Financial Information Unit (UIF), either supported by a lower court judgment or not, regardless of whether they are probable, possible or remote.

Based on Management's estimate, there is less than 50 percent probability that the amounts of allowances as of December 31, 2021 will have to be paid during the following 12 months.

Changes in provisions as of December 31, 2021 are as follows:

			Decreases
Provisions	Balances as of 12/31/2020 (Unaudited)	Increases	Reversals	Uses	Monetary gain (loss) from provisions	Balances as of 12/31/2021 (Audited)
Other (*)	676,730	194,263	(197,992)	(92,114)	(197,194)	383,693
Total	676,730	194,263	(197,992)	(92,114)	(197,194)	383,693
(*) It mainly includes provisions for lawsuits and other claims and the provision for expected credit losses for guarantees granted and unused balances of overdraft facilities and credit cards.

Notes to the consolidated financial statements as of December 31, 2021 (Audited) and December 31, 2020 (Unaudited) In thousands of Argentine Pesos, except otherwise indicated

15. CAPITAL STOCK

Banco Hipotecario Sociedad Anónima has a capital stock of 1,500,000, fully subscribed and paid-in, represented by 1,500,000,000 common book-entry shares, with a nominal value of ARS 1 each, split into the following classes:

Class	Shares	Nominal Value	Capital Stock (in ARS)

A	664,376,845	1	664,376,845
B	57,009,279	1	57,009,279
C	75,000,000	1	75,000,000
D	703,613,876	1	703,613,876
	1,500,000,000		1,500,000,000

●
Class A shares: Entitled to 1 vote each. These shares were held by the Argentine Government as part of the privatization process and were subsequently transferred to the Trust Fund to support the Regional Infrastructure Federal Fund;

●
Class B shares: Entitled to 1 vote each. These shares are held under the employee stock ownership program, in Spanish “Programa de Propiedad Participada” (PPP), created by Decree No. 2127/2012 and may not account for more than 5 % of the Bank's capital stock. As long as Class B shares account for more than 2% of the Bank's capital stock, holders of Class B shares gathered at their Shareholders' Meeting will be entitled to elect one member of the Bank's Board of Directors;

●
Class C shares: Entitled to 1 vote each. These shares may not account for more than 5 % of the Bank's capital stock and are freely transferable. As long as Class C shares account for more than 3 % of the Bank's capital stock, holders of Class C shares gathered at their Shareholders' Meeting will be entitled to elect one member of the Bank's Board of Directors; and

●
Class D shares: As long as Class A shares account for more than 42 % of the capital stock, Class D shares will be entitled to 3 votes each. An individual or legal entity belonging to the same economic group may not own more than five per cent (5%) of the Bank's capital stock. At times when Class D shares account for, at least, 25 % of the Bank's capital stock, holders of Class D shares, gathered at the Shareholders' Meeting, will be entitled to elect the majority of the members of the Bank's Board of Directors.

Employee Stock Ownership Plan (PPP)

Law No. 24855, whereby Banco Hipotecario Nacional was declared “subject to privatization” and transformed into a corporation ("sociedad anónima"), provided for the creation of Programa de Propiedad Participada (Employee Stock Ownership Plan or "PPP"). A PPP is a mechanism envisaged by Law No. 23696 to allow employees of an entity subject to privatization to acquire shares in the privatized entity’s capital stock.

The Bank's PPP was implemented by Executive Decree No. 2127/2012, pursuant to which the individuals included in the Bank's payroll as of September 27, 1997 became entitled to participate in the PPP, by subscribing a General Transfer Agreement among the employee, the government and the Trustee (Banco de la Nación Argentina).

Notes to the consolidated financial statements as of December 31, 2021 (Audited) and December 31, 2020 (Unaudited) In thousands of Argentine Pesos, except otherwise indicated

Class “B” shares (57,009,279) are entirely held by the PPP. The sale price of the shares was set at $ 0.665 each.

The payment of the shares to the government is made by offsetting contributions to the Adjustable Supplementary Pension Fund (Fondo Complementario Móvil de Jubilaciones), capitalizing the dividends from the awarded shares, and out of half the proceeds from the profit-sharing bonus.

The Bank's by-laws provide for the payment of a profit-sharing bonus in respect of profits for fiscal year 2012 up to and fiscal year 2021 included. The profit-sharing bonus is calculated as 0.50% of the Bank's profits for the year, as determined at the Annual Shareholder's Meeting at which the financial statements are approved.

Treasury shares deliverable

On November 22, 2017 (the "grant date"), the Board of Directors approved the implementation of the Employee Compensation Program, as approved at the shareholders' meetings dated April 24, 2013, April 24, 2014, and June 4, 2017.

Those who were employees of the Bank, BACS, BHN Sociedad de Inversión S.A., BHN Vida S.A., BHN Seguros Generales S.A. and BH Valores S.A. (merged into the Bank in 2019) became entitled to a number of shares, pursuant to the program conditions at the grant date.

The benefit was calculated considering the fair value of the Bank's shares at the grant date, while the value in excess of the nominal value of the shares is recognized in “Reserve for share-based payments.”

If the beneficiary meets the program conditions at the time his/her employment at the entities involved is terminated then such beneficiary will receive Class "D" shares and the shares are reclassified from "Treasury shares" to "outstanding shares," in both cases under the caption Capital stock.

In addition, until March 2021, the higher value recognized in the “Reserve for share-based payments” was reclassified into the account “Share premium” every time shares were delivered to the program beneficiaries. On March 30, 2021, the Bank's Shareholders' Meeting resolved to absorb the accumulated deficit and the accounts "Share premium" and “Reserve for share-based payments” were fully absorbed. Therefore, effective since April 2021, balances are reclassified from “Treasury shares” to “outstanding shares” only.

Dividends from deliverable shares are made available to beneficiaries as soon as the payment of such dividends is approved at the Shareholders' Meeting.

Notes to the consolidated financial statements as of December 31, 2021 (Audited) and December 31, 2020 (Unaudited) In thousands of Argentine Pesos, except otherwise indicated

16. INTEREST INCOME AND ADJUSTMENTS/ FEE AND COMMISSION INCOME

Interest income and adjustments	12/31/2021 (Audited)	12/31/2020 (Unaudited)
Interest on cash and bank deposits	10	27,040
Interest on loans to the financial sector	167,250	6,896
Interest on overdraft facilities	126,602	231,621
Interest on promissory notes	1,027,812	179,392
Interest on mortgage loans	1,007,727	1,213,564
Interest on consumer loans	2,006,509	3,645,519
Interest on pledge loans	10,269	36,918
Interest on credit card loans	5,337,213	8,386,475
Interest on finance leases	35,902	20,189
Interest on other loans	1,939,807	2,432,951
Interest on government and corporate securities	4,928,767	1,155,690
Income from CER, CVS, UVA and UVI adjustments	4,194,361	3,745,642
Interest on repos	25,495,392	7,412,765
Other	25,494	249,242
Total	46,303,115	28,743,904

Fee and commission income	12/31/2021 (Audited)	12/31/2020 (Unaudited)
Credit card commissions	4,971,279	7,720,548
Linked to lending transactions	1,131,808	985,885
Linked to borrowing transactions	43,830	61,150
Other commissions	429,017	472,257
Total	6,575,934	9,239,840

17. INTEREST EXPENSE AND ADJUSTMENTS

	12/31/2021 (Audited)	12/31/2020 (Unaudited)
Interest on checking accounts deposits	(15,562,057)	(5,996,886)
Interest on savings account deposits	(15,185)	(14,300)
Interest on time deposits	(22,836,602)	(11,629,940)
Interest on interfinancial loans received	(14,914)	(65,223)
Interest on negotiable obligations and debt securities	(3,860,890)	(8,784,818)
Expenses out of CER, CVS, UVA and UVI adjustments	(3,978,097)	(3,278,169)
Other	(6,004)	(188,224)
Total	(46,273,749)	(29,957,560)

Notes to the consolidated financial statements as of December 31, 2021 (Audited) and December 31, 2020 (Unaudited) In thousands of Argentine Pesos, except otherwise indicated

18. NET INCOME FROM FINANCIAL INSTRUMENTS MEASURED AT FAIR VALUE THROUGH PROFIT OR LOSS

	12/31/2021 (Audited)	12/31/2020 (Unaudited)
Income from government securities	14,086,330	13,957,115
Income from other corporate securities	955,074	909,226
Income from other securities	21,655	243,846
Total	15,063,059	15,110,187

19. EXCHANGE RATE DIFFERENCES ON GOLD AND FOREIGN CURRENCY

Originated in:	12/31/2021 (Audited)	12/31/2020 (Unaudited)
Dollar denominated assets	8,478,385	11,458,349
Dollar denominated liabilities	(8,381,937)	(11,230,677)
Derivative instruments	(867,101)	(1,249,338)
Net assets denominated in Euros	34,639	109,249
Total	(736,014)	(912,417)

20. OTHER OPERATING INCOME / (EXPENSES)

Other operating income	12/31/2021 (Audited)	12/31/2020 (Unaudited)
Loan servicing	6,424,318	6,858,862
Borrowing transactions commissions	410,143	411,553
Income from services PRO.CRE.AR	1,076,451	743,253
Penalty interest	152,992	236,299
Loans recovered	586,634	670,670
Reversal of allowances	131,841	306,028
Rentals	13,788	19,475
Investment property at fair value	-	192,555
Income from sale of property, plant and equipment and other non-financial assets	7,378	97,886
Adjustments and interest from miscellaneous receivables	134,184	190,941
Other income	295,897	314,274
Total	9,233,626	10,041,796

Other operating expenses	12/31/2021 (Audited)	12/31/2020 (Unaudited)
Turnover tax	(3,672,799)	(2,399,897)
Loan servicing	(3,215,287)	(3,337,716)
Deposit services	(626,995)	(612,022)
Other taxes	(462,282)	(473,371)
Debit and credit card rebates	(468,843)	(466,899)
Loan rebates	(167,569)	(332,673)
Contribution to the deposit insurance fund (Note 28.1)	(323,088)	(201,111)
Interest on finance leases liabilities	(241,295)	(274,887)
Other provisions	(331,497)	(280,522)
Donations	(92,125)	(126,022)
Non-current assets at fair value held for sale	(404,607)	(609,408)
Investment property at fair value	(219,748)	-
Other expenses	(254,520)	(187,827)
Total	(10,480,655)	(9,302,355)

Notes to the consolidated financial statements as of December 31, 2021 (Audited) and December 31, 2020 (Unaudited) In thousands of Argentine Pesos, except otherwise indicated

21. EXPENSES BY FUNCTION AND NATURE

The Group presented its consolidated statement of income under the expense function method. Under this method, expenses are classified according to their function as part of the item “Administrative expenses.”

The table below provides the required additional information about expenses by nature:

Administrative expenses	12/31/2021 (Audited)	12/31/2020 (Unaudited)
Fees and compensation for services	(2,371,677)	(2,844,990)
Directors’ and Supervisory Committee’s members’ fees	(574,454)	(577,095)
Advertising, promotion and research expenses	(622,222)	(711,785)
Taxes and duties	(412,191)	(530,267)
Maintenance and repairs	(474,535)	(517,838)
Electricity, gas and telephone services	(42,789)	(39,945)
Expense related to short term leases	(56,640)	(74,864)
Entertainment and transportation expenses	(94,371)	(91,097)
Office supplies	(172,931)	(131,766)
Rentals	(10,625)	(31,186)
Security services	(225,407)	(254,594)
Transport of values	(151,799)	(73,185)
Miscellaneous	(273,008)	(430,274)
Total	(5,482,649)	(6,308,886)

22. EMPLOYEE BENEFITS

The table below shows a breakdown of items disclosed under Employee Benefits:

Employee benefits	12/31/2021 (Audited)	12/31/2020 (Unaudited)
Salaries and social security contributions payable	(8,003,107)	(8,103,644)
Severance payments and bonuses	(2,319,285)	(1,638,963)
Personnel expenses	(412,265)	(559,074)
Total	(10,734,657)	(10,301,681)

23. SEGMENT REPORTING

The Group determines operating segments, based on management reports used to monitor performance and allocate resources by the Board of Directors and key management personnel, and updates such segments as they change.

The Group considers its business is comprised by its product and service offering; thus, it identifies operating segments as follows:

(a) Finance – It involves the placement of the Group’s liquidity according to the other segments and its own needs and opportunities.

Notes to the consolidated financial statements as of December 31, 2021 (Audited) and December 31, 2020 (Unaudited) In thousands of Argentine Pesos, except otherwise indicated

(b) Wholesale Banking – This segment encompasses corporate and financial advisory services as well as asset management and loans to large customers. This segment also includes the operations of our subsidiary BACS.
(c) Retail Banking – It includes loans granted and other credit products, such as deposit taking from individuals. It also includes the operations of our subsidiary BHN Inversión.

The column “Other” includes balances of assets, liabilities and income/loss not allocated to the operating segments mentioned above.

The column “Adjustments” includes consolidation adjustments corresponding to transactions among Group members not including third parties and the non-controlling interest.

The results of operations of the Group's several operating segments are monitored separately in order to make decisions on resource allocation and on the evaluation of each segment's performance. The performance of each operating segment is reviewed on the basis of operating income or loss and is measured consistently with the operating income and loss reported in the consolidated statement of income.

When a transaction occurs, transfer prices among operating segments are set on an arm's length basis similarly to transactions carried out with third parties. Income, expenses and income (losses) resulting from transfers among operating segments are then eliminated from consolidation.

The relevant segment reporting at the indicated dates is as follows:

	12/31/2021 (Audited)
	Finance	Retail banking		Wholesale banking		Other	Adjustments	Consolidated
		Retail Banking	Insurance	BHSA	BACS
Total assets	248,921,025	52,915,424	6,945,136	21,325,389	14,470,770	12,866,781	(7,810,351)	349,634,174
Total liabilities	(240,032,420)	(51,760,561)	(2,521,226)	(18,785,655)	(12,911,080)	(4,814,218)	2,978,375	(327,846,785)

	12/31/2020 (Unaudited)
	Finance	Retail banking		Wholesale banking		Other	Adjustments	Consolidated
		Retail Banking	Insurance	BHSA	BACS
Total assets	98,989,947	60,440,291	6,750,095	23,017,382	13,589,835	14,565,503	(10,999,817)	206,353,236
Total liabilities	(85,012,851)	(57,611,578)	(1,471,599)	(19,944,675)	(11,839,084)	(10,109,100)	5,471,160	(180,517,727)

	12/31/2021 (Audited)
	Finance	Retail Banking		Wholesale Banking		Other	Adjustments	Consolidated
		Retail Banking	Insurance	BHSA	BACS
Net income/(loss) from interest	(7,465,597)	6,062,378	754,883	1,421,514	(763,727)	-	19,915	29,366
Net fee and commission income/(loss)	(160,958)	6,539,468	(612,660)	418,608	1,178	4,514	-	6,190,150
Net income from financial instruments measured at fair value through profit or loss	11,507,656	-	1,591,590	-	1,927,199	-	36,614	15,063,059
Income from derecognition of assets measured at amortized cost	69,562	(55,276)	-	-	(12,511)	-	-	1,775
Exchange rate differences on gold and foreign currency	(659,204)	-	90,894	-	87,560	-	(255,264)	(736,014)
Other operating income/(loss)	76,456	2,671,198	5,519,243	104,057	839,997	43,289	(20,614)	9,233,626
Loan loss	-	(2,568,565)	-	(2,232,329)	(19,679)	-	-	(4,820,573)
Total net operating income/(loss)	3,367,915	12,649,203	7,343,950	(288,150)	2,060,017	47,803	(219,349)	24,961,389
Operating and administrative expenses	(3,068,686)	(17,155,424)	(2,659,891)	(2,723,404)	(1,649,665)	(542,695)	20,896	(27,778,869)
Gain (loss) on net monetary position	320,026	1,140,338	(2,520,295)	285,085	(560,795)	-	3,194	(1,332,447)
Income tax	144,147	563,327	(565,044)	-	(28,418)	-	-	114,012
Net income/(loss) attributable to non-controlling interests	-	-	-	-	(17,779)	-	95,892	78,113
Net income/(loss) for the year	763,402	(2,802,556)	1,598,720	(2,726,469)	(196,640)	(494,892)	(99,367)	(3,957,802)

	12/31/2020 (Unaudited)
	Finance	Retail Banking		Wholesale Banking		Other	Adjustments	Consolidated
		Retail Banking	Insurance	BHSA	BACS
Net income/(loss) from interest	(10,733,849)	7,451,250	1,236,437	1,347,046	(582,885)	-	68,345	(1,213,656)
Net fee and commission income/(loss)	(185,841)	9,576,141	(792,161)	259,332	2,776	2,349	-	8,862,596
Net income from financial instruments measured at fair value through profit or loss	11,556,189	-	1,352,255	-	2,105,902	-	95,841	15,110,187
Exchange rate differences on gold and foreign currency	(1,714,777)	-	295,454	-	77,626	-	429,28	(912,417)
Other operating income/(loss)	272,779	2,898,650	6,073,246	190,433	608,506	16,341	(18,159)	10,041,796
Loan loss	-	(1,709,829)	(61,386)	(775,520)	(21,847)	-	-	(2,568,582)
Total net operating income/(loss)	(805,499)	18,216,212	8,103,845	1,021,291	2,190,078	18,690	575,307	29,319,924
Operating and administrative expenses	(1,921,731)	(17,833,837)	(2,736,212)	(2,827,464)	(1,404,163)	(475,535)	15,557	(27,183,385)
Gain (loss) on net monetary position	265,704	1,879,597	(1,742,480)	469,899	(446,509)	-	718	426,929
Income tax	-	(110,792)	(944,826)	(6,464)	(141,704)	-	-	(1,203,786)
Net income/(loss) attributable to non-controlling interests	-	-	-	-	(13,030)	-	(84,091)	(97,121)
Net income/(loss) for the year	(2,461,526)	2,151,180	2,680,327	(1,342,738)	184,672	(456,845)	507,491	1,262,561

Information on geographic areas:

The Group's operations are entirely conducted in Argentina.

Notes to the consolidated financial statements as of December 31, 2021 (Audited) and December 31, 2020 (Unaudited) In thousands of Argentine Pesos, except otherwise indicated

24. OFF-BALANCE SHEET ACCOUNTS

The Group records different transactions under off-balance sheet accounts, according to the rules issued by the BCRA. The balances of the main off-balance sheet accounts as of December 31, 2021 and 2020 are listed below:

Off balance sheet accounts	12/31/2021 (Audited)	12/31/2020 (Unaudited)
Guarantees received	33,963,551	43,442,419
Uncollectible loans	6,246,707	8,703,621
Securities in custody	103,567,722	65,284,238
Securities to be collected	4,548,451	1,460,034
Securities to be debited	83,312	121,577
Securities to be credited	182,869	194,746
Agreed loans	31,085,324	32,839,691
Guarantees granted	313,388	260,370

25. TRANSACTIONS AND BALANCES WITH RELATED PARTIES

The Bank has carried out transactions with related parties at arm's length.

Main shareholders

The Bank’s main shareholders are:

		12/31/2021 (Audited)		12/31/2020 (Unaudited)
Name	Class of shares	Votes %	Capital %	Votes %	Capital %
Fondo Federal de Infraestructura Regional Assistance Trust	A	22.85%	44.29%	22.86%	44.30%
Employee Stock Ownership Plan	B	1.96%	3.80%	1.96%	3.80%
Fondo Federal de Infraestructura Regional Assistance Trust	C	2.58%	5.00%	2.58%	5.00%
IRSA Inversiones y Representaciones S.A. (a)	D	46.30%	29.92%	46.30%	29.92%
ANSES	D	7.64%	4.94%	7.64%	4.94%
Treasury shares	D	2.87%	1.85%	3.03%	1.96%
The Bank of New York ADRs (b)	D	9.38%	6.06%	9.38%	6.06%
Other	D	6.42%	4.14%	6.25%	4.02%
		100.00%	100.00%	100.00%	100.00%

(a) IRSA Inversiones y Representaciones (“IRSA”) holds these shares either directly or indirectly through the following subsidiaries: Tyrus S.A. (5.00%), Ritelco S.A. (5.00%), E-Commerce Latina S.A. (5.00%), Palermo Invest S.A. (4.99%), and Inversora Bolívar S.A. (5.00%)

Notes to the consolidated financial statements as of December 31, 2021 (Audited) and December 31, 2020 (Unaudited) In thousands of Argentine Pesos, except otherwise indicated

(b) It represents 90,905,000 ADRs (10 shares = 1 ADR), the political rights of which are exercised by the Argentine Government.

Directors’ Fees

The Bank's by-laws provide that total fees payable to Directors will be limited to five per cent (5%) of after-tax profits for the fiscal year at issue when no cash dividends are distributed for whatsoever reason, and will be increased on a proportional basis to cash dividends, if available, until reaching fifteen per cent (15%) of taxable income.

Some of the Group's directors were hired under Employment Contract Law No. 20744. This law sets forth certain employment terms and conditions, including, without limitation, salaries, income protection, working hours, vacations, paid leaves, minimum age requirements, workers’ protection, and grounds for suspension or termination of employment contracts. The fees payable every year to Directors are determined in accordance with Law No. 19550, taking into account whether or not directors perform technical-administrative duties and based on the profits made during the year. Once the fees payable to directors are determined, they are submitted to the Shareholders’ Meeting for approval.

Compensation payable to the Key Management Personnel

The members of our Senior Management are designated and removed by the Board of Directors and perform their duties following the instructions delivered by the Board.

As compensation for their duties, our Key Management Personnel earn a fixed amount determined by reference to their background, skills and experience, and a variable bonus which is paid on an annual basis and is tied to individual performance and the Group’s results of operations.

As of December 31, 2021, the Bank's Key Management personnel is comprised of a General Manager and thirteen Area Managers.

Corporate Services Contracts

In light of the fact that subsidiaries have operating areas that share certain common characteristics, the Bank implemented alternatives to cut certain fixed costs inherent to its business, streamlining the individual efficiencies of each of the companies in several areas comprising operating management.

Costs and rewards of corporate service agreements are allocated on the basis of operating efficiencies and equity, without pursuing individual profits for each of the companies.

Below is a detail of the service areas included in the corporate services agreements:

Entity	Service area
BACS
Human resources, financial services, IT services, procurement and contracting, accounts payable, overall secretarial, legal advice services and exclusive use by BACS of a space within the Bank's Vault.

BHN Vida y BHN Seguros Generales (a)
Human resources; procurement and contracting; maintenance; internal audit; assets management; general services; accounts payable; overall secretarial services; legal advice and supervision; supply, maintenance and administration of communication and IT items; SAP maintenance, and sale of insurance policies through call centers.

(a) Controlled by BHN Sociedad de Inversión S.A.

Notes to the consolidated financial statements as of December 31, 2021 (Audited) and December 31, 2020 (Unaudited) In thousands of Argentine Pesos, except otherwise indicated

Rental of Offices

BACS, BHN Sociedad de Inversión S.A., BHN Seguros Generales S.A. and BHN Vida S.A. lease offices owned by IRSA Propiedades Comerciales S.A. (“IRSA CP”), the main subsidiary of IRSA Inversiones y Representaciones S.A. at several buildings.

Legal Services

The Group hires the legal services of Zang, Bergel & Viñes law firm, Saúl Zang is a partner in such law firm and is also a member of the Board of the Group’s subsidiaries.

Trading of Financial Assets

Cash surpluses are usually invested in several instruments, including those issued by related companies, which are purchased at the time of issuance or from independent third parties in the secondary market.

Financial Transactions

In the ordinary course of business, the Bank enters into certain related party credit facility agreements. The interest rate on these facilities is determined at arm's length and these facilities are under normal situation conditions as of period-end.

In addition, the Bank and BACS usually act as placement agents in certain related parties’ transactions carried out in the capital market.

Below is a detail of balances and transactions with related parties as of December 31, 2021:

	ASSETS						LIABILITIES
Related Party	Other debt securities	Derivative instruments	Investment in equity instruments	Loans and other financing arrangements	Other financial assets	Other non-financial assets	Other financial liabilities
IRSA (includes subsidiaries)	101,593	3,809	50,875	357,739	7,730	-	89
Total shareholders	101,593	3,809	50,875	357,739	7,730	-	89
Zang, Bergel & Viñes Law Firm	-	-	-	-	-	-	620
Key personnel	-	-	-	-	-	139,794	306,566
Total other	-	-	-	-	-	139,794	307,186
Total	101,593	3,809	50,875	357,739	7,730	139,794	307,275

Notes to the consolidated financial statements as of December 31, 2021 (Audited) and December 31, 2020 (Unaudited) In thousands of Argentine Pesos, except otherwise indicated

Related Party	Interest income	Employee benefits	Administrative expenses
IRSA (includes subsidiaries)	277,118	-	37,359
Total Shareholders	277,118	-	37,359
Zang, Bergel &Viñes Law Firm	-	-	3,739
Key personnel	-	636,988	574,454
Total other	-	636,988	578,193
Total	277,118	636,988	615,552

Below is a detail of the balances and transactions with related parties as of December 31, 2020:

	ASSETS				LIABILITIES
Related Party	Other debt securities	Investment in equity instruments	Other financial assets	Other non-financial assets	Equity instruments
IRSA (includes subsidiaries)	280,757	10,092	560,744	3,825	-
Total shareholders	280,757	10,092	560,744	3,825	-
Zang, Bergel & Viñes Law Firm	-	-	9,913	-	-
Key personnel	-	-	-	-	125,985
Total other	-	-	9,913	-	125,985
Total	280,757	10,092	570,657	3,825	125,985

Related Party	Interest income	Employee benefits	Administrative expenses
IRSA (Includes subsidiaries)	120,793	-	37,972
Total shareholders	120,793	-	37,972
Zang, Bergel & Viñes Law Firm	-	-	5,210
Key personnel	-	827,216	577,095
Total other	-	827,216	582,305
Total	120,793	827,216	620,277

Notes to the consolidated financial statements as of December 31, 2021 (Audited) and December 31, 2020 (Unaudited) In thousands of Argentine Pesos, except otherwise indicated

26. FINANCIAL RISK FACTORS

Comprehensive Risk Management

The Bank relies on a comprehensive process to manage risks that includes identifying, assessing, tracking, controlling and mitigating all significant risks.

The comprehensive process for managing risks is geared towards having the Board of Directors and Senior Management involved in the management of all significant risks and having them oversee such management and understand the nature and level of risk taken on by the entity and how such risk relates to capital adequacy. In addition, it is in line with the best practices in risk management and, in particular, with the BCRA's guidelines for financial institutions' risk management.

To make sure that its significant risks are properly managed, the Bank relies on a management framework and on management devices that are fitting to its size, complexity, economic weight and risk profile.

a) Credit Risk:

Credit Risk Management - Retail Banking

Retail Banking credit risk management is based on the Bank's annual planning process. As a result of such process, the Bank sets business goals, that is, the volume of loans to be granted during the year through each Retail Banking lending product (mortgage and consumer loans and credit cards). The credit risk strategy is intended to establish the guiding principles of the Bank's loan origination, servicing and follow-up activities. It encompasses defining the profile of customers to whom the Bank is willing to lend, as well as identifying the target market, quality levels and expected profitability, and the overall characteristics the Bank seeks to achieve in its credit portfolio. The establishment of risk limits is conceived as a dynamic process leading to determine the Bank's risk appetite. Given the fact that the credit strategy should provide continuity and should take into account circumstantial aspects and their resulting changes in the overall credit portfolio composition and quality, through its credit policies and procedures, the Bank defines detailed aspects to execute its credit risk strategy, such as origination criteria (including terms and conditions), credit powers and authority, product types, origination channels, underlying collateral, and the organization's structure. In line with its business goals, and considering the aforementioned forecasts, the Bank sets a credit risk appetite; in other words, tolerance limits or levels based on indicators, such as the non-performing portfolio ratio and the annual loss rate (write-off). Through this planning process, which includes a definition session with the involvement of senior management and another session to present the plan to the Board, the Bank develops a Business Plan and Risk Strategy, both documents that embody the aforementioned goals and limits for the Board's approval.

Credit Risk Management means the function and procedure to identify, measure, mitigate and monitor credit risk, taking into consideration the entire business cycle, from the definition of the target market and the origination of a financing arrangement, up to the customers' maintenance and the loan recovery or write-off upon a default. Within this framework, the granting of new loans is guided by Credit Policies and Scoring Models. The policies, which establish credit eligibility requirements and line allocation criteria, are set out by the Retail Credit Risk Department reporting to the Planning and Control Area and are approved by the Risk Management Committee and the Board of Directors on an annual basis. The models developed by the Bank or market models (developed by Veraz, Nosis and Visa) are subject to a validation process, established in the Scoring Model Validation Policy approved by the Board. Such policy sets out the responsibilities and criteria to be applied in validating models, oriented at maintaining a standard in their predictive capacity.

Notes to the consolidated financial statements as of December 31, 2021 (Audited) and December 31, 2020 (Unaudited) In thousands of Argentine Pesos, except otherwise indicated

Loans are granted on the basis of a Decision Engine in which the scoring models and most conditions set out in credit policies are arranged. This ensures the accurate application of the established policies in general and, in turn, enables further assessment of the applications in accordance with the analysts’ judgment, whether to reject them or approve them by exception. There is a limit for exceptions which is set out in the Credit Policy.

In order to identify, measure and monitor compliance with credit risk policies, the Bank has developed certain key indicators associated with the main risks identified. These indicators allow the Bank to monitor the composition, concentration and quality of several credit portfolios, broken down by business sectors, segments, origination channels, products, etc. This information is documented in several reports which analyze several aspects, such as financing level, arrears ratios, roll rates, vintage, benchmarking, portfolio impairment, and exposure to pre-established risk thresholds. The main indicators are part of the Risk Dashboard.

Both portfolio maintenance, which is mainly related to credit cards, and arrears management are governed by the aforementioned Credit Policies and Scoring Models. Regarding card portfolio maintenance, the policy mainly sets out the guidelines to manage credit facilities and access to product attributes, including, for instance, cash advances. Regarding arrears management, the policies govern the commencement of several recovery stages –early arrears, advanced arrears, and court proceedings – and recovery means, settlement options (debt restructuring, reductions, etc.), and risk control or recovery actions (restraint, disqualification, account closing, etc.) enabled for each stage. Both processes are monitored by the Area Manager through reports prepared by several divisions.

For purposes of credit risk management itself, that is, for unexpected losses, the Bank relies on stress tests to monitor changes in the portfolio vis-a-vis different adverse forward-looking scenarios designed, at least, at two years. Stress testing results determine the decisions to be made concerning adjustments to risk mitigating policies, while they are also useful to assess capital adequacy and allowance coverage. On the other hand, PDs and LGDs are used to calculate economic capital, and are estimated for both businesses and individuals, based on historical information. In estimating LGDs, the Bank takes into account all recoveries after a default, both in respect of the active portfolio and off-balance sheet accounts.

Credit Risk Management – Wholesale Banking

Effective credit risk management requires a suitable credit risk culture; therefore, the risk policies and risk management strategy in place are key elements to build such a culture, oriented at managing and mapping credit risk to the other risks on a comprehensive basis.

Wholesale Banking credit risk management is based on the Bank's annual planning process. During such process, the Bank designs the plan and business strategy for each Wholesale Banking segment (Corporate, SMEs, Real Estate Projects, Financial Institutions, Public Sector, and Intermediaries), establishing, in general terms, the desired growth levels and positioning, degree of sectoral assistance, concentration levels, product mix to be boosted, and credit quality level to be maintained in respect of expected profitability, among other things. Credit portfolio concentration, as a potential source of losses, is regarded in credit manuals as a special point for attention. Credit concentration takes place when the Bank is too exposed to a substantial number of similar risks, with a single borrower, a group of related borrowers, an industrial or business sector, a geographic region, certain credit facility or a given risk-mitigating factor.

Risk appetite is also defined for each segment, and tolerance limits or levels are established and constantly monitored in order to anticipate any undesired departure. Such limits derive in indicators, such as, 12-month likelihood of default, concentration level by borrower within the portfolio, and concentration level by business sector within the portfolio.

Notes to the consolidated financial statements as of December 31, 2021 (Audited) and December 31, 2020 (Unaudited) In thousands of Argentine Pesos, except otherwise indicated

The outcome of such planning, which involves the Bank's Senior Management and Directors, is embodied in the Business Plan and Risk Strategy final document, in which each of the aforementioned items is exposed in detail and is submitted to the Board for approval.

Within this framework, credit decisions involving new lending, renewals, or portfolio follow-up are made following the guidelines set out in the comprehensive risk management policy as well as in the respective credit manuals developed for each business segment. Such policies are established by Wholesale Banking Credit Risk and approved by the Risk Management Committee and the Board on an annual basis. The Bank also has a documented mechanism in place to set prices/rates based on risk; in other words, the risk-reward relationship is always at the core of every lending decision.

The Bank has a risk rating system specific to Wholesale Banking, which seeks to support key credit risk parametric estimates to measure credit risk, through a credit analysis performed by an analyst specialized in the industry or sector at issue, according to the business segment and risk associated with the transaction. This rating system ensures transparency and consistency in terms of lending decisions which, together with the policies and manuals in place, lead to set the loan granting minimum standards based on credit ratings. Credit risk rating methodologies and parameters are reviewed and validated, at least, on an annual basis.

Ratings are also subject to permanent changes as a result of perceived changes in the borrower's risk arising from updated information, with each change in ratings being submitted to an Internal Review Commission comprised by subject-matter specialists.

The Wholesale Banking Credit Risk area is in charge of performing an independent analysis of any application that involves credit risk. All applications for commercial loans are reviewed and assessed on the basis of their respective exposure, in order to guarantee an appropriate assessment, correct approval, and ongoing monitoring and active management of risks.

The starting point of this review process is an assessment of the borrower's or counterparty's credit risk, where key factors are assessed, including borrower's management, historical and projected financial position, industry, trends, etc.

As a result of such assessment, a specific credit rating is assigned, with an associated likelihood of default. In addition, the transaction is analyzed with special focus on collateral, maturity, and general arrangement.

The Wholesale Banking Credit Risk area renders an opinion, which is submitted to the Credit Committee, Executive Committee, or the Board of Directors for approval, depending on the amount involved in the transaction, as set forth in the respective credit manuals.

The Bank monitors the portfolio at the individual borrower level, on an ongoing basis and within the minimum terms set forth in the credit manuals, and assesses credit aspects, in addition to the customer's behavior with the Bank, payment history, use of checking account, etc. Regarding arrears management, the policies govern the commencement of several recovery stages –early arrears, advanced arrears, and court proceedings – and establish the recovery means, settlement options (debt restructuring, reductions, further collateral, etc.), and risk control or recovery actions enabled for each stage.

The Bank develops indicators and reports on them on an ongoing basis to monitor the performance of several business segments. The main indicators in this regard are part of the Risk Scorecard. In addition, the Bank develops several monthly and quarterly reports covering all risks associated with the portfolio on the basis of and in accordance with the business segment specificity.

Notes to the consolidated financial statements as of December 31, 2021 (Audited) and December 31, 2020 (Unaudited) In thousands of Argentine Pesos, except otherwise indicated

The Bank has also developed methodologies for the periodical performance of stress tests and Economic Capital calculation. In connection with the stress tests aimed at measuring the impact of Wholesale Banking portfolio credit risk in the face of several potential values the defined risk factors may take, a rigorous and detailed analysis at the level of each individual customer is performed; in other words, the potential impact the borrower or counterparty may have is measured and then reviewed at an aggregate level. Individual stress tests have also been designed to reinforce the methodology and simulate ad hoc scenarios. Such stress tests have defined contingency plans which are triggered according to the size of the projected event.

Below is a detail of the credit quality of the Group's financial assets:

	12/31/2021 (Audited)	12/31/2020 (Unaudited)
Government and corporate securities	58,025,060	55,340,140
Measured at fair value through profit or loss	27,565,985	46,337,359
Measured at amortized cost	25,932,770	6,577,713
Investments in equity instruments	496,791	396,378
Financial trust participation certificates	-	15,085
Shares in mutual funds	1,762,332	1,616,630
Pledged as collateral	2,267,182	396,975
Loans and other financing arrangements	61,704,756	74,584,462
Commercial portfolio	25,190,697	26,204,766
Performing	18,009,268	18,697,867
Non-performing	7,181,429	7,506,899
Consumer portfolio	36,514,059	48,379,696
Performing	35,412,185	46,985,717
Non-performing	1,101,874	1,393,979
Other financial assets	5,629,062	4,211,571

Impairment of financial instruments

See notes 6.3 and 7.

Loans written-off

All loans within the consumer portfolio that must be fully accounted for in accordance with the applicable rules in force are written off one month after the date on which such provision is made. The balance of loans written-off as of December 31, 2021 and 2020 amounts to ARS 6,246,707 and ARS 8,703,621, respectively.

b) Market risk

The Bank monitors market risk, which is defined as the risk of sustaining potential losses in both balance sheet and off-balance sheet positions as a result of adverse fluctuations in the market price for listed financial assets subject to trading, including, for instance, government and corporate debt securities, shares, currencies, derivative products, and debt securitiesissued by the BCRA.

Market risk is comprised by: 1) risks inherent to equity and debt securities and other financial instruments (price risk), and 2) currency mismatch risk both within balance sheet and off-balance sheet positions (exchange rate risk). Market risk includes risks associated with both “linear” and “non-linear” instruments (derivatives).

Notes to the consolidated financial statements as of December 31, 2021 (Audited) and December 31, 2020 (Unaudited) In thousands of Argentine Pesos, except otherwise indicated

As required by the new rules issued by the BCRA, a Trading Portfolio has been defined for market risk monitoring. A Trading Portfolio is defined as a portfolio comprising positions in financial instruments held for trading in the short term, in order to make a profit from price fluctuations.

The portfolio is managed according to the following strategic guidelines:

● Analysis of several macroeconomic and market variables, with its ensuing impact on prices for financial assets.
● Weighting of several classes of assets, optimization of the portfolio risk-return profile, taking into account several classes of assets and the interrelation among them.
● Analysis of the assets which, in the entity's view, are under or overvalued within each group and the potential for arbitrage within each of them.
● Compliance with both internal and external liquidity requirements.

The trading portfolio should be measured at fair market value for purposes of the capital requirement calculation. If the Bank has instruments within its portfolio with no market quotation, whether by reason of unavailability of a closing price or due to the fact that such price is not representative as a result of an illiquid position, it will estimate the fair value of the quotation.

“Fair values” are estimated by applying a calculation method, assumptions and parameters proposed by the Market Risk area, based on customary market practices, and are periodically agreed upon and reviewed by the Area Manager. The quotation will be estimated by discounting expected future cash flows at a representative market rate for such instrument, except for shares, in which case a comparable valuation method will be applied. The Internal Audit area, in compliance with the BCRA's rules, periodically reviews the fairness of the criteria used in the estimate and the calculation.

The methodology employed by the Bank in quantifying market risk is based on the “Value at Risk” (VaR), that is, an estimate of maximum probable losses in a given horizon, with an associated likelihood of no less than 99%. For positions with associated price risk, the Bank has set a minimum time horizon or holding period of ten sessions. Monitoring takes place on a daily basis through an internally developed system. The Bank has established “VaR” limits which are observed for exposures to each of the aforementioned risks. There are also exposure limits per type of instrument, namely: debt securities from the non-financial public sector, securities issued by the BCRA, local private debt securities, local private trust securities, local equity, currencies and gold. Such limits are annually reviewed by the Finance Committee as part of the preparation of the new Business Plan and the related Risk Strategy. In order to verify the robustness of the models employed in estimating price risk, the Bank periodically conducts retrospective tests or “backtesting.” The Bank also conducts individual stress tests in order to estimate potential extreme losses no likely to be captured by parametric models.

The estimates of Value at Risk (price and foreign exchange risks) also help to determine the economic capital to be set aside for market risk.

Regarding market risk, the Finance and Risk Management Committees discuss and decide upon the main strategies to be followed in managing the security portfolio, the structural gap in foreign currency, and hedging alternatives; they are also in charge of defining the tolerance level to be assumed by the Bank. The Market and Operational Risk Area is responsible for identifying, measuring, controlling and monitoring price and foreign exchange risks.

The tables below show the Group's exposure to foreign exchange risk at year-end by type of currency:

Notes to the consolidated financial statements as of December 31, 2021 (Audited) and December 31, 2020 (Unaudited) In thousands of Argentine Pesos, except otherwise indicated

	Balances as of 12/31/2021 (Audited)				Balances as of 12/31/2020 (Unaudited)
	Monetary financial assets	Monetary financial liabilities	Derivative instruments	Net Position	Monetary financial assets	Monetary financial liabilities	Derivative instruments	Net Position
	(In thousands of ARS)
Dollar	21,590,382	(20,117,264)	4,546,103	6,019,221	33,000,366	(28,464,623)	(3,893,145)	642,598
Euro	129,947	(5,706)	-	124,241	251,543	(12,893)	-	238,650
Total	21,720,329	(20,122,970)	4,546,103	6,143,462	33,251,909	(28,477,516)	(3,893,145)	881,248

Derivative instruments are measured at the fair value of the respective currency at year-end.

The following is a sensitivity analysis of income (loss) and shareholders’ equity to reasonable changes in the preceding exchange rates relative to the Bank's functional currency, considering an instant variation in exposure at year-end.

Currency	Variation	12/31/2021 (Audited)		12/31/2020 (Unaudited)
		Income (loss)	Shareholders’ equity	Income (loss)	Shareholders’ equity
		(In thousands of ARS)
Dollar	40%	423,352	423,352	257,039	257,039
	-40%	(423,352)	(423,352)	(257,039)	(257,039)
Euro	40%	49,696	49,696	95,460	95,460
	-40%	(49,696)	(49,696)	(95,460)	(95,460)

c) Interest rate risk:

The Bank makes a periodical follow up of the interest rate risk, both in relation to the effects of variations in the interest rate on net financial income as well as on the Bank’s economic value, that is, on the current value of its assets and liabilities.

As it relates to the interest rate risk management, the Bank monitors the amounts and contractual conditions of each new origination as well as the current portfolio (stock of loans, deposits, swaps, hedges, and securities, among others) to prevent potential departures from the defined risk appetite. The Bank also conducts an ongoing analysis of several hedging alternatives in order to reduce interest rate gaps.

The Office of the Market and Operational Risk Manager is the area entrusted with the duties of identifying, measuring, controlling and monitoring interest rate risk. The Finance Committee and the Risk Management Committee are also involved in risk management, with their respective responsibilities.

Interest rate risk is quantified through two statistical approaches: “Net Interest Income at Risk” and “Economic Value at Risk.” The first of these two approaches assesses potential departures in interest income as a result of changes in interest rates, while the second approach assesses the potential impairment of the portfolio present value, as a consequence of potential fluctuations in the term structure of interest rates. Both approaches also include “baseline risk,” which arises from the imperfect correlation in lending and borrowing rate adjustments for instruments with similar revaluation features.

Notes to the consolidated financial statements as of December 31, 2021 (Audited) and December 31, 2020 (Unaudited) In thousands of Argentine Pesos, except otherwise indicated

In addition to the two approaches mentioned above, the Bank also conducts a gap analysis (interval and cumulative gap) both in ARS and US Dollars in order to quantify interest rate risk exposure on several future dates, and under several sensitivity analyses, and stress tests. In addition, as a sensitivity measure, the impacts on the expected results and on the expected current results of the portfolio in the event of changes of +/- 100 basic points in interest rates are evaluated.

The Interest Rate Risk Report is prepared on a monthly basis, in which the risk levels assumed by the Bank are described under both approaches, term gaps (gap analysis), base risk (due to foreign exchange hedge with futures), individual stress analysis and relevant events of the month.

Each measure has an associated limit, which is reviewed on an annual basis as part of the preparation of the new Business Plan and its related Risk Strategy.

d) Liquidity risk

Funding liquidity risk is defined as the likelihood that the Group may not be able to efficiently fulfill its current or future, expected and unexpected cash flows, with margin call/execution, without interfering with its day-to-day operations or financial position.

On the other hand, market liquidity risk is defined as the likelihood that an entity may not be able to offset or sell a market position due to:

● The fact that the volume of the assets comprising such position in the secondary market is not sufficient;
● The occurrence of disruptive events in the market hindering the normal execution of operations and/or at reasonable prices.

The preceding definitions refer to liquidity risk in local currency, as well as to the risk related to positions in other currencies, including, but not limited to, foreign exchange mismatches. To such end, structural mismatch is defined as the difference between the commitments for securities issued in and/or adjusted for foreign currency and the assets denominated in and/or adjusted for the same currency. It also includes the risks stemming from positions which, due to regulatory issues, are not accounted for in the financial statements, as it is the case of certain derivate instruments.

Liquidity management refers not only to liquidity risk in local currency but also to liquidity risk related to positions in other currencies, including, but not limited to, currency mismatches.

Liquidity risk management is defined as such actions planned for and/or carried out in order to maintain liquidity risk within the scope of the Board's definition. Such actions stem from the Finance Area's intrinsic mission of efficiently managing the liquid and financial resources.

In order for control over liquidity risk to be effective, the Bank has established a scheme of limits and early alert warnings to keep the Finance Committee abreast of potential increases in risks and/or unexpected changes in the tolerance level. Once certain risk threshold has been reached, the Finance Committee is expected to assess the actions to be taken.

Similarly, the Bank monitors compliance with the Liquidity Coverage Ratio (LCR) and Net Stable Funding Ratio (NSFR) minimum requirements; in both cases, keeping the Finance Committee and the Director in charge of monitoring liquidity abreast of changes in such ratios.

Notes to the consolidated financial statements as of December 31, 2021 (Audited) and December 31, 2020 (Unaudited) In thousands of Argentine Pesos, except otherwise indicated

The Finance Committee establishes the liquidity risk aversion level to be assumed by the Bank, and the Finance Area manages the currency liquidity mismatch risk following the guidelines set out by the Finance Committee and the Director in charge of liquidity.

LIMITS, EARLY ALERTS AND MONITORING VARIABLES

High liquidity and minimum liquidity requirement

In order to maintain a risk level in line with the tolerance threshold approved by the Board of Directors, the Bank has set minimum limits (“Minimum Liquidity Requirement”) for the liquid and/or readily realizable position (“High Liquidity”).

Limits to foreign currency positions

The Finance Committee sets maximum limits to purchased or sold positions in foreign currency and, to the extent necessary, to foreign exchange derivative instruments or other financial commitments in foreign currency.

Exposure limit by type of instrument

The Finance Committee defines an exposure limit by type or category of instrument and/or security applicable for the entire period.

Deposit concentration and stability

In order to build a stable and quality deposit base, the Bank takes actions to foster and give priority to the balanced growth of deposits, diversifying the customer base, geographic areas, and type of deposits. In order to be aware of liquidity risk implications and changes in liquidity projections as a result of deposit concentration, the Bank sets alert levels and defines the actions to be taken.

Contingent liquidity requirements for special operations

The Finance Committee approves and oversees the agreed-upon financial conditions and the contingencies associated with off-balance sheet operations and/or positions.

Liquidity Coverage Ratio (LCR)

Through Communication “A” 5724 issued in March 2015, the BCRA imposed a daily monitoring requirement, with monthly and quarterly reporting to the BCRA.

Net Stable Funding Ratio (NSFR)

Through Communication “A” 6306, the BCRA established a new indicator to be monitored on a daily basis and reported quarterly to the BCRA.

The goal of the NSFR is for financial institutions to be able to monitor to what extent they may fund their activities out of sufficiently stable sources to mitigate the risk of future stress scenarios resulting from their funding.

The table below shows the Bank's liquidity coverage ratios (LCR) for the fiscal years ended December 31, 2021 and 2020:

	12/31/2021 (Audited)	12/31/2020 (Unaudited)
Average for the year	136%	153%
Higher	160%	205%
Lower	117%	110%

Notes to the consolidated financial statements as of December 31, 2021 (Audited) and December 31, 2020 (Unaudited) In thousands of Argentine Pesos, except otherwise indicated

The breakdown of financial assets and liabilities by maturity are disclosed in Schedule D “Consolidated breakdown of Loans and Other Financing Arrangements by Maturity Dates” and Schedule I “Consolidated breakdown of Financial Liabilities by Maturity Dates” to these consolidated financial statements, respectively.

27. CAPITAL MANAGEMENT

The Bank's capital management goals are:

 Fulfilling the requirements established by the BCRA in its Communication “A” 6260, as amended;
 Supporting the Bank's operations to prevent any situation that may endanger them.

According to the BCRA’s guidelines, financial institutions are required to maintain certain capital ratios to mitigate the associated risks. The Bank has met the minimum capital requirement determined in accordance with the BCRA’s rules. The capital risk management is cross-sectional with respect to the other risks. Senior management is responsible for monitoring, overseeing, adjusting and ensuring compliance with its stated goals concerning capital management.

Regulatory Capital (Responsabilidad Patrimonial Computable) is comprised by Core Capital and Supplementary Capital. The table below shows a breakdown of the respective balances:

	12/31/2021 (Audited)	12/31/2020 (Unaudited)
Core Capital
Tier 1 Ordinary Capital	22,606,373	29,465,185
(Deductible items)	(6,718,603)	(5,895,943)
Tier 1 Additional Capital	26,856	28,576
Supplementary Capital
Tier 2 Capital	504,249	659,025
Regulatory Capital (Responsabilidad Patrimonial Computable)	16,418,875	24,256,843

Below is a detail of the determined capital requirement:

	12/31/2021 (Audited)	12/31/2020 (Unaudited)
Credit risk	5,883,819	7,066,980
Market risk	488,898	638,519
Operational risk	2,085,159	2,829,184
Core Minimum capital requirement	8,457,876	10,534,683
Payment Integration	16,418,875	24,256,843
Surplus Excess	7,960,999	13,722,160

Notes to the consolidated financial statements as of December 31, 2021 (Audited) and December 31, 2020 (Unaudited) In thousands of Argentine Pesos, except otherwise indicated

28. ADDITIONAL INFORMATION REQUIRED BY THE BCRA

28.1. Deposit Guarantee Insurance System

Law 24485 and Decree 540/95 created the Deposit Insurance System for the purpose of providing coverage for bank deposits in addition to the privileges and protection system provided for under the Financial Institutions Law. Through Communication “A” 6973, the BCRA established that as from May 1, 2020, the cap for deposit insurance in pesos and/or in foreign currency is ARS 1,500 (previously, 1,000).

Through Communication “A” 6435, effective January 20, 2018, the BCRA provided for the exclusion of sight deposits with interest rates above reference rates and term deposits and investments with rates that are 1.3 times higher than the reference rate. Time deposits and fixed-term investments will also be excluded when these limits on interest rates are distorted by additional incentives or yields.

The contribution that financial institutions shall make on a monthly basis to the Fund is 0.015% over the monthly average of deposits involved. In addition to the normal deposit, entities shall make an additional contribution according to the result obtained from weighting several factors.

As of December 31, 2021 and 2020, the contribution to the Deposit Guarantee Fund amounted to ARS 323,088 and ARS 201,111, respectively, and it is recorded under “Other operating expenses” as of each period.

28.2. Restricted assets

Below is a detail of financial assets pledged as collateral as of each indicated date:

	12/31/2021 (Audited)	12/31/2020 (Unaudited)
Banco Hipotecario
BCRA special guarantee accounts related to electronic clearing agencies	1,868,402	1,312,635
Cash, government securities and instruments issued by the BCRA as collateral for OTC ROFEX transactions	1,932,512	20,331
Government securities and instruments issued by the BCRA as collateral for MAE and BYMA transactions	8,836	5,951
Cash and deposits in escrow as collateral for Visa credit card transactions	506,406	604,519
Cash and deposits in escrow as collateral for office and store leases	1,513	1,465
Cash and deposits in escrow as collateral for attachments	1,672	2,290
Government securities and instruments issued by the BCRA carried in repurchase transactions	31,863	-
	4,351,204	1,947,191
BACS
Instruments issued by the BCRA, government securities and Pesos as collateral for OTC ROFEX transactions	334,637	378,849
	334,637	378,849

BHN Inversión
Cash and deposits in escrow as collateral for offices leases	2,676	3,411
	2,676	3,411

CHA IX to XIV Financial Trusts
Mutual funds	61,400	95,546
	61,400	95,546

Total	4,749,917	2,424,997

Notes to the consolidated financial statements as of December 31, 2021 (Audited) and December 31, 2020 (Unaudited) In thousands of Argentine Pesos, except otherwise indicated

28.3. Fiduciary activities

The Group acts as trustee, trustor or administrator in the following trusts:

Role as Trustee:

PROGRAMA CRÉDITO ARGENTINO DEL BICENTENARIO PARA LA VIVIENDA ÚNICA Y FAMILIAR (Pro.Cre.Ar.)

On June 12, 2012, the National Executive Branch issued Decree No. 902 whereby it ordered the creation of a Public Fiduciary Fund referred to as Programa Crédito Argentino del Bicentenario para la Vivienda Única Familiar (Argentine Single Family Housing Program for the Bicentennial) (Pro.Cre.Ar.). On that same date, the Bank’s Board of Directors approved the Bank’s role as trustee of the referred fund.

On July 18, 2012, the Argentine Government, as Trustor, and Banco HipotecarioS.A. as Trustee, created the “PROCREAR” Administrative and Financial Trust, and its underlying assets were transferred to it as trust property.

The Trust’s purpose is as follows: (i) to manage the trust assets with the aim of facilitating the population’s access to housing and the generation of job opportunities as economic and social development policies, in compliance with the principles and objectives set forth in Decree No. 902; (ii) the use by the Trustee of the net proceeds from the placement of the Trust Bonds (Valores Representativos de Deuda or VRDs) and cash contributions by the Argentine Government to originate loans and credit lines for the construction of houses in accordance with the provisions of Decree No. 902; and (iii) the repayment of the VRDs in accordance with the terms of the Trust agreement and the Trust Law.

The Trust shall be in effect for a term of thirty (30) years as from the date of execution of the agreement (July 18, 2012).

As of December 31, 2021, the Trust’s financial position is as follows:

● Assets: ARS 365,353,696
● Liabilities: ARS 31,708,612
● Shareholders’ Equity: ARS 333,645,084

As of December 31, 2021, the PROCREAR Administrative and Financial trust portfolio was composed of 135,348 mortgage loans for the construction of permanent, single family houses, 301,551 consumer loans and a wholesale loan. The amount disbursed for the construction of each line as of December 31, 2021 was ARS 201,105,891, ARS 28,395,178 and ARS 566,729, respectively. The committed amounts pending disbursement total ARS 8,397,994.

OTHER FINANCIAL TRUSTS

BACS acts as a trustee of Aracar Créditos I and Wayni I financial trusts.

Role as Trustor

GLOBAL MULTI-ASSET MORTGAGE TRUST SECURITIES PROGRAM

“CHA UVA Series I Financial Trust” is a financial trust created pursuant to the Indenture dated April 23, 2018 entered into by the Bank, in its capacity as trustor and TMF Trust Company (Argentina) S.A., in its capacity as trustee. Upon the transfer of the mortgage loans to the trustee, the trustee issues the corresponding debt securities and certificates of participation and settles the amount of the loans transferred by the Bank, out of the proceeds from the issuance. The assets held in trust are separate from the trustee's and the trustor's assets. The following is the single series outstanding under the program as of December 31, 2021:

Notes to the consolidated financial statements as of December 31, 2021 (Audited) and December 31, 2020 (Unaudited) In thousands of Argentine Pesos, except otherwise indicated

	Debt securities Class A	Debt securities Class B	Certificates of Participation	Total
CHA UVA Series I - Issued on April 23, 2018
Nominal value in thousands of UVA	8,645	5,763	4,802	19,210

GLOBAL TRUST SECURITIES PROGRAM, "CÉDULAS HIPOTECARIAS ARGENTINAS"

The Bank has entered into several financial trust agreements pursuant to which, as trustor, it transfers the fiduciary ownership of mortgage loans within its loan portfolio to several financial institutions, as trustee. Once the mortgage loans have been transferred to the trustee, it proceeds to issue the respective debt securities and participation certificates and to settle the amount of the loans assigned by the Bank out of the net proceeds from the placement. The trust property is separate from the trustor's and trustee’s assets.

The trustee is liable to manage the trust funds previously created in accordance with the specifications of the trust agreement.

In 2004, the Bank created a Global Trust Securities Program, "CÉDULAS HIPOTECARIAS ARGENTINAS" for the securitization of individual mortgage loans to finance housing units for an aggregate principal amount of up to ARS 500,000,000, which was authorized by the CNV through Resolution No. 14814 dated June 3, 2004.

As of December 31, 2021, fourteen series of Argentine Mortgage Bonds Financial Trusts (CHA) were created. As of the date of these consolidated financial statements, the following series were outstanding:

	Debt securities Class A1/AV	Participation certificates	Total
CHA IX Issued on 08.28.2009
Nominal value	192,509	10,132	202,641
Declared maturity date	02.07.2027	07.07.2027
CHA X Issued on 08.28.2009
Nominal value	-	17,224	17,224
Nominal value in thousands of US$	85,001	-	85,001
Declared maturity date	01.07.2027	06.07.2028
CHA XI Issued on 12.21.2009
Nominal value	204,250	10,750	215,000
Declared maturity date	03.10.2024	10.10.2024
CHA XII Issued on 07.21.2010
Nominal value	259,932	13,680	273,612
Declared maturity date	11.10.2028	02.10.2029
CHA XIII Issued on 12.02.2010
Nominal value	110,299	5,805	116,104
Declared maturity date	12.10.2029	04.10.2030
CHA XIV Issued on 03.18.2011
Nominal value	119,876	6,309	126,185
Declared maturity date	05.10.2030	08.10.2030

In these trust funds, BACS acted as Arranger and currently acts as General Administrator.

Notes to the consolidated financial statements as of December 31, 2021 (Audited) and December 31, 2020 (Unaudited) In thousands of Argentine Pesos, except otherwise indicated

Role as Administrator

CHA UVA SERIES 1 FINANCIAL TRUST

“CHA UVA Series I Financial Trust” is a financial trust created pursuant to the Indenture dated April 23, 2018 entered into by the Bank, in its capacity as trustor, manager and custody agent and TMF Trust Company (Argentina) S.A., in its capacity as trustee. Furthermore, BACS acts as alternate manager.

FINANCIAL TRUST ADMINISTRATION

BACS is the general administrator of the trust funds Cédulas Hipotecarias Argentinas (CHA) Series IX, X, XI, XII, XIII, XIV, and Trust Red Mutual 46 to 55.

28.4. Compliance with the regulations required by the Argentine Securities Commission

Documentation filing

To comply with the requirements provided for in General Resolution No. 269 of the CNV, Banco HipotecarioS.A. reports that the documentation filed off-site is kept at the warehouses of Bank S.A., domiciled at Carlos Pellegrini 1401 (Avellaneda).

Capital Markets Law

Banco Hipotecario

According to the Capital Markets Law No. 26831 and the regulations handed down by the CNV, the Bank is registered as: (i) Financial Trustee No. 57, (ii) Settlement and Clearing Agent and Comprehensive Trading Agent No. 40, and (iii) Mutual Fund Placement and Distribution Agent No. 12. In turn, in its capacity as Settlement and Clearing Agent and Comprehensive Trading Agent, the Bank is registered with the following markets authorized by the CNV: (i) Bolsas y Mercados Argentinos S.A. (BYMA), (ii) Mercado Abierto Electrónico S.A. (MAE), and (iii) ROFEX S.A.

General Resolution No.821 of the CNV provides that Settlement and Clearing Agents and Comprehensive Trading Agents are required to permanently maintain a minimum shareholders' equity amount of ARS 470,350 UVAas reflected in their annual and interim financial statements covering six-month periods. In this sense, it is reported that Banco Hipotecario S.A.’s minimum shareholders’ equity composed as required by the rules issued by the BCRA exceeds the minimum amount required under such resolution. On the other hand, the Bank’s equity was duly paid in as of December 31, 2021.

In addition, it sets forth that no less than 50% of the minimum shareholders' equity amount shall fulfill the requirements of Schedule I, Title VI of the CNV's regulations. In turn, such schedule sets forth the requirements applicable to the liquid balancing account in the Mandatory Guarantee Fund set forth in Section 45 of Law No. 26,831 and in the Guarantee Fund for Customers' Claims.Pursuant to Section 22 of General Resolution 821/19 issued by the CNV, since the shareholders’ equity has been restated in the financial statements, the amount adjusted to the applicable UVA value as of the closing date shall be credited as minimum amount in the liquid balancing account.Accordingly, the liquid balancing account is identified –through AL35 government security – Government Bond carried at amortized cost, as per the following detail:

Date	Amount UVA as per CNV Matrix	Government Security	Kind CV	Amount	Listing	Valuation of security in ARS	Valuation of security in UVA
12/31/2021	235,175	AL35	5922	500,000	63.435	31,717,500	325,274.33

Notes to the consolidated financial statements as of December 31, 2021 (Audited) and December 31, 2020 (Unaudited) In thousands of Argentine Pesos, except otherwise indicated

BACS

According to the Capital Markets Law No. 26,831 and the regulations handed down by the CNV, the Bank is registered as: (i) Financial Trustee No. 55, (ii) Settlement and Clearing Agent and Comprehensive Trading Agent No. 25, and (iii) Mutual Fund Placement and Distribution Agent. In turn, in its capacity as Settlement and Clearing Agent and Comprehensive Trading Agent, the Bank is registered with the following markets authorized by the CNV: (i) Bolsas y Mercados Argentinos S.A. (BYMA), (ii) Mercado Abierto Electrónico S.A. (MAE), Mercado Argentino de Valores (MAV) and (iii) ROFEX S.A.

General Resolution No. 821 of the CNV provides that Settlement and Clearing Agents and Comprehensive Trading Agents are required to permanently maintain a minimum shareholders' equity amount of ARS 470,350 UVA as presented in their annual and interim financial statements covering six-month periods. In this sense, it is reported that BACS’ minimum shareholders’ equity composed as required by the rules issued by the BCRA exceeds the minimum amount required under such resolution. On the other hand, the Bank’s equity was duly paid in as of December 31, 2021.

Notes to the consolidated financial statements as of December 31, 2021 (Audited) and December 31, 2020 (Unaudited) In thousands of Argentine Pesos, except otherwise indicated

In addition, it sets forth that no less than 50% of the minimum shareholders' equity amount shall fulfill the requirements of Schedule I, Title VI of the CNV's regulations. In turn, such schedule sets forth the requirements applicable to the liquid balancing account in the Mandatory Guarantee Fund set forth in Section 45 of Law No. 26,831 and in the Guarantee Fund for Customers' Claims. Pursuant to Section 22 of General Resolution 821/19 issued by the CNV, since the shareholders’ equity has been restated in the financial statements, the amount adjusted to the applicable UVA value as of the closing date shall be credited as minimum amount in the liquid balancing account. Accordingly, the liquid balancing account is identified –through X28F2 government security – Government Bond carried at amortized cost, as per the following detail:

Date	Amount UVA as per CNV Matrix	Government Security	Kind CV	Amount	Listing	Valuation of security in ARS	Valuation of security in UVA
12/31/2021	235,175	X28F2	5500	100,000,000	1.4237	142,374,782	1,460,104

Additionally, BACS Administradora de Activos S.A., in accordance with General Resolution No. 792, as Managing Company, has a requirement of 150,000 UVAS and must increase the same by a fund equivalent to 20,000 UVAS for each additional fund it manages.

Likewise, it must maintain as balancing account, a minimum of 50% of the amount of the minimum Shareholders’ Equity fully invested in eligible assets indicated in Schedule I, Chapter I, Title VI of the CNV's regulations 2013. As of December 31, 2021, the liquid balancing account is duly paid-in.

28.5. Accounts that identify compliance with minimum cash requirements

Below is a detail of the items computed by the Bank to comply with the minimum cash requirements (as per the applicable regulations established by the BCRA) and the corresponding average balances as of December 31, 2021:

	Pesos	Dollar	Euro	Treasury Bill due 01/31/22	Treasury Bill due 02/28/22	Argentine Bond USD due 07/09/35
	(in thousands in the relevant currency)
Checking accounts at BCRA	14,641,445	72,782	74	-	-	-
Special accounts at BCRA	1,525,940	660	-	-	-	-
Payment with BOTE 2022	5,541,395	-	-	-	-	-
Payment with Leliq and LeCer	18,832,588	-	-	-	-	-
CRYL Account	-	-	-	74,368	36,084	277
Total paid-in	40,541,368	73,442	74	74,368	36,084	277

Total requirement	38,286,427	62,121	-	74,368	36,084	255

Required deduction (miscellaneous)	7,474,911	-	-	-	-	-
Monthly position	9,729,852	11,321	74	-	-	22

Notes to the consolidated financial statements as of December 31, 2021 (Audited) and December 31, 2020 (Unaudited) In thousands of Argentine Pesos, except otherwise indicated

28.6. Penalties imposed on the Bank and summary proceedings initiated by the BCRA and other regulatory authorities

I – Summary proceedings before administrative authorities:

1. On August 30, 2019, the Bank was notified of Resolution No. 250/2019, whereby the Superintendent of Financial and Exchange Institutions had resolved to file summary proceedings in financial matters against Banco Hipotecario S.A. and Messrs. Eduardo Sergio Elsztain, Mario Blejer, Saúl Zang, Fernando Recalde, Ernesto Manuel Viñes, Carlos Bernardo Písula, Jacobo Julio Dreizzen, Mauricio Elías Wior, Adolfo Gregorio Reznik, Martin Juan Lanfranco, Juan Rubén Jure, Francisco Guillermo Susmel, Pablo Daniel Vergara Del Carril, Nora Edith Zylberlicht, Ricardo Flammini, Francisco Daniel Gonzalez, José Daniel Abelovich, Marcelo Héctor Fuxman, Gabriel Andrés Carretero, Manuel Juan Luciano Herrera Grazioli, Mariano Cané de Estrada, Lorena Cecilia Morchón and Ana María Lemmi, for considering prima facie that profits would have been distributed while not having reached the additional capital margins required under applicable laws and without having secured the prior consent of the Superintendency of Financial and Exchange Institutions, in violation of the provisions of Section 4.1., Communication “A” 5827 and 6.3, Communication “A” 6464.

On September 13, 2019, the Bank filed defenses with the BCRA, along with documentary and IT expert evidence, the latter in the event the emails offered as documentary evidence were rejected.

Finally, on August 17, 2021, the Superintendent of Financial and Exchange Institutions of the BCRA issued Resolution No. 116/2021, whereby it resolved to warn Messrs. Blejer and Zylberlich and to impose a fine on BHSA of 11,7000 and several fines of different amounts on the rest of defendants for a total of 21,487.

Such Resolution was notified to BHSA on September 24, 2021 and on October 19, 2021 it was appealed under the terms of Section 42 of Financial Institutions Law No. 21,526. As of even date, the BCRA has not yet granted the appeal filed.

2. On September 15, 2020, BACS; BACS' General Manager, Diego A. Jordan; and BACS' Operations Manager, Karina A. Riccardi; were served notice of administrative proceedings No. 381/10/21 in their capacity as defendants under Resolution No. 134, pursuant to Article 8 of the Criminal Exchange Law No. 19,359, regulated by Decree 480/95 (“Criminal Exchange Law”). The administrative proceedings were initiated due to charges raised against Jordan and Riccardi for the offenses set forth under section 1. e) and f) of the Criminal Exchange Law, in addition to item 2 of Communication “A” 6799 issued by the BCRA. The charges against BACS were grounded on Article 1. e) and f) and Article 2. f), first paragraph of the Criminal Exchange Law, also supplemented by item 2 of Communication “A” 6799 issued by the BCRA, in connection with a transaction carried out in January 2020, in the amount of US$ 15,000, which was reversed a few days after completion.

In March 2021, BACS and the above-mentioned managers appeared and designated a defense counsel.On June 2, 2021, they presented their defense, offered evidence and requested the closing of the proceedings to the BCRA's Office of Foreign Exchange Contentious Matters. By means of Resolution dated October 15, 2021, the BCRA resolved to start the discovery stage of the proceedings. During November 2021, informative and oral evidence was produced.

Notes to the consolidated financial statements as of December 31, 2021 (Audited) and December 31, 2020 (Unaudited) In thousands of Argentine Pesos, except otherwise indicated

II – Summary proceedings pending court decision.

1. On October 31, 2014, the Bank was notified of Resolution No. 685 dated October 29, 2014 issued by the Superintendent of Financial and Foreign Exchange Institutions in the summary proceedings in financial matters No. 1320, whereby the Bank and its authorities had been charged, on the one hand, with alleged violations to the rules governing financial aid to the Non-Financial Public Sector, excess over the limits of fractioned exposure to credit risk from the non-financial public sector, excess in the allocation of assets pledged as collateral, failure to satisfy minimum capital requirements, and objections against the accounting treatment afforded to the “Cer Swap Linked to PG08 and External Debt” transaction and, on the other hand, with delays in communicating the appointment of new directors and in providing documentation associated with the directors recently elected by the shareholders’ meetings.

Resolution No. 685 then fined Banco Hipotecario S.A. with ARS 4,040 and also fined its directors (Eduardo S. Elsztain; Jacobo J. Dreizzen; Carlos B. Písula; Edgardo L. Fornero; Gabriel G. Reznik; Pablo D. Vergara del Carril; Ernesto M.Viñes; Saul Zang; Mauricio E.Wior), former directors (Clarisa D. Lifsic de Estol; Federico L. Bensadón; Jorge L. March and Jaime A. Grinberg), supervisory auditors (Messrs. Ricardo Flammini; José D. Abelovich; Marcelo H.Fuxman; Alfredo H.Groppo; and Martín E. Scotto), the Area Manager Gustavo D. Efkhanian and former managers (Gabriel G.Saidón and Enrique L. Benitez) for an aggregate amount of ARS 51,582. Under this decision, former Supervisory auditor Ms. Silvana M. Gentile was acquitted.

On November 25, 2014, Banco Hipotecario S.A. and the other individuals affected by the adverse decision lodged an appeal under Section 42 of the Financial Institutions Law, which was sent by the BCRA to the National Appellate Court with Federal Jurisdiction over Contentious and Administrative Matters. Therefore, at present, the case is being heard by Division I of such Appellate Court. Moreover, on December 30, 2014, the Bank and the individuals against whom sanctions were imposed sought injunctive relief against the enforcements pursued by the BCRA for collection of the fines.

Upon being notified of the resolution issued by the Appellate Court on June 30, 2016, dismissing the injunctive relief filed by the Bank, the directors, managers and some of the supervisory auditors, and in order to prevent any further conflict and financial damage that might result from actions to compel payment of fines, the Bank’s Executive Committee decided to apply the indemnity rules regarding directors, high-ranking officers and supervisory auditors, as an alternative for the amounts not covered by the D&O insurance policy approved by the Bank’s Board of Directors at its meetings held on August 2, 2002 and May 8, 2013, and resolved to deposit the amounts of the fines.

Such deposit, including the amount releatingto the fine imposed on the Bank and the respective legal costs, totaled ARS 57,672. Out this amount, ARS 53,632 were recorded as an expense for the fiscal year ended December 31, 2015 and ARS 4,040 were computed as an allowance for the fiscal year ended December 31, 2014.

Notwithstanding the foregoing, the brief filed with the court hearing the proceedings to compel payment argued that the amounts deposited in the judicial accounts opened to such end were subject to attachment, and a petition was filed for the respective amounts to be invested in automatically renewable term deposits at 180 days in order to ensure the integrity of the funds until the Appellate Court in Administrative Matters issued a decision on the appeal lodged against Resolution No. 685/14 of the BCRA.

The requests for injunction were rejected, and the court continued pursuing proceedings to enforce fines against each of the defendants. For such reason, the amounts subject to attachment were used for the payment of the relevant fines.

Notes to the consolidated financial statements as of December 31, 2021 (Audited) and December 31, 2020 (Unaudited) In thousands of Argentine Pesos, except otherwise indicated

On February 22, 2019, Division I of the National Appellate Court in Administrative Matters resolved the following, with one negative vote from a judge: “1) Partially sustain the appeal filed by BHSA, its directors –Mrs.Lifsic de Estol and Messrs. Elsztain, Bensadón, Dreizzen, Fornero, Grinberg, March, Písula, Reznik, Vergara del Carril, Viñes, Zang and Wior- and its managers –Benitez, Saidón and Efkhanian – and, therefore, order the file to be returned to the BCRA for it to determine and substantiate the amounts of the penalties to be applied to such officers within sixty days, pursuant to the provisions in paragraph XIII; and 2) order each party to pay its court costs, given the complexity of the issues involved and the resolution process (Section 68, paragraph two of the Argentine Civil and Commercial Code of Procedure)”.

Given that certain grounds in the judgment issued by the Appellate Court are questionable, and taking into consideration the grounds stated by the judge voting against such judgment, an Extraordinary Appeal in accordance with Section 14 of Law 48 was filed before that Court on March 12, 2019.

On April 11, 2019, Division I of the Appellate Court sustained both extraordinary appeals – the one filed by Banco Hipotecario S.A. and the one filed by the BCRA – as regards the federal matter invoked and the arbitrariness of judgment. It only rejected BCRA’s appeal on the institutional seriousness invoked. At present, we are awaiting judgment from the Argentine Supreme Court of Justice (SCJ).

2. On August 11, 2015, the Bank was notified of Resolution No. 76/15, whereby the Chairman of the Financial Information Unit (UIF) had ordered the commencement of summary proceedings against Banco Hipotecario S.A., its directors (Eduardo S. Elsztain, Mario Blejer, Jacobo Julio Dreizzen, Carlos B. Písula, Ernesto M. Viñes, Gabriel G. Reznik, Pablo D. Vergara del Carril, Mauricio Wior, Saúl Zang, Edgardo Fornero, Diego Bossio, Mariana Gonzalez and Ada Maza) and its Compliance Officer (Ernesto M.Viñes) in connection with the alleged failure to comply with Section 21. a) of Law No. 25246 and Resolution UIF No. 121/11. According to such resolution, the Bank and its directors had prima facie failed to comply with certain customer identification requirements, monitoring standards, the risk matrix definition, and the procedures to update its customers’ background and profiles, among others.

On September 23, 2015, the Bank filed its defense with the UIF along with documentary evidence, and produced informative evidence, IT expert opinions and oral evidence. On April 13, 2016, the production of evidence was ordered, and all evidence was duly produced in due time and form, including the report issued by the BCRA on the risk adjustment and mitigation plan submitted in due time by Banco Hipotecario S.A. At the conclusion of this procedural stage, the attorneys of the persons subject to the summary proceedings filed their closing arguments regardingthe evidence produced.

On March 6, 2019, Resolution UIF No. 10/2019 was notified, whereby the Chairman of the UIF decided to impose a fine of ARS 100 on Banco Hipotecario and ARS 100 on the directors subject to the summary proceedings, on grounds of the violations of Resolution No. 121/2011. On March 13, 2019, the fine was paid.

On April 16, 2019, a direct appeal was filed with the National Appellate Court in Administrative Matters, and the action was heard by Division IV, under case file No. 19717/2019.

On August 27, 2020, notice of the judgment rendered was served dismissing the appeal and confirming the materiality of the penalties imposed by the UIF and, hence, the amount thereof. In addition, the court awarded legal costs and expenses against the losing party and assessed the fees payable to the defendant's attorneys. On September 10, an extraordinary appeal was lodged against this judgment.

Notes to the consolidated financial statements as of December 31, 2021 (Audited) and December 31, 2020 (Unaudited) In thousands of Argentine Pesos, except otherwise indicated

On September 28, 2020, the UIF answered the notice of the extraordinary appeal and the case was set for judgment on that same date. On October 29, 2020, Division IV of the National Appellate Court in Administrative Matters dismissed the Federal Extraordinary Appeal lodged.

As a result, on November 5, 2020, an appeal was filed with the Supreme Court of Justice, and we are currently awaiting the Court's decision to grant or deny it.

3. On November 25, 2014, the Financial Information Unit (UIF) notified Tarshop S.A.U. of the commencement of summary proceedings identified under Resolution No. 234/14, on grounds of potential formal violations arising from the alleged breach of Section 21. a) of Law No. 25246 and Resolutions UIF No. 27/11 and 2/12,accordingly. Tarshop S.A.U., its Compliance Officer (Mauricio Elías Wior) and the then Directors (Eduardo Sergio Elsztain, Saúl Zang, Marcelo Gustavo Cufré and Fernando Sergio Rubín) were summoned to file defense. In the legal counsel’s opinion, at the current stage of the proceedings and based on the precedents existing at the UIF in connection with similar cases, an administrative penalty is likely to be imposed. Accordingly, the Bank has booked an allowance of ARS 360 for the year ended December 31, 2016. On May 4, 2018, the Company was notified that the UIF had decided to impose a lower penalty, which would duly appealed. As from September 2, 2019, the date of the merger of Tarshop S.A.U. into Banco HipotecarioS.A., all the assets, rights and obligations of Tarshop S.A.U. were transferred to the Bank, as merging or surviving company; therefore, it is the continuing party to these summary proceedings.

On July 3, 2020, notice was served of the judgment rendered on the merits of these proceedings, whereby the appeal so filed was dismissed and costs were awarded against the losing party. The Appellate Court dismissed the appeal on merely formal grounds. On August 18, 2020, a motion for extraordinary appeal was lodged against the judgment rendered on July 3, 2020.

On December 3, 2020, Division V of the National Appellate Court with Federal Jurisdiction over Contentious and Administrative Matters granted the appeal lodged. At present, the Bank is awaiting final judgementfrom the Argentine Supreme Court of Justice.

28.7. Restrictions on the distribution of profits

With respect to the Bank, regulations issued by the BCRA provide that 20% of the fiscal year’s profits plus (less) adjustments made in prior years, if any, and less the accumulated deficit from previous years shall be allocated to a legal reserve.

In accordance with the conditions set forth by the BCRA, profits can be distributed as long as there are positive results at fiscal year-end after deducting the legal, statutory and/or special reserves and the following items: the difference between the book value and the market value of sovereign debt and/or monetary regulation instruments issued by the BCRA valued at amortized cost, amounts recorded in assets for lawsuits related to deposits, the result from revaluation of property, plant & equipment and intangible assets and investment property, among others.

Furthermore, the Bank shall verify that, after the proposed distribution of profits is carried out, there is a capital margin over risk-weighted assets, in addition to the minimum capital requirements set forth under applicable regulations, paid out of level 1 ordinary capital, net of deductibles.

In addition, the technical ratio of minimum capital requirements shall be met to distribute profits.

The technical ratio shall be assessed excluding the aforementioned items from assets and accumulated deficit. Also, any existing deductible item regarding minimum capital requirements, payment and/or position shall not be computed.

Notes to the consolidated financial statements as of December 31, 2021 (Audited) and December 31, 2020 (Unaudited) In thousands of Argentine Pesos, except otherwise indicated

As from January 2016, the BCRA provided for a capital preservation margin in addition to the minimum capital requirement equivalent to 2.5% of risk-weighted assets. Said margin shall be fully paid in out of level 1 ordinary capital, net of deductible items. The distribution of profits shall be limited when the level and composition of the Entity's Regulatory Capital (Responsabilidad Patrimonial Computable) is within the capital preservation margin range.

At present, financial institutions shall secure the BCRA’s previous consent to distribute profits. The distribution of profits by financial institutions is suspended until December 31, 2021, as set forth in Communication “A” 7312.

Communication “A” 7421 provided that, effective from January 1, 2022 to December 31, 2022, financial institutions may only distribute profits for up to 20 % of the amount that should have otherwise been distributed if the rules on “Distribution of profits” had been applied. Besides, effective January 1, 2022, financial institutions that have secured the BCRA's previous consent will be required to make such distribution in 12 equal, monthly and consecutive instalments.

In accordance with the provisions of the CNV rules, the Shareholders’ Meeting considering the annual financial statements shall resolve on the treatment of the accumulated deficit, generated by the application of the new accounting standards.

28.8. Capital management and transparent corporate governance policy

Banco Hipotecario assumes that institutions must rely on a Corporate Governance system to provide guidance to the structure and operation of their corporate bodies for the benefit of the institutions, their shareholders, depositors, investors and the community at large.

The Bank’s Corporate Governance system is designed as a dynamic process that considers the company’s development, the results derived from its performance, the regulations imposed from time to time, and the recommendations on best market practices, harmonizing them with its social reality.

The Bank’s Corporate Governance is thus governed by currently applicable laws and regulations, its bylaws and the Code of Corporate Governance that address matters related to the Bank’s operations, its Shareholders’ Meetings, the Board, the Board’s committees, the office of the General Manager, Senior Management and relations with its subsidiaries.

Besides, the Bank relies on guidelines for internal behavior contained in its Code of Ethics, which groups the ethical standards and principles that should guide the behavior of directors, managers and employees.

1) The Board of Directors: Structure:

Pursuant to Section 21 of Law No. 24855, and Banco Hipotecario’s bylaws, the Bank’s Board of Directors is composed of thirteen regular members elected to hold office for two-year terms by the different share class shareholders’ meetings. Directors may be re-elected indefinitely and on a step-wise basis. Each class of shares appoints a number of Alternate Directors that is equal to or less than the number of regular directors that the class is entitled to elect.

Candidates to serve in the Bank’s Board must not be included within the scope of inability set forth in Section 264 of Law No. 19550, and Section 10 of Law No. 21526; they must have experience in financial activities and cannot hold office until the BCRA authorizes so.

Notes to the consolidated financial statements as of December 31, 2021 (Audited) and December 31, 2020 (Unaudited) In thousands of Argentine Pesos, except otherwise indicated

The Central Bank examines Directors’ background information and analyzes their skills and experience to perform their duties on the basis of: (i) the candidate’s professional history in the financial industry and/or (ii) the candidate’s professional credentials and track record in the public or private sector in similar matters or areas that are relevant to the Bank’s commercial profile. In addition, the BCRA’s rules require that at least two thirds of Board members should have proven experience in financial activities.

Directors are designated by a majority vote at the shareholders’ meetings held by each of the classes of common stock, as follows:

a) Class A shares elect 2 regular Directors and 2 alternate Directors.
b) Class B shares elect 1 regular Director and 1 alternate Director in so far as Class B shares are representative of 2% of the capital stock issued at the time the respective shareholders’ meeting was called.
c) Class C shares elect 1 regular Director and 1 alternate Director in so far as Class C shares are representative of more than 3% of the capital stock issued at the time the respective shareholders’ meeting was called.
d) Class D shares are entitled to appoint the rest of the regular and alternate directors (under no circumstances shall this number be less than 9 regular members and at least its equivalent in alternate Directors). When neither Class B or Class C are, for any reason, entitled to appoint and/or participate in the appointment of, directors, any such share class may cast a vote together with Class D shares at the special Class D shareholders’ meeting called to elect directors.

The Directors chosen by special meetings of Class A and C shareholders in so far as their political rights are exercised by the Argentine Government, and Directors chosen by the Bank’s Employees (Class B) under the Employee Stock Ownership Plan (Programa de Propiedad Participada or PPP) may take office and serve as directors on a “non commission” basis, subject to the BCRA’s resolution, notwithstanding the effectiveness of the actions that they may take during that fiscal year.

Class A shares are held by the Argentine Government (or its nominated trustees) which exercises its political rights; class C shares are meant to be initially offered to legal entities engaged in the construction of homes or in real estate activities (up and until the shares are sold, the political rights in these shares are exercised by the Argentine Government), Class D shares, which are transferred in exclusive, perpetual and absolute ownership to private capital. The subscription or acquisition of Class D shares by the Argentine Government, another legal entity run by the State or by the personnel covered by the PPP does not entail a change of class and Class B shares are held by the Employee Stock Ownership Plan (Programa de Propiedad Participada, or “PPP”) for the Bank’s employees, the political rights in these shares were exercised by employees entitled to the Employee Stock Ownership Plan.

To strengthen objective decision making and prevent conflicts of interest, the Board considers it advisable that some of its members should be independent directors. Independent directors must satisfy the requirements imposed by Law No. 19550, Law 26831, the CNV’s regulations and the BCRA’s rules.

Besides, under the Argentine Companies Law No. 19550 and the Bank’s Bylaws, the Bank’s Supervisory Committee consists of a committee made up by 5 regular supervisory auditors and 5 alternate supervisory auditors appointed as follows: 3 regular supervisory auditors and 3 alternate supervisory auditors are designated by holders of Class D and C shares who cast votes as members of only one class in the class shareholders’ meeting held to that end; one regular supervisory auditor and one alternate supervisory auditor are designated by Class B shares in so far as said Class represents more than 2% of capital stock and 1 regular supervisory auditor and 1 alternate supervisory auditor are appointed by Class A shares. When Class B shares fall short of representing 2% of capital stock and Class C shares fall short of representing 3% of capital stock, the Company shall reduce the number of supervisory auditors to 3 regular supervisory auditors and 3 alternate supervisory auditors. Two of these regular supervisory auditors and two alternate supervisory auditors shall be designated by Class B, C and D shares who, to that end, will cast votes as members of a single class in the relevant class shareholders’ meeting and one regular supervisory auditor and one alternate supervisory auditor being appointed by Class A shares. Given that supervisory auditors are appointed by classes of shares, in so far as there are classes of shares, the Company will not be required to elect supervisory auditors based on cumulative votes. Supervisory auditors shall serve for two-year terms and they shall remain in office until they are replaced and may be indefinitely re-elected. In addition, the powers and duties of supervisory auditors are set forth in the Argentine Companies Law, Section 293.

Notes to the consolidated financial statements as of December 31, 2021 (Audited) and December 31, 2020 (Unaudited) In thousands of Argentine Pesos, except otherwise indicated

Board Committees:

The Bank’s bylaws provide for the operation of an Executive Committee. Besides, the Board has approved the creation of various committees made up by directors and entrusted with the following missions:

Executive Committee:

Overall, the Executive Committee is responsible for supervising the Bank’s day-to-day businesses and it shall be composed of a minimum of 5 and a maximum of 9 directors elected by Class D shareholders and a number of alternate directors of the same class as determined by the Board.

Audit Committee:

The Audit Committee is in charge of overseeing the reasonable operation of the Bank’s internal control environment and the Bank’s risk management systems.

Committee for Controlling and Preventing Money Laundering and Terrorism Financing:

This Committee has been entrusted with helping the Bank comply with the obligations imposed by the applicable rules and regulations that seek to prevent these crimes.

Information Technology Committee:

This Committee is responsible for ensuring that the Bank’s global IT, informational systems and logical security policies are complied with.

Credit Committee:

This is the committee in charge of establishing the Bank’s limits when it comes to credit exposure to its customers.

Personnel Incentives Committee:

This is the committee responsible for making sure that the system of personnel incentives is consistent with the Bank’s culture, its objectives, long-term businesses, strategy and control environment as outlined in the applicable policy. Such Committee reports to the Executive Committee.

Risk Management Committee:

Notes to the consolidated financial statements as of December 31, 2021 (Audited) and December 31, 2020 (Unaudited) In thousands of Argentine Pesos, except otherwise indicated

The main purpose of this Committee is to monitor the risks to which the entity is exposed, with responsibility, inter alia, for: i) monitoring the management of credit, market, liquidity, interest rate and operations risks, taking into account the best risk management practices; and ii) advising the Board of Directors on the design of risk policies and strategies.

Corporate Governance Committee:

Its mission is to supervise the enforcement of the Code of Corporate Governance and adherence to the corporate principles of “full disclosure”, “transparency”, “efficiency”, “investor protection”, “equal treatment amongst investors” and “protection of the entity’s stability.” In addition, it will evaluate the Board’s actions, the succession planning schemes in force for Senior Management and control compliance with the Bank’s internal rules and external regulation.

Directors’ and Personnel’s Ethics Committee:

It has been entrusted with making sure that the Bank relies on the means adequate for the promotion of appropriate decision-making within the framework of its ethical considerations.

Finance Committee:

It is responsible for overseeing compliance with the Bank’s solvency and liquidity policies by managing financial risks.

Committee of Social and Institutional Affairs:

This committee has been entrusted with maintaining the Bank’s image and positioning in the community at large within the framework of enterprise social responsibility.

Committee for the Protection of Users of Financial Services:

This committee watches for the Bank's relationship with users of financial services that purchase its products.

Managers’ Committees:

Committees convene managers from different areas and/or sectors related to a given topic requiring interaction among them - at the applicable decision level in the line - in order to ensure that the aspects discussed are dealt with and executed in a coordinated manner. In these cases, committees will act within the authorization matrix assigned to their respective competencies, defining, in each case, which members shall be in charge of ensuring execution of the agreed-up courses of action. Where the decision level is higher than that of its members, the committees’ conclusions shall be regarded as advice to the management, a committee or the board of directors, as applicable.

The existing Committees are the following: (1) Asset – Liability Committee – ALCO, (2) Retail Banking Pricing and Rates Committee, (3) Investment Committee, (4) SMEs Lending Committee, (5) Real Estate Committee, and (6) Crisis Committee.

Senior Management:

Notes to the consolidated financial statements as of December 31, 2021 (Audited) and December 31, 2020 (Unaudited) In thousands of Argentine Pesos, except otherwise indicated

The Bank’s General Manager and Senior Management members must have the experience and skills required by financial activities. None of them can be within the scope of the disqualifications and inabilities prescribed by Section 264 of Law No. 19550, and by Section 10 of Law No. 21526

In turn, they are liable for compliance with applicable laws and regulations, in particular with Laws No. 24855, 24240, 21526, 19550 and 26831, as amended, regulatory and supplementary decrees, the rules of the BCRA, the regulations of the CNV and the Bank’s bylaws.

Senior Management members must act with the loyalty and diligence expected from a good businessman. Those members who fail to perform their duties shall incur joint, several and unlimited liability for the damages arising from their acts or omissions.

Furthermore, Senior Management is responsible for deploying the strategy, abiding by the policies and employing the practices that the Board has approved for managing risks such as credit, liquidity, market, interest rate and operational risk and for implementing and developing written procedures to identify, evaluate, monitor, control and mitigate risks.

Notes to the consolidated financial statements as of December 31, 2021 (Audited) and December 31, 2020 (Unaudited) In thousands of Argentine Pesos, except otherwise indicated

2) Basic share structure:

The capital stock is represented by 1,500,000,000 shares of a par value of one peso each, divided into Class A, B, C and D shares. Class A, B and C shares entitle to one vote per share, Class "D" shares, which are owned by the private sector, entitle to three votes per share so long as the Argentine Government owns more than 42% of the capital stock.

Pursuant to the provisions of the Privatization Law and the Bank’s bylaws, the Board of Directors shall be composed of 13 members and the majority class “D” shareholders are entitled to elect 9 of them.

The Note 15 shows the latest composition of the capital stock specifying the classes of shares.

It should be noted that the main Class “D” holders are: (a) private shareholders - Tyrus SA, Ritelco SA, E-Commerce Latina SA, Palermo Invest SA, IRSA Inversiones y Representaciones SA and Inversora Bolívar SA- holding 446.5 million of shares representing approximately 29.8% of the Capital Stock, and (b) representative of state direct and indirect political rights – Trustee of the Option which shall be maintained in the Trust until the disposal thereof pursuant to the instructions received from the Argentine Government, through the Fondo Federal de Infraestructura Regional Assistance Trust and ANSES, which hold 164.9 million of shares representing approximately 11% of the Capital Stock.

3) Organizational structure:

Law No. 24,855 declared Banco Hipotecario Nacional to be subject to privatization and transformed it into an Argentine corporation (Sociedad Anónima). Banco Hipotecario Nacional was a state-run entity founded on November 15, 1886. By virtue of Law No. 24855 and its regulatory decrees, Decree 677/1997, Decree 924/1997 and Decree 1394/1998, the BCRA’s Resolutions No. 271/2007, 64/1998, 362/2001 and Communication “B” 6444, starting on December 24, 1998 the Bank has been doing business as Banco Hipotecario SA operating as a merchant retail bank. The Bank was admitted to the public offering regime by the CNV and then it was also authorized to have its shares listed on and traded in the Buenos Aires Stock Exchange.

Notes to the consolidated financial statements as of December 31, 2021 (Audited) and December 31, 2020 (Unaudited) In thousands of Argentine Pesos, except otherwise indicated

The following is the Bank’s organizational chart at year-end:

The Bank controls, either directly or indirectly, the companies comprised in its group of subsidiaries: BHN Sociedad de Inversión SA, engaged in the investment business and responsible for managing ownership interests in other companies; BHN Vida SA, an insurance company that offers life insurance; BHN Seguros Generales SA and ComparaenCasa.com, which provides insurance against fire and damages to real property and others; and BACS Banco de Crédito y Securitización SA, a non-depository merchant bank which controls BACS Administradora de Activos SASGFCI, which is the Agent of Collective Investment Product Management of Toronto Trust Common Funds.

4) Information concerning financial incentives to personnel:

1 - The Personnel Incentives Committee is made up of 3 Directors and the highest officer in the organizational development area. At least one of the Directors in the Committee must have experience in the subject. The Directors shall remain in the Committee for a term of at least 2 years, always provided that their officeas Directors does not expire earlier. Such term may be extended in each case only upon express decision of the Board of Directors. The term in such office shall not overlap, so that the Committee is always composed of one Director with experience in the subject. The appointment of the members of the Personnel Incentives Committee, as well as any changes in its membership, whether by reason of resignation, leave of absence, addition or replacement of its members or any other cause, shall be notified by the Company to the BCRA and the CNV within the terms set forth in the applicable laws.

The Committee’s main objective is to monitor the incentive system, and it is responsible for establishing the policies and practices for providing financial incentives to the Bank’s personnel involved in risk management (be it credit, liquidity, market, interest rate and/or operational risk), adjusting decisions to the exposure to these risks assumed by the Company according to the liquidity and capital requirements at stake, both on current and future potential risks and/or risks to the entity’s reputation and whereby the economic incentives to the members of the organization should be tied to the contribution by each individual and by each business unit to the Company’s performance.

Notes to the consolidated financial statements as of December 31, 2021 (Audited) and December 31, 2020 (Unaudited) In thousands of Argentine Pesos, except otherwise indicated

2 - The Design is based on the principle that all employees should receive a total compensation that is in line with tasks performed, whose internal relative value shows the responsibilities of the position and the employee’s performance, and whose external comparative value is competitive with comparable salaries prevailing in the market, ensuring that internal equity and external competitive criteria are met, by reviewing and managing compensation packages so as to obtain a salary structure aligned to the business needs and possibilities, framed in a set of rules that foster individual progress based on each employee’s potential and the Bank’s possibilities, so as to ensure an environment that fosters the development of individuals and of the organization.

3 - Personnel financial incentives are adjusted by directly relating each individual contribution to the Organization’s performance, with a view to achieving the targets set by the Company’s Board of Directors; and the results obtained through the duties that are being compensated are framed into the risk exposure assumed by the Board of Directors.

4 - The bank measures its performance through indicators associated with its strategic environments: business, sustainability, customers, employees and organizational intelligence.

5 - Pursuant to its long-term incentive and performance policy, the Bank establishes a direct relationship between each employee’s individual contribution and the Organization’s goals, with a view to fulfilling the targets set by the Company’s Board of Directors and obtaining sustainable profits, through the following actions, inter alia.

● Clearly communicating the corporate targets set by the Board of Directors for the following year and in the long term;
● Strengthening and clarifying the relationship between performance and incentives;
● Aligning incentives with the key factors of success for the Organization and rewarding actions that add value, privileging costs and efficiency;
● Fostering cooperation and team work; Causing the various departments to work hand in hand toward the achievement of common targets consistent with the Organization’s strategic plans;
● Rewarding the attainment of quantitative, specific, measurable and controllable objectives; and
● Achieving better clarity and objectivity upon measuring individual and group performance.

6 - The various variable compensation items are: Commissions, Bonus and Profit. Payments are recorded in the salary receipts and are made in cash. Banco Hipotecario S.A. sets the criteria that regulate the Incentive Policy with a view to integrating individual and group efforts, seeing that internal relative value shows the responsibilities and risks associated with each employee’s position and performance and that its external comparative value is competitive in the salary market. Performance management measures the employees’ performance in terms of the results attained with respect to the goals set and the qualifications required for each position.

The Bank has a system of financial incentives for personnel, consistent with its culture and objectives, which is aligned with the other managing tools in order to achieve a prudent assumption of both current and future risks.

The Committee of Personnel Incentives assesses individual performance in compliance with targets imposed on their functions and the risk assumed by personnel on behalf of the entity, seeing that the total funds allocated to their payment are consistent with.

Notes to the consolidated financial statements as of December 31, 2021 (Audited) and December 31, 2020 (Unaudited) In thousands of Argentine Pesos, except otherwise indicated

5) Policy related to business conduct and/or ethics code, as well as the applicable governance policy or structure:

The Bank has internal rules of conduct (Code of Ethics) that include the ethical guidelines and principles that govern interaction amongst directors and employees, within a framework of respect for the law and for the rules that govern the banking industry.

Additionally, the Bank adheres to the Code of Banking Practices, which has been prepared with the involvement of all of Argentina’s associations in the industry of banking and financial institutions as a self-regulatory initiative that seeks to promote best banking practices in Argentina and, in turn, the Bank adheres to the Investor Protection Code and has an integrity program in place under the scope of the anti-corruption law.

The Bank has adhered to those Codes in the belief that its adoption will help strengthen the rights of clients and increase transparency in the information provided to them by financial institutions.

The referred Code of Ethics and the Code of Banking Practices are an integral part of the Bank’s and its subsidiaries’ Corporate Governance systems.

Notes to the consolidated financial statements as of December 31, 2021 (Audited) and December 31, 2020 (Unaudited) In thousands of Argentine Pesos, except otherwise indicated

6) Conflicts of interest:

The decisions and actions of the Bank’s members, managers, legal representatives and employees must always seek to achieve the Bank’s and its customers’ best interests and they should never derive from personal considerations. Neither family and friendship relationships nor expectations from current or potential suppliers, contractors, competitors or regulators must affect independence and sound judgment to safeguard the Bank’s interests.

7) Complex structures:

In the corporate structure of Banco Hipotecario and its subsidiaries, the controlling company is at the core of the main financial intermediation activities and relies on other economic units for the businesses and supplementary services of non-depository merchant banks and insurance companies, securities transactions and issuance of Shopping credit cards, whilst maintaining and reinforcing any possible synergies amongst its different customers.

None of the group companies has affiliates or subsidiaries abroad, nor are they engaged in off-shore transactions.

The organization does not employ complex structures or trusts disguising the development of certain activities.

The participation of each company as trustor, trustee or beneficiary is restricted to the scope of financial trusts whose securities are generally admitted to public offering. The most relevant details surrounding these trusts, as well as the investments in their certificates and securities are disclosed in the Bank’s separate financial statements and consolidated financial statements.

29. SUBSEQUENT EVENTS

Ownership interest in Play Digital S.A.

As of December 31, 2021, Banco Hipotecario had a 1.95% interest in Play Digital S.A.’s capital stock. On January 21, 2022, the Bank made a capital contribution to Play Digital S.A. in the amount of ARS 25,447.

Distribution of BHN Inversión S.A.’s dividends

On March 31, 2022, BHN Inversión S.A. distributed cash dividends for ARS 1,600 million.

Issuance of Negotiable Obligations

On May 4, 2022, Banco Hipotecario issued Series 6 Negotiable Obligations for a nominal value of US$ 15,947,600 at a rate of 0% and with final maturity on May 4, 2024.
The proceeds were used to refinance existing liabilities.

Issuance of BACS S.A.’s Negotiable Obligations

On February 10, 2022, BACS S.A. issued Series 7 Negotiable Obligations for a nominal amount of ARS 1,500 million, to be subscribed for and paid in in cash, in ARS and/or in kind by delivering Series 6 Negotiable Obligations, at a cut-off rate equal to Badlar plus 4%. Final Maturity is a bullet payment due February 10, 2023 and interest are paid on a quarterly basis.

Issuance of Financial Statements

Notes to the consolidated financial statements as of December 31, 2021 (Audited) and December 31, 2020 (Unaudited) In thousands of Argentine Pesos, except otherwise indicated

On May 11, 2022, BACS S.A.’s Financial Statements as of March 31, 2022 were approved under Argentine regulatory rules.

On May 27, 2022, BHSA’s and BHN Inversión S.A.’s Financial Statements as of March 31, 2022 were approved under Argentine regulatory rules.

SCHEDULE A – CONSOLIDATED DETAIL OFGOVERMMENT AND CORPORATE SECURITIES

As of December 31, 2021(Audited) and December 31, 2020 (Unaudited)
In thousands of Argentine Pesos, except otherwise indicated

Debt securities at fair value through profit or loss

	12/31/2021 (Audited)	12/31/2020 (Unaudited)
Govermment Securities	3,037,144	11,390,511
Corporate Securities	917,110	312,712
BCRA´s bills	23,611,731	34,634,136
Total	27,565,985	46,337,359

Other debt securities

	12/31/2021 (Audited)	12/31/2020 (Unaudited)
Govermment Securities	25,928,987	5,740,159
Corporate Securities	3,783	837,554
Total	25,932,770	6,577,713

SCHEDULE B – CONSOLIDATED CLASSIFICATION OF LOANS AND OTHER FINANCING ARRANGEMENTS BY STATUS AND GUARANTEES RECEIVED

As of December 31, 2021(Audited) and December 31, 2020 (Unaudited)
In thousands of Argentine Pesos, except otherwise indicated

Commercial Portfolio	12/31/2021 (Audited)	12/31/2020 (Unaudited)

Normal situation	17,973,118	17,121,749
With “A” preferred collateral and counterguarantees	2,930,718	822,333
With “B” preferred collateral and counterguarantees	1,357,452	2,020,070
Without preferred collateral and counterguarantees	13,684,948	14,279,346

With special follow-up	36,150	1,576,118
Under observation	36,150	2,369
With “A” preferred collateral and counterguarantees	226	1,312
Without preferred collateral and counterguarantees	35,924	1,057

Under negotiation or with refinancing agreements	-	1,573,749
With “B” preferred collateral and counterguarantees	-	1,506,734
Without preferred collateral and counterguarantees	-	67,015

Troubled	2,419	3,536
With “A” preferred collateral and counterguarantees	32	223
With “B” preferred collateral and counterguarantees	-	-
Without preferred collateral and counterguarantees	2,387	3,313

With high risk of insolvency	1,461,708	7,495,241
With “A” preferred collateral and counterguarantees	12,474	5,176
With “B” preferred collateral and counterguarantees	1,112,928	274,747
Without preferred collateral and counterguarantees	336,306	7,215,318

Uncollectible	5,717,302	8,122
With “A” preferred collateral and counterguarantees	-	1,232
With “B” preferred collateral and counterguarantees	-	2,534
Without preferred collateral and counterguarantees	5,717,302	4,356
Total commercial portfolio	25,190,697	26,204,766

SCHEDULE B – CONSOLIDATED CLASSIFICATION OF LOANS AND OTHER FINANCING ARRANGEMENTS BY STATUS AND GUARANTEES RECEIVED (CONT.)

As of December 31, 2021(Audited) and December 31, 2020 (Unaudited)
In thousands of Argentine Pesos, except otherwise indicated

Consumer and housing portfolio	12/31/2021 (Audited)	12/31/2020 (Unaudited)

Normal situation	35,003,427	46,601,664
With “A” preferred collateral and counterguarantees	1,164,267	2,768,117
With “B” preferred collateral and counterguarantees	9,772,685	11,443,254
Without preferred collateral and counterguarantees	24,066,475	32,390,293

Low risk	408,758	384,053
Low risk	407,112	312,322
With “A” preferred collateral and counterguarantees	6,351	2,860
With “B” preferred collateral and counterguarantees	118,698	2,166
Without preferred collateral and counterguarantees	282,063	307,296

Special treatment	1,646	71,731
With “B” preferred collateral and counterguarantees	-	124
Without preferred collateral and counterguarantees	1,646	71,607

Mid risk	332,542	443,921
With “A” collateral and counterguarantees	8,288	2,355
With “B” collateral and counterguarantees	73,814	11,295
Without preferred collateral and counterguarantees	250,440	430,271

High risk	682,442	623,854
With “A” collateral and counterguarantees	31,119	1,286
With “B” preferred collateral and counterguarantees	125,586	39,479
Without preferred collateral and counterguarantees	525,737	583,089

Uncollectible	86,890	326,204
With “B” preferred collateral and counterguarantees	11,147	38,126
Without preferred collateral and counterguarantees	75,743	288,078

Total consumer and housing portfolio	36,514,059	48,379,696
Total general (1)	61,704,756	74,584,462

SCHEDULE B – CONSOLIDATED CLASSIFICATION OF LOANS AND OTHER FINANCING ARRANGEMENTS BY STATUS AND GUARANTEES RECEIVED (CONT.)

As of December 31, 2021(Audited) and December 31, 2020 (Unaudited)
In thousands of Argentine Pesos, except otherwise indicated

(1) Reconciliation between Schedule B and the Consolidated Statement of Financial Position:

	12/31/2021 (Audited)	12/31/2020 (Unaudited)

Loans and other financing arrangements	52,351,832	65,597,077
Other debt securities	25,932,770	6,577,713
Off-balance sheet accounts	317,045	266,171
plus allowances	9,703,762	9,042,422
minus IFRS adjustments not computable for Statement of Debtors’ Condition	141,135	73,253
minus items not computable for Statement of Debtors’ Condition	(812,801)	(1,232,015)
minus government securities at amortized cost	(25,928,987)	(5,740,159)
TOTAL	61,704,756	74,584,462

SCHEDULE C – CONSOLIDATED CONCENTRATION OF LOANS AND OTHER FINANCING ARRANGEMENTS
As of December 31, 2021(Audited) and December 31, 2020 (Unaudited)
In thousands of Argentine Pesos, except otherwise indicated

	FINANCING
	12/31/2021 (Audited)		12/31/2020 (Unaudited)
	Debt balance	% of total portfolio	Debt balance	% of total portfolio
10 largest customers	10,630,008	17.23%	14,240,760	19.09%
Next 50 largest customers	7,059,140	11.44%	7,877,538	10.56%
Next 100 largest customers	3,038,204	4.92%	1,922,071	2.58%
Rest of customers	40,977,404	66.41%	50,544,093	67.77%
Total (1)	61,704,756	100.00%	74,584,462	100.00%

(1)
Reconciliation between Schedule C and the Consolidated Statement of Financial Position:
	12/31/2021 (Audited)	12/31/2020 (Unaudited)

Loans and other financing arrangements	52,351,832	65,597,077
Other debt securities	25,932,770	6,577,713
Off-balance sheet accounts	317,045	266,171
plus allowances	9,703,762	9,042,422
minus IFRS adjustments not computable for Statement of Debtors’ Condition	141,135	73,253
minus items not computable for Statement of Debtors’ Condition	(812,801)	(1,232,015)
minus government securities at amortized cost	(25,928,987)	(5,740,159)
TOTAL	61,704,756	74,584,462

SCHEDULE D – CONSOLIDATED BREAKDOWN OF LOANS AND OTHER FINANCING ARRANGEMENTS
BY MATURITY DATES

As of December 31, 2021(Audited)
In thousands of Argentine Pesos, except otherwise indicated

The following table shows contractual cash flows, including interest and other expenses to be accrued until contractual maturity

		Terms remaining to maturity
Item	Past due portfolio	1 month	3 months	6 months	12 months	24 months	Over 24 months	Total
Non-financial public Sector	-	31	-	-	-	-	-	31
Financial sector	-	44,372	59,003	62,325	117,315	118,744	122,915	524,674
Non-financial private sector and foreign residents	7,468,645	8,267,164	10,176,962	8,916,627	8,081,687	5,422,436	13,611,337	61,944,858
TOTAL	7,468,645	8,311,567	10,235,965	8,978,952	8,199,002	5,541,180	13,734,252	62,469,563

SCHEDULE F – CONSOLIDATED CHANGES IN PROPERTY, PLANT AND EQUIPMENTAND INVESTMENT PROPERTY

As of December 31, 2021(Audited) and December 31, 2020 (Unaudited)
In thousands of Argentine Pesos, except otherwise indicated

					Impairment		Depreciation
Item	Original value at the beginning of the year	Total useful life in years	Increases	Decreases	Losses	Reversals	Accumulated	Decreases	For the year	At year-end	Residual value at year-end
Measured at cost
- Real estate	6,365,014	50	373,045	-	(5)	-	(431,068)	-	(136,606)	(567,674)	6,170,380
- Furniture and facilities	1,543,997	10	8,992	(5,353)	-	-	(1,153,888)	4,042	(90,036)	(1,239,882)	307,754
- Machinery and equipment	6,941,392	(a)	217,088	-	-	-	(6,540,651)	-	(306,827)	(6,847,478)	311,002
- Vehicles	3,466	5	-	-	-	-	(3,466)	-	-	(3,466)	-
- Right of use of leased real estate	1,066,766	(b)	226,259	(14,171)	-	-	(626,267)	-	(290,001)	(916,268)	362,586
- Right of use of leased furniture and fixtures	143,324	(b)	-	-	-	-	(120,355)	-	(9,712)	(130,067)	13,257
- Sundry	234,821	5	886	(651)	-	-	(215,851)	630	(8,456)	(223,677)	11,379
- Works in progress	381,744	-	69	(381,813)	-	-	-	-	-	-	-
Total property, plant and equipment	16,680,524		826,339	(401,988)	(5)	-	(9,091,546)	4,672	(841,638)	(9,928,512)	7,176,358

(a) The useful life of machinery is 5 years and the useful life of equipment is 3 years.
(b) The useful life is the term of each lease agreement.

SCHEDULE F – CONSOLIDATED CHANGES IN PROPERTY, PLANT AND EQUIPMENT AND INVESTMENT PROPERTY (CONT.)

As of December 31, 2021(Audited) and December 31, 2020 (Unaudited)
In thousands of Argentine Pesos, except otherwise indicated

Item	Original value at the beginning of the year	Net income/loss from measurement at fair value	Increases	Decreases	Residual value at year-end

Measured at fair value
- Leased real estate	1,298,047	(219,748)	-	-	1,078,299
Total investment property	1,298,047	(219,748)	-	-	1,078,299

SCHEDULE G – CONSOLIDATED CHANGES IN INTANGIBLE ASSETS

As of December 31, 2021(Audited) and December 31, 2020 (Unaudited)
In thousands of Argentine Pesos, except otherwise indicated

					Impairment		Depreciation
Item	Original value at the beginning of the year	Total useful life in years	Increases	Decreases	Losses	Reversals	Accumulated	Decreases	For the year	At year-end	Residual value at year-end
Measured at cost
Development expenses of own systems	-	-	-	-	-	-	-	-	-	-	-
Other intangible assets	3,775,287	5	87,766	-	-	-	(3,258,023)	-	(221,258)	(3,479,281)	383,772
Total intangible assets	3,775,287		87,766	-	-	-	(3,258,023)	-	(221,258)	(3,479,281)	383,772

SCHEDULE H – CONSOLIDATED OF DEPOSITS

As of December 31, 2021(Audited) and December 31, 2020 (Unaudited)
In thousands of Argentine Pesos, except otherwise indicated

DEPOSITS	12/31/2021 (Audited)	12/31/2020 (Unaudited)
Non-financial public sector	72,259,034	14,122,803
Financial sector	613	1,314
Non-financial private sector and foreign residents	217,031,999	119,959,128
Total	289,291,646	134,083,245

CONCENTRATION OF DEPOSITS

	DEPOSITS
	12/31/2021 (Audited)		12/31/2020 (Unaudited)
	Debt balance	% of total portfolio	Debt balance	% of total portfolio
10 largest customers	134,271,004	46.41%	53,658,056	40.02%
Next 50 largest customers	36,001,832	12.44%	25,880,205	19.30%
Next 100 largest customers	7,121,501	2.46%	4,905,727	3.66%
Rest of customers	111,897,309	38.69%	49,639,257	37.02%
TOTAL	289,291,646	100.00%	134,083,245	100.00%

SCHEDULE I – CONSOLIDATED BREAKDOWN OF FINANCIAL LIABILITIES BY REMAINING CONTRACTUAL TERM

As of December 31, 2021(Audited)
In thousands of Argentine Pesos, except otherwise indicated

The following table shows the decline in contractual cash flows, including interest and other expenses to be accrued until undiscounted contractual maturity:

	Remaining terms to maturity
Item	1 month	3 months	6 months	12 months	24 months	More than 24 months	Total
Deposits
Non-financial public sector	37,574,528	35,324,546	117,851	-	-	-	73,016,925
Financial sector	613	-	-	-	-	-	613
Non-financial private sector and foreign residents	185,308,355	27,217,036	6,357,799	107,217	19,954	9,968	219,020,329
Liabilities at fair value through profit or loss	597,075	-	-	-	-	-	597,075
Derivative instruments	13,780	3,550	-	-	-	-	17,330
Repurchase transactions
Other financial institutions	28,471	-	-	-	-	-	28,471
Other financial liabilities	5,974,149	97,497	147,893	351,661	693,639	2,818,040	10,082,879
Loans from the BCRA and other financial institutions	194,479	56,727	66,955	-	-	-	318,161
Negotiable obligations issued	-	9,293,962	2,781,379	3,950,920	4,079,095	3,690,478	23,795,834
TOTAL	229,691,450	71,993,318	9,471,877	4,409,798	4,792,688	6,518,486	326,877,617

SCHEDULE P – CATEGORIES OF CONSOLIDATED FINANCIAL ASSETS AND LIABILITIES

As of December 31, 2021(Audited)
In thousands of Argentine Pesos, except otherwise indicated

			Fair value through profit or loss		Fair value hierarchy
Description	Amortized cost	Fair value through OCI	Originally designated or pursuant to item 6.7.1 under IFRS 9	Statutory measurement	Level 1	Level 2	Level 3
FINANCIAL ASSETS
Cash and bank deposits	18,111,369	-	-	-	-	-	-
Cash	4,955,950	-	-	-	-	-	-
Financial institutions and correspondents	13,155,419	-	-	-	-	-	-
Debt securities at fair value through profit or loss	-	-	27,565,985	-	3,204,762	24,361,223	-
Derivative instruments	-	-	-	290,208	-	290,208	-
Reverse repurchase transactions	193,209,922	-	-	-	-	-	-
BCRA	193,209,922	-	-	-	-	-	-
Other financial assets	2,856,119	-	1,762,332	-	1,762,332	-	-
Loans and other financing arrangements	52,351,832	-	-	-	-	-	-
Non-financial public sector	4	-	-	-	-	-	-
Other financial institutions	481,532	-	-	-	-	-	-
Non-financial private sector and foreign residents	51,870,296	-	-	-	-	-	-
Overdraft facilities	418,974	-	-	-	-	-	-
Notes	5,691,366	-	-	-	-	-	-
Mortgage loans	10,905,670	-	-	-	-	-	-
Pledge loans	40,411	-	-	-	-	-	-
Consumer loans	4,560,201	-	-	-	-	-	-
Credit cards	21,138,962	-	-	-	-	-	-
Finance leases	82,317	-	-	-	-	-	-
Other	9,032,395	-	-	-	-	-	-
Other debt securities	25,932,770	-	-	-	-	-	-
Financial assets pledged as collateral	4,749,917	-	-	-	-	-	-
Investments in equity instruments	-	-	496,791	-	444,076	52,715	-
TOTAL FINANCIAL ASSETS	297,211,929	-	29,825,108	290,208	5,411,170	24,704,146	-

SCHEDULE P – CATEGORIES OF CONSOLIDATED FINANCIAL ASSETS AND LIABILITIES

As of December 31, 2021(Audited)
In thousands of Argentine Pesos, except otherwise indicated

			Fair value through profit or loss		Fair value hierarchy
Description	Amortized cost	Fair value through OCI	Originally designated or pursuant to item 6.7.1 under IFRS 9	Statutory measurement	Level 1	Level 2	Level 3
FINANCIAL LIABILITIES
Deposits	289,291,646	-	-	-	-	-	-
Non-financial public sector	72,259,034	-	-	-	-	-	-
Financial sector	613	-	-	-	-	-	-
Non-financial private sector and foreign residents	217,031,999	-	-	-	-	-	-
Checking accounts	61,053,566	-	-	-	-	-	-
Savings accounts	96,201,418	-	-	-	-	-	-
Time deposits and term investments	57,671,426	-	-	-	-	-	-
Other	2,105,589	-	-	-	-	-	-
Liabilities at fair value through profit or loss	-	-	597,075	-	597,075	-	-
Derivative instruments	-	-	-	17,330	-	17,330	-
Repurchase transactions	28,471	-	-	-	-	-	-
Other financial institutions	28,471	-	-	-	-	-	-
Other financial liabilities	9,998,970	-	-	-	-	-	-
Loans from the BCRA and other financial institutions	286,916	-	-	-	-	-	-
Negotiable obligations issued	20,332,960	-	-	-	-	-	-
TOTAL FINANCIAL LIABILITIES	319,938,963	-	597,075	17,330	597,075	17,330	-

SCHEDULE Q – CONSOLIDATED BREAKDOWN OF STATEMENT OF INCOME

As of December 31, 2021(Audited)
In thousands of Argentine Pesos, except otherwise indicated

	12/31/2021
	Net financial income/(expense)		OCI
Items	Originally designated or pursuant to item 6.7.1 under IFRS 9	Statutory measurement
Due to financial instruments measured at fair value through profit or loss	15,106,344	(43,285)	-
Income from government securities	14,086,330	-	-
Loss income from other corporate securities	235,657	-	-
Income/(loss) from derivative instruments
Forward transactions	64,940	-	-
Interest rate swaps	-	(43,285)	-
Due to investments in Equity Instruments	719,417	-	-
TOTAL	15,106,344	(43,285)	-

12/31/2021
Interest and adjustments due to application of effective interest rate of financial assets measured at amortized cost	Financial income/(expense)
Interest income
Cash and bank deposits	10
Corporate securities	912,971
Government securities	4,015,796
Loans and other financing arrangements
To the Financial Sector	167,250
Overdraft facilities	126,602
Promissory notes	1,027,812
Mortgage loans	5,118,737
Pledge loans	10,269
Consumer loans	2,006,509
Credit cards	5,337,213
Finance leases	35,902
Other	2,048,652
Repurchase Transactions
BCRA	25,259,349
Other financial institutions	236,043
TOTAL	46,303,115

SCHEDULE Q – CONSOLIDATED BREAKDOWN OF STATEMENT OF INCOME (CONT.)

As of December 31, 2021(Audited)
In thousands of Argentine Pesos, except otherwise indicated

12/31/2021
Interest and adjustments due to application of effective interest rate of financial assets measured at amortized cost	Financial income/(expense)
Interest expense
Deposits
Checking accounts	(15,562,057)
Savings accounts	(15,185)
Time deposits and term investments	(23,544,170)
Loans from the BCRA and other financial institutions	(14,914)
Repurchase Transactions
Other Financial Institutions	(6,004)
Other financial liabilities	(105,906)
Negotiable Obligations issued	(7,025,513)
TOTAL	(46,273,749)
Fee and commission income
Linked to liabilities	1,131,808
Linked to loans	43,830
Linked to securities	160,540
Linked to credit cards	4,971,279
Linked to collection management	240,312
Other	28,165
TOTAL	6,575,934
Fee and commission expense
Linked to foreign trade and exchange transactions	(21,767)
Other	(364,017)
TOTAL	(385,784)

SCHEDULE R – CONSOLIDATED ALLOWANCE FOR EXPECTED CREDIT LOSSES

As of December 31, 2021 (Audited) and December 31, 2020 (Unaudited)
In thousands of Argentine Pesos, except otherwise indicated

			ECL of remaining life of financial asset
Item	Balances at beginning of year	ECL for the next 12 months	Financial instruments with significant increase in credit risk	Credit-impaired financial instruments	Monetary gain (loss) from provisions	Balance as of 12/31/2021
Other financial assets	59,218	748	-	-	(19,986)	39,980
Loans and other financing arrangements
Other financial institutions	24	218	-	-	(8)	234
Non-financial private sector and foreign residents	8,176,544	(263,481)	(104,189)	2,345,795	(2,759,520)	7,395,149
Overdraft facilities	46,535	520	(1,358)	(18,640)	(15,705)	11,352
Promissory notes	28,813	405	(76)	(4,249)	(9,724)	15,169
Mortgage loans	105,478	1,802	92,457	102,622	(35,598)	266,761
Pledge loans	39	36	(26)	-	(13)	36
Consumer loans	814,363	3,458	7,624	131,222	(274,841)	681,826
Credit cards	1,772,129	(313,721)	(202,714)	(206,551)	(598,080)	451,063
Finance leases	72	107	-	(23)	(24)	132
Call loan rate to companies	4,024,187	(11,981)	-	1,787,539	(1,358,132)	4,441,613
Prefinancing of exports	1,143,122	(22)	-	507,050	(385,795)	1,264,355
Other	241,806	55,915	(96)	46,825	(81,608)	262,842
Other debt securities	865,854	1,723,531	17,233	(6,020)	(292,219)	2,308,379
Contingent commitments	295,973	(70,832)	(9,070)	-	(99,889)	116,182
TOTAL ALLOWANCES	9,397,613	1,390,184	(96,026)	2,339,775	(3,171,622)	9,859,924